    As filed with the Securities and Exchange Commission on August 26, 2002

                                                      Registration No. 333-92018

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------
                          AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         BEARTOOTH PLATINUM CORPORATION
                   (formerly IDAHO CONSOLIDATED METALS CORP.)
                 (Name of small business issuer in its charter)

Yukon Territory, Canada                                         1041
(State or jurisdiction of                           (Primary Standard Industrial
incorporation or organization)                       Classification Code Number)

                                   82-0465571
                                (I.R.S. Employer
                             Identification Number)

                         3rd Floor, 10190 - 152A Street
                            Surrey, British Columbia
                         Canada V3R 1J7, (604) 580-5907
          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                   -------------------------------------------
                                  JOHN ANDREWS
                      President and Chief Executive Officer
                         Beartooth Platinum Corporation
                   (formerly Idaho Consolidated Metals Corp.)
                         3rd Floor, 10190 - 152A Street
                            Surrey, British Columbia
                         Canada V3R 1J7, (604) 580-5907
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                          Copies of communications to:

Jonathan C. Guest, Esq.                           Gareth Howells
PERKINS, SMITH & COHEN, LLP                       CAMPION & MACDONALD
One Beacon Street                                 Suite 200 Financial Plaza, 204
Lambert Street
Boston, MA  02108                                 Whitehorse, YT, Canada Y1A 3T2
(617) 854-4000                                    (867) 667-7885

Approximate date of proposed sale of to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                              Proposed Maximum    Proposed Maximum
    Title of Each Class of     Amount to be    Offering Price    Aggregate Offering      Amount of
 Securities to be Registered    Registered        Per Unit            Price (4)      Registration Fee
                                    (1)
======================================================================================================
        Common Shares           27,961,797      C $0.515 (2)         $9,434,794           $868.00
------------------------------------------------------------------------------------------------------
        Common Shares           16,519,931      C $0.648 (3)         $7,013,638           $645.25
------------------------------------------------------------------------------------------------------
            Totals              44,481,728                           $16,591,812        $1,513.25 *
======================================================================================================

*       Previously submitted.

(1)     Total represents up to 27,961,797 already issued common shares of the
        Registrant to be offered by selling security holders of the Registrant,
        9,718,502 shares which may be issued to the selling security holders of the Registrant under existing stock option and stock warrant agreements and 6,801,429 shares which may be issued to a certain selling security holder of the Registrant upon the conversion of an outstanding debenture including the related stock purchase warrants. In the event of a stock split, stock dividend or similar transaction involving the Common Stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low prices as reported by the TSX
        Venture Exchange on July 2, 2002.

(3)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, on the basis of the actual prices at which the options and warrants may be exercised.

(4)     The US $ amounts are based on the exchange rate of US $1.00 to C$1.5263, the noon buying rate as reported by the Federal Reserve Bank of New York on July 2, 2002 for all transfers in foreign currencies as certified for customs purposes.
--------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933,as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS
NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR
SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 26, 2002

                         BEARTOOTH PLATINUM CORPORATION
                   (formerly IDAHO CONSOLIDATED METALS CORP.)

                 44,481,728 Shares of Common Stock, no par value

        This Prospectus covers the resale from time to time, by the selling security holders identified in this prospectus, of up to 44,481,728 of our common shares. The shares were issued by us in private placement transactions or represent shares which may be issued to our selling security holders upon the exercise of stock options and warrants and upon the conversion of convertible securities. The selling security holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the selling security holders.

        Our shares are listed and quoted in the United States on the Pink Sheets under the trading symbol BTPUF since July 24, 2002 (formerly IOCMF). Our shares are listed and quoted in Canada on the TSX Venture Exchange under the trading symbol BTP since July 24, 2002 (formerly IDO). See Market for Our Common Shares beginning at page 7.

        INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER
BEFORE BUYING OUR COMMON SHARES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
                  THE DATE OF THIS PROSPECTUS IS ____________________, 2002

                                     - i -

    We are a mineral exploration company without operating history

    We have incurred net losses to date and depend upon outside capital

    We may not discover ore in commercial quantities

    There may not be a ready market for the sale of platinum and palladium.

    Mining is dangerous and we could face claims for personal injury or property damage.

    Our potential profitability is subject in part to matters over which we have no control.

    We may face substantial costs for compliance with existing and future legislation, government controls and environmental controls.

    Our properties may be subject to title disputes.

    If we do not comply with applicable regulatory requirements, we may lose rights to unpatented mining claims.

    We depend on key technical personnel and may unable to hire or retain such personnel or general labor.

    We have no significant assets except our mining claims.

    We may not remain in business without obtaining additional financing.

    U.S. Investors may face potential tax risks due to our status as a Canadian
       Corporation.

    We are incorporated in a foreign country, which may affect the enforceability of civil liabilities.

                                     - ii -

                                    GLOSSARY

Adit                    An opening driven horizontally into the side of a
                        mountain or hill for providing access to a mineral
                        deposit.

Alteration              Any physical or chemical change in a rock or mineral
                        subsequent to its formation. Milder and more localized
                        than metamorphism.

Anomalous enrichment
or mineralization       Minerals or elements in soils or rocks in greater
                        concentration than is normally encountered in those
                        specific rock types.

Assay                   A chemical test performed on a sample of ores or
                        minerals to determine the amount of valuable metals
                        contained.

Base                    Metal Any non-precious metal (e.g. copper, lead, zinc,
                        nickel, etc.).

Breccia                 A rock in which angular fragments are surrounded by a
                        mass of fine-grained minerals.

Conduits                Zones that are more permeable than the surrounding rock
                        and allow the flow of water or solutions.

Country                 rocks Non-mineralized rock adjacent to rocks containing
                        mineralization.

Cretaceous-Tertiary
granitic                rocks Rocks of granitic composition that are Cretaceous
                        or Tertiary in age.

Development             Work carried out for the purpose of opening up a mineral
                        deposit and making the extraction of ore possible.

Dip                     The angle at which a vein, structure or rock bed is
                        inclined from the horizontal as measured at right angles
                        to the strike.

Disseminated            Ore Ore carrying small particles of valuable minerals
                        spread more or less uniformly through the host rock.

Drill-Indicated
Reserves                The size and quality of a potential ore-body as
                        suggested by widely spaced drill holes; more work is
                        required before reserves can be classified as probable
                        or proven.

Dykes                   A tabular body of igneous rock that cuts across the
                        structure of adjacent rocks or cuts massive rocks.

Exploration             Work involved in searching for ore, usually by drilling
                        or driving a drift.

Ferromagnesian          Containing iron and magnesium.

                             - iii -

Gneisses                A coarse-grained rock in which bands rich in granular
                        materials alternate with bands in which schistose
                        minerals predominate.

Grade                   The average assay of a ton of ore, reflecting metal
                        content.

Hematite                An oxide mineral rich in iron.

Host Rock               The rock surrounding an ore deposit.

Intrusive               A body of igneous rock formed by the consolidation of
                        magma intruded into other rocks, in contrast to lava,
                        which is extruded upon the surface.

Igneous                 Formed by solidification from a molten or partially
                        molten state.

Lens                    Generally used to describe a body of ore that is thick
                        in the middle and tapers towards the ends.

Limontitic              A group of brown amorphous naturally occurring hydrous
                        iron rich oxides.

Lode                    A mineral deposit in solid rock.

Mafic rocks             Rocks rich in Iron or magnesium silicates.

Metamorphic rocks       Rocks, which have undergone a change in texture or
                        composition as the result of heat and/or pressure.

Mill                    A processing plant that produces a concentrate of the
                        valuable minerals or metals contained in an ore. The
                        concentrate must then be treated in some other type of
                        plant, such as a smelter, to affect recovery of the pure
                        metal.

Mineable                Reserves Ore reserves that are known to be extractable
                        using a given mining plan.

Mineral                 A naturally occurring homogeneous substance having
                        definite physical properties and chemical composition
                        and, if formed under favourable conditions, a definite
                        crystal form.

Mineralized Material
or Deposit              A mineralized body which has been delineated by
                        appropriate drilling and/or underground sampling to
                        support a sufficient tonnage and average grade of
                        metal(s). Under SEC standards, such a deposit does not
                        qualify as a reserve until a comprehensive evaluation,
                        based upon unit cost, grade, recoveries, and other
                        factors, conclude economic feasibility.

Net Profit Interest     A portion of the profit remaining after all charges,
                        including taxes and bookkeeping charges (such as
                        depreciation) have been deducted.

Net Smelter Return      A share of the net revenues generated from the sale of
                        metal produced by a mine.

                                     - iv -

Ore                     Material that can be mined and processed at a profit.

Ore Reserves            The calculated tonnage and grade of mineralization which
                        can be extracted profitably; classified as possible,
                        probable and proven according to the level of confidence
                        that can be placed in the data.

Participating Interest  An interest in a mine, which entitles the holder to a certain percentage of profits in return for putting up
                        an equal percentage of the capital cost of the project.

Patent                  The ultimate stage of holding a mineral claim in the
                        United States, after which no more assessment work or
                        claim rental fees are necessary because all mineral
                        rights have been earned.

Patented Mining Claim   A parcel of land originally located on federal lands as
                        an unpatented mining claim under the General Mining Law,
                        the title of which has been conveyed from the federal
                        government to a private party pursuant to the patenting
                        requirements of the General Mining Law.

Porphyry                Any igneous rock in which relatively large crystals,
                        called phenocrysts, are set in a fine-grained
                        groundmass.

Precambrian             The oldest, most stable regions of the Earth's crust,
                        the largest of which is the Canadian Shield.

Prospect                A mining property, the value of which has not been
                        determined by exploration.

Proven and Probable
MineralReserves         Reserves that reflect estimates of the quantities and
                        grades of mineralized material at a mine, which the
                        Company believes could be recovered and sold at prices
                        in excess of the cost of production. The estimates are
                        based largely on current costs and on projected prices
                        and demand for such mineralized material. Changes in
                        reserves represent general indicators of the results of
                        efforts to develop additional reserves as existing
                        reserves are depleted through production. Grades of ore
                        fed to process may be different from stated reserve
                        grades because of variation in grades in areas mined
                        from time to time, mining dilution and other factors.
                        Reserves should not be interpreted as assurances of mine
                        life or of the profitability of current or future
                        operations.

Probable Reserves       Resources for which tonnage and grade and/or quality are
                        computed primarily from information similar to that used
                        for proven reserves, but the sites for inspection,
                        sampling and measurement are farther apart or are
                        otherwise less adequately spaced. The degree of
                        assurance, although lower than that for proven reserves,
                        is high enough to assume continuity between points of
                        observation.

Proven Reserves         Resources for which tonnage is computed from dimensions
                        revealed in outcrops, trenches, workings or drill holes
                        and for which the grade and/or quality are computed from
                        the results of detailed sampling. The sites for
                        inspection, sampling and measurement are spaced so
                        closely and the geologic character is so well defined
                        that size, shape, depth and mineral content of reserves
                        are well established. The computed tonnage and grade are
                        judged to be accurate, within limits, which are stated.

                                      - v -

Reclamation             The restoration of a site after mining or exploration
                        activity is completed.

Reserves                That part of a mineral deposit, which could be
                        economically and legally extracted or produced at the
                        time of the reserve determination. Reserves are
                        customarily stated in terms of quantities of "Ore" when
                        dealing with metalliferous minerals.

Resources               The calculated amount of material in a mineral deposit,
                        based on limited drill information.

Royalty                 An amount of money paid at regular intervals by the
                        lessee or operator of an exploration or mining property
                        to the owner of the ground. Generally based on a certain
                        amount per ton or a percentage of the total production
                        or profits. Also, the fee paid for the right to use a
                        patented process.

Sample                  A small portion of rock or a mineral deposit, taken so
                        that the metal content can be determined by assaying.

Schists                 A medium or coarse-grained metamorphic rock with
                        subparallel orientation of the micaceous minerals, which
                        dominate its composition.

Sericite                A fine-grained variety of mica occurring in small
                        scales, especially in schists.

Shear or Shearing       The deformation of rocks by lateral movement along
                        innumerable parallel planes, generally resulting from
                        pressure and producing such metamorphic structures as
                        cleavage and schistosity.

Siliceous               Containing abundant quartz or silica.

Silicate                A compound whose crystal structure contains Si-O
                        tetrahedral either isolated or joined together through
                        one or more of the oxygen atoms.

Sills                   An intrusive body of approximately uniform thickness and
                        relatively thin compared to its lateral extent, which
                        has been emplaced parallel to the bedding or schistosity
                        of intruded rocks.

Stratigraphy            The description of bedded rock sequences; used loosely,
                        the sequence of bedded rocks in a particular area.

Strike                  The direction, or bearing from true north, of a vein or
                        rock formation measured on a horizontal surface.

Sulphide                A compound of sulfur and some other element.

Trend                   The direction, in the horizontal plane, of a linear
                        geological feature (for example, an ore zone), measured
                        from true north.

                                     - vi -

Ultramafic rocks        Igneous rocks containing less than 45% silica and
                        composed of ferromagnesian silicates, metallic oxides
                        and sulphides.

Unpatented Mining
Claim                   A parcel of property located on federal lands pursuant
                        to the General Mining Law and the requirements of the
                        state in which the unpatented claim is located, the
                        paramount title of which remains with the federal
                        government. The holder of a valid, unpatented
                        lode-mining claim is granted certain rights including
                        the right to explore and mine such claim under the
                        General Mining Law.

Vein                    A mineralized zone having a more or less regular
                        development in length, width and depth, which clearly
                        separates it from neighbouring rock.

Waste                   Barren rock in a mine, or mineralized material that is
                        too low in grade to be mined and milled at a profit.

                                     - vii -

                               PROSPECTUS SUMMARY

About This Prospectus

        This prospectus is part of a registration statement we filed with the
U.S. Securities and Exchange Commission. You should rely only on the information provided in this prospectus. Neither we, nor the selling security holders listed in this prospectus, have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares.
Applicable SEC rules may require us to update this prospectus in the future.
This preliminary prospectus is subject to completion prior to this offering.

        The information found on our Website at www.montanaplatinum.com is not part of this Prospectus.

About Beartooth Platinum Corporation (formerly Idaho Consolidated Metals Corp.)

        We are a mineral exploration company and are primarily engaged in the acquisition, and exploration of precious metals properties. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit or reserve exists in any of our properties until further geological work is done and a final evaluation based upon the results obtained conclude economic and legal feasibility. The principal precious metals targeted by us are platinum group metals. From 1988 to 1996, we purchased, staked and leased gold claims in Idaho. Beginning in 1998, we shifted our focus to claim acquisitions and exploration for platinum group metals on the Stillwater Complex located in the Park, Sweetgrass and Stillwater Counties, Montana, by staking unpatented claims, and by obtaining leasehold interests in and/or options to purchase, explore and develop certain patented and unpatented claims located therein.

        Subsequent to December 31, 2001 we sold all of our gold properties, subject to regulatory approval currently being sought by the acquirer. We are actively exploring our platinum group claims in Park County, Sweetgrass County and Stillwater County, Montana. Accordingly, our current principal business does not include further acquisition or exploration of our gold claims. (See Gold
Properties Description below).

        At the end of 2001, we had no proven or probable reserves in any of our claims. However, the area consisting of our Montana claims indicate anomalous enrichment in the platinum group elements and we will conduct drilling, sampling, trenching, assaying, geological and geophysical programs during the year 2002. We will follow-up on results obtained during the 2001 exploration program during the 2002 exploration field season.

        Our basic strategy will be to concentrate our efforts on the claims, which are wholly-owned by us and specifically on areas identified in the 2001 exploration program. Based on the 2001 results, we have prioritized our targets and our 2002 and subsequent programs will concentrate on the higher priority areas. We will seek through option, joint venture or other forms of exploration agreements with third parties the lower priority areas in order to allow us to concentrate our funds on the higher priority targets. Lower priority claims, which cannot be optioned-out or joint-ventured may be dropped.

                                     - 1 -

        We face many risks and difficulties in the course of achieving our strategy including the access to sufficient capital to complete our future exploration plans and to fund general and administrative costs. We also have not generated any revenues from operations to date and do not expect any revenues in the foreseeable future.

        Our December 31, 2001 financial statements contain in Note 1 the following description related to our ability to continue as a going concern:
"These consolidated financial statements have been prepared assuming the Company will continue as a going concern and be able to realize assets and liquidate liabilities in the normal course of business. Since its inception, the Company has incurred significant losses during the exploration stage and at December 31,
2001 has a net working capital deficiency of approximately $624,000. These factors, along with the uncertainties regarding the Company's ability to obtain necessary financing to develop its properties and to successfully develop economic ore reserves on these properties and realize profitable production levels or proceeds from their disposition, raise substantial doubt about the
Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management of the Company continues to seek additional sources of financing to fund its ongoing capital needs and mitigate its working capital deficiency. The Company is presently considering additional funding sources including the sale of its common stock. Additionally, the Company is seeking additional joint venture partners to assist in the exploration and development of certain of its other properties. There can be no assurance that the Company will be successful in obtaining additional funds or in locating suitable joint venture partners to assist in the exploration and development of its mineral properties."

        Further our auditors in their opinion dated February 22, 2002 added the following comments for U.S. Readers on Canada - U.S. Reporting Conflict: "In the
United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the shareholders dated February 22, 2002 (except for note 11, which is at March 7, 2002) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors'
report when these are adequately disclosed in the financial statements."

        For a further discussion of the risks associated with our business, please see "Risk Factors" below.

        Our selling shareholders received their shares through various private placements, a short form prospectus filed under Canadian securities regulations, a debt settlement, the conversion of convertible debt and related warrants, the exercise of share purchase warrants and the exercise of share purchase options.

        All funds are reported in U.S. dollars unless otherwise specified.
Canadian funds are designated by "C$".

Corporate Information

        We were incorporated by registration of our memorandum and articles under the laws of the Province of British Columbia on September 15, 1988 under the name "Consolidated Idaho Platinum Resources Inc.". Subsequently we changed our name from "Consolidated Idaho Platinum Resources Inc." to "Idaho
Consolidated Metals Corp." effective as of June 30, 1989. On August 17, 2001, we were continued to the Yukon Territory under the Yukon Business Corporations Act.
On July 24, 2002, we changed our name to Beartooth Platinum Corporation. Our head and principal office is located at 3rd Floor, 10190 - 152A Street, Surrey
B.C., Canada V3R 1J7 and its exploration office is located at 102 - Two Willow
Lane, Red Lodge, MT 59068, USA.
                                     - 2 -

        We have a wholly owned subsidiary, Idaho Consolidated Metals
International, Ltd., incorporated under the laws of the British Virgin Islands on July 17, 1996. Its registered and records office is located at Craigmuir
Chambers, P.O. Box 71 Road Town, Tortola, British Virgin Islands and its
business address is located at Suite 225 - 4299 Canada Way, Burnaby, B.C.,
Canada V5G 1H3. Idaho Consolidated Metals International, Ltd. has never operated any business.
                                  THE OFFERING

Common shares offered by us:                         None

Common stock offered by the selling security         44,481,728
  holders:

Common shares currently outstanding (as of June      44,021,930
  30, 2002):

Common shares currently outstanding, on a fully      60,994,361(1)
diluted basis (as of June 30, 2002)

Use of Proceeds:                                     We will not receive any
                                                     proceeds from the
                                                     sale of shares by the
                                                     selling security holders.

(1)     Includes 5,857,458 shares, which may be issued to the holders on exercise of options outstanding at June 30, 2002. Includes 4,313,544 shares, which may be issued to the holders on exercise of share purchase warrants outstanding at June 30, 2002. Includes 4,534,286 shares, which may be issued to the holder on conversion of a convertible debenture.
        Includes 2,267,143 shares, which may be issued on exercise of warrants related to the convertible debenture. Does not include 2,376,928 shares, which have been reserved for issuance upon the issuance of options not yet granted under our stock option plan.

        The proceeds from the initial sales of common shares to the selling shareholders have been used to fund the exploration activities on the Montana claims, the holding costs of the gold claims and our general and administrative costs to date. The remaining proceeds from our early 2002 private placements and the proceeds of the convertible debenture will be used to fund the balance of exploration and general and administrative costs for the remainder of 2002.

                                  RISK FACTORS

        An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common shares. The risks described below are not the only ones facing us. Additional risks not presently known to us, or which we currently consider immaterial may also adversely affect our business. We have attempted to identify the major factors under the heading "Risk Factors" that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all of those factors. If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected.
                                     - 3 -

We are a mineral exploration company without operating history.

        We are in the business of exploring natural resource properties: a highly speculative endeavor. Only persons who can afford the total loss of their investment should make an investment in our securities. We have not had revenues from operations to date nor the provision of return on investment and there is no assurance that we will produce revenue, operate profitably or provide a return on investment in the future. All of our properties are in the exploration-stage without a known body of ore. There is no guarantee that ore will be found or that if it is found that it will be found in commercially mineable quantities. Few properties, which are explored, are ultimately developed into producing mines.

We have incurred net losses to date and depend upon outside capital.

        Our financial statements are prepared using Canadian generally accepted accounting principles ("GAAP") and so much of the disclosures and discussion herein is based upon these accounting principles. Our December 31, 2001 financial statements contain a reconciliation of the significant differences between Canadian GAAP and U.S. GAAP at Note 12.

        As at December 31, 2001, under U.S. GAAP our accumulated deficit was
$15,744,699 (Canadian GAAP $12,808,244) and we had a working capital deficiency of approximately $624,000. At June 30, 2002 our accumulated deficit was
$16,729,111 (Canadian GAAP $13,745,143) and we had working capital of approximately $316,000.

        We believe that we will require $1,000,000 for the 2002 exploration season and approximately a cumulative $5,000,000 for the 2003 to 2005 exploration seasons to gain a sufficient level of understanding of our current exploration targets. These estimates are based upon obtaining positive results, which indicate that additional work is warranted. Subsequent to December 31,
2001 we raised approximately $866,500 in two private placements of our securities and entered into a convertible debenture agreement for an additional
$1,000,000 to be drawn upon as funds are required for the 2002 exploration program. Accordingly, we have sufficient funds available to complete our current exploration plans for the 2002 season but will require additional funds for the
2003 through 2005 seasons. Our Montana property is very large and to adequately explore the entire area is beyond our capability. Our plan is to concentrate on the targets, which our aerial geophysics has identified and to look for other parties to explore the other areas of the property through option agreements, joint ventures or other exploration agreements. Claims, which cannot be optioned-out or joint-ventured to other parties or claims, which are less prospective may be dropped to reduce future holding costs.

        Additional funds will have to be raised in order to finance further exploration of our properties. We may be unable to raise this additional financing other than through the sale of additional equity capital. If additional financing is raised through the sale of equity capital, investors may suffer a further dilution of their investment. The only alternative for the financing of further exploration would be the offering by us of an interest in the properties to be earned by another party or parties carrying out further exploration thereof. This could result in a substantial dilution of our interest in such property. There are no assurances that such sources of financing will be available or, if available, that the terms thereof will be acceptable to us.

We may not discover ore in commercial quantities.

        Exploration for minerals is a speculative venture necessarily involving substantial risk. There is no certainty that the expenditures to be made by us in the exploration of the interests described herein will result in discoveries of commercial quantities of ore. We currently have no reserves on our properties.
                                     - 4 -

        Our claims in Montana were acquired mainly through a staking program.
Most of these claims were previously owned by the Stillwater Mining Company, a company in platinum and palladium production. In October of 1993, Stillwater
Mining Company elected not to pay the claim rental fees for certain of its staked claims and abandoned in excess of 1,346 claims. As a result, those claims for which Stillwater Mining Company elected not to pay the required claim rental fee were adjudicated by the BLM as relinquished.

There may not be a ready market for the sale of platinum and palladium.

        There is no assurance that even if commercial quantities of ore are discovered, a ready market will exist for its sale. Factors beyond our control may affect the marketability of any platinum and palladium discovered.

        In the event that the Company's exploration program is successful, the profitability of any future operations, which may be brought into production on claims owned or under the control of the Company, could be significantly affected by changes in the market prices of platinum group metals (PGM). Prices fluctuate widely and are influenced by numerous factors beyond the Company's control, including such factors as expectations for inflation, currency exchange fluctuations, particularly between the South African Rand and the US Dollar, global and regional demand for PGM, consumption patterns, speculative activities, international economic trends, political and economic conditions, and production quantities and costs in the other PGM producing countries, including the Republic of South Africa and Russia. Since some of the world supply of platinum and palladium is a by-product of the mining of nickel and copper, a portion of the worldwide production of platinum and palladium is unrelated to the demand for such metals. Accordingly, ordinary market balancing mechanisms may be less effective.

        Approximately 50 percent of current world platinum demand is for industrial and manufacturing processes, more than one-half of which is used by the global auto industry in the manufacture of catalytic converters for emission control on automobiles. Autocatalyst demand is dependent upon growth in new vehicle sales in countries where legislation requires specific exhaust emission standards; new vehicle sales are in turn dependent upon general economic conditions. In addition to the United States, legislation requiring emission control on automobiles has been enacted in many countries including Japan and
Europe and emission standards have become more stringent and comprehensive over time. If a substitute material, which is more cost effective than PGM, can be developed, tested and accepted by the regulatory authorities, the automobile industry and the public then the demand for platinum could be significantly and negatively impacted.

        Approximately 50 percent of current world platinum demand is for the production of jewelry, such as gem settings for rings and for investment /
collector coins. Historically, jewelry demand has been most significant in Japan and China and, since 1998, in North America. A change in the attitude of consumers in any of these markets could negatively impact the demand for and the price of platinum.

        Palladium, like platinum, has numerous industrial applications. In 2000, approximately 60 percent of palladium consumption was in autocatalysts.
Approximately 25 percent of consumption was in the electronics industry. Dental, chemical and jewelry consumption are also significant.

        To some extent, platinum and palladium can be substituted for one another in the autocatalysis application. The ability to substitute one metal for the other should serve to keep the price of the two metals in equilibrium over the medium term. However, if a substitute material, which is more cost effective than PGM, can be developed, tested and accepted by the regulatory authorities, the automobile industry and the public then the demand for palladium could be significantly and negatively impacted.

                                     - 5 -

        In the electronics sector, the consumption of palladium particularly as the conductive element in multi-layer ceramic capacitors peaked at about 2.6 million ounces in 1997. In 2000, consumption of palladium in the electronics sector amounted to about 25 percent of demand. The intensity of use of palladium in this sector has declined significantly during the last five years. However, the number of capacitors required to support the expanding demand in electronic applications has sustained the demand in the range 2 to 2.2 million ounces in the years 1998 thru 2000. In low-end electronic applications, such as children's toys, palladium is being substituted by base metals, copper and nickel. However, in high-end applications, where reliability is a concern such as in automobile and personal comupters, palladium is the metal of choice. If a substitute material which is more cost effective than PGM can be developed, tested and accepted by the electronics industry particularly for high-end applications, then the demand for palladium could be significantly and negatively impacted.

        The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Mining is dangerous and we could face claims for personal injury or property damage.

        Mining activities involve significant physical and environmental risk.
There are continuous hazards to mine workers arising from poor ventilation, slides, cave-ins, the operation of heavy equipment below ground, and the use of explosives and toxic chemicals in mining, processing and refining operations. We are required to contribute to state industrial insurance and workman's compensation plans.Our general liability insurance against claims for personal injury or property damage is limited to $5,000,000(US) per person and
$5,000,000(US) per occurrence. We could be held liable for personal injury or property damage claims substantially in excess of our coverage.

        We could also face claims by individuals and government agencies arising from our use and potential discharge of toxic chemicals. We do not have environmental liability insurance now, and we may not be able to obtain such insurance in the future at a reasonable cost. Insurance companies have, in some cases, successfully asserted that harm caused by the intentional use of toxic substances is not covered by their policies regardless of the precautions that were taken by the insured. If we incur liability for environmental harm while uninsured, the resulting cost could seriously weaken our financial condition.

Our potential profitability is subject in part to matters over which we have no control.

        Potential profitability of mining ventures and mineral properties depends upon factors beyond our control. For instance, world prices of, and markets for, platinum and palladium are unpredictable, highly volatile, potentially subject to government fixing, pegging and controls, and respond to changes in domestic, international, political, social and economic environments.
Since January 2001, the world price for platinum, as published by Kitco.com, has ranged from a low of approximately $400 per ounce to a high of approximately
$650 and has recently been in the $520 to $560 per ounce range. Over the same period, the world price for palladium, as published by Kitco.com, has ranged from a low of approximately $300 per ounce to a high of approximately $1,100 and has recently been in the $320 to $340 per ounce range. Our future profitability, should economic reserves of platinum and palladium be discovered, will be directly linked to the volatile world prices of platinum and palladium.

        Additionally, in the current period of world-wide economic uncertainty, the availability and costs of funds for explorationand other costs have become increasingly difficult, if not impossible, to project. These changes and events could materially affect our financial condition.

                                     - 6 -

We may face substantial costs for compliance with existing and future legislation, government controls and environmental controls.

        Our business is subject to extensive federal, state and local governmental controls and regulations, including regulation of mining and exploration operations, discharge of materials into the environment, disturbance of land, reclamation of disturbed lands, threatened or endangered species and other environmental matters. Compliance with existing and future laws and regulations may require additional control measures and expenditures which cannot be estimated at this time.

        We must seek governmental permits for exploration activities at our properties. Obtaining the necessary govemmental permits is a complex and time-consuming process involving numerous federal, state and local agencies. The duration and success of the permitting efforts are contingent upon many variables not within our control. All our future exploration and development projects require or will require a variety of permits. The failure to obtain certain permits could have a material adverse effect on our business, operations and prospects. Presently, we have our drill sites for the 2002 season fully permitted. However, we will require additional drill sites to be permitted as we continue to explore our current targets over the 2003 to 2005 seasons or for new drill sites should the results of the current drilling program so dictate.

        Compliance requirements for any mines and mills may require substantial additional control measures that could materially affect proposed permitting and construction schedules for such facilities. Under certain circumstances, facility construction may be delayed pending regulatory approval. The cost of complying with existing and future laws and regulations may render existing and any future properties unprofitable and could adversely affect the level of our ore resources, if any.

        Our business is subject to extensive environmental regulations including
Environmental Protection Laws, Clean Air Act, Clean Water Act, Endangered
Species Act, National Environmental Policy Act and State Environmental
Protection Laws. In the context of environmental protection permitting, including the approval of reclamation plans, we must comply with the known standards and existing laws and regulations which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the regulations implemented by the permitting authority.
Compliance with existing and future laws and regulations may require additional control measures and expenditures which cannot be estimated at this time. The cost of complying with existing and future laws and regulations may render existing and any future properties unprofitable and could adversely affect the level of our ore resources, if any.

        A more detailed discussion of the environmental regulations, which affect our business can be found in "Compliance Costs and Effects of
Environmental and other Laws".

Our properties may be subject to title disputes.

        We have not performed formal title searches on all the claims, which we hold and we do not perform formal title searches on an ongoing basis. Our properties may be subject to prior unregistered agreements or transfers of native land claims, and title may be affected by undetected defects. In addition, certain of our boundaries have not been surveyed and, therefore, their precise location and area may be in doubt. Should a title dispute arise and should our title not stand we could lose the related claim or claims, which could have a material adverse effect on our business, operations and prospects.

                                     - 7 -

If we do not comply with applicable regulatory requirements, we may lose rights to unpatented mining claims.

        In order to establish rights to mining claims in the United States, certain criteria must be met, including the erection of a monument, and the posting of a location notice marking the boundaries of the "unpatented" mining claim, together with filing a Notice of location within the county in which the unpatented claim is located. If the statutes and regulations for the location of an unpatented mining claim are complied with, the claimant obtains a valid possessory right to the contained minerals. To preserve an otherwise valid unpatented mining claim, a claimant also must make certain additional filings with the county and the US Bureau of Land Management and annually pay a fee required by the US regulatory authorities. Failure to pay the fee or make the required filings may render the unpatented mining claim void or voidable.
Because unpatented mining claims are self-initiated and self-maintained, they possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims from public real property records, and therefore it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of an unpatented mining claim.

We depend on key technical personnel and may unable to hire or retain such personnel or general labor.

        For us to succeed, we may be required to hire and retain additional geologists and mining engineers. In any case, if we develop our claims we must hire supervisors, heavy-equipment operators, experienced hard-rock miners and general laborers. We will compete for these personnel in Montana with other mining and exploration companies in addition to other heavy equipment users. In periods of high employment in the mining industry we may be unable to attract and retain sufficient competent employees to fulfill our business plans efficiently and meet our budgets. Failure to retain such key employees or consultants or to attract and retain additional key employees or consultants with the necessary skills could have a materially adverse impact upon our growth and profitability. As of the date hereof, key person life insurance has not been established for any director or officer.

We have no significant assets except our mining claims.

        Our assets are comprised of our mining claims and modest amounts of cash. Our claims have no value apart from the economically recoverable metals, if any, they contain. We do not have the financial or technical resources to acquire other assets or engage in other businesses if our claims prove to be unproductive. Should our claims not contain any economically recoverable metals, then we may not be able to continue as a going concern. See also Note 1 to our consolidated financial statements for the year ended December 31, 2001 where the going concern issue is further addressed.

We may not remain in business without obtaining additional financing.

        Our December 31, 2001 financial statements contain in Note 1 the following description related to our ability to continue as a going concern:
"These consolidated financial statements have been prepared assuming the Company will continue as a going concern and be able to realize assets and liquidate liabilities in the normal course of business. Since its inception, the Company has incurred significant losses during the exploration stage and at December 31,
2001 has a net working capital deficiency of approximately $624,000. These factors, along with the uncertainties regarding the Company's ability to obtain necessary financing to develop its properties and to successfully develop economic ore reserves on these properties and realize profitable production levels or proceeds from their disposition, raise substantial doubt about the
Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management of the Company continues to seek additional sources of financing to fund its ongoing capital needs and mitigate its working capital deficiency. The Company is presently considering additional funding sources including the sale of its common stock. Additionally, the Company is seeking additional joint venture partners to assist in the exploration and development of certain of its other properties. There can be no assurance that the Company will be successful in obtaining additional funds or in locating suitable joint venture partners to assist in the exploration and development of its mineral properties."
                                     - 8 -

        Further our auditors in their opinion dated February 22, 2002 added the following comments for U.S. Readers on Canada - U.S. Reporting Conflict: "In the
United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the shareholders dated February 22, 2002 (except for note 11, which is at March 7, 2002) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors'
report when these are adequately disclosed in the financial statements."

        Should we not remain a going concern then the effect could have a material adverse effect on our business, operations and prospects.

U.S. investors may face potential tax risks due to our status as a Canadian
Corporation.

        U.S. Holders of shares of the Registrant should note that the Registrant believes that it is a Passive Foreign Investment Corporation ("PFIC") as that term is defined for U.S. income tax purposes. As a result, a U.S. Holder may be subject to adverse income tax consequences resulting form their investment in the Registrant and should obtain competent U.S. tax advice concerning the impact of the PFIC rules on their investment in the Registrant.

A more detailed discussion of the potential tax risks, which our U.S. investors may face can be found in "Additional Information - Taxation".

We are incorporated in a foreign country, which may affect the enforceability of civil liabilities.

        We are incorporated under the laws of a foreign country, some of our officers and directors are residents of a foreign country and a substantial portion of our assets and such persons' assets are located outside the United
States. As a result, it may be difficult for holders of our common shares, with respect us or any of our non-U.S. resident executive officers, directors, or experts we have named in this registration statement to (i) effect service of process within the United States; (ii) enforce judgments obtained in the U.S.
courts based on the civil liability provisions of the U.S. federal securities laws; (iii) enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in a Canadian court; and (iv)
bring an original action in a Canadian court to enforce liabilities based on the
U.S. federal securities laws.
                                     - 9 -

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking" statements that involve risks and uncertainties. Forward-looking statements include statements about our expectations concerning future exploration activities, statements about future business plans and strategies, and most other statements that are not historical in nature. Because forward-looking statements involve risks and uncertainties, there are factors, including those discussed in the section of this prospectus titled "Risk Factors", that could cause actual results to be materially different from any future results, performance or achievements expressed or implied. Accordingly, readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the resale of the shares covered by this prospectus. The proceeds from the initial sales of common shares to the selling shareholders have been used to fund the exploration activities on the Montana claims, the holding costs of the gold claims and our general and administrative costs to date.

                          MARKET FOR OUR COMMON SHARES

        Our shares are listed and quoted in the United States by the Pink Sheets under the trading symbol BTPUF since July 24, 2002 (formerly IOCMF). Our shares are traded on the TSX Venture Exchange under the trading symbol BTP since July
24, 2002 (formerly "IDO").

        For the period from January 1, 2000 through June 30, 2002 the high and low sales prices (in U.S. dollars) for the shares for each quarter, as reported by the Pink Sheets, were:

2002                              High                            Low
First Quarter                     $0.42                           $0.23
Second Quarter                    $0.47                           $0.28

2001                              High                            Low
First Quarter                     $1.12                           $0.57
Second Quarter                    $1.14                           $0.64
Third Quarter                     $0.88                           $0.19
Fourth Quarter                    $0.29                           $0.20

2000                              High                            Low
First Quarter                     $1.79                           $0.28
Second Quarter                    $1.07                           $0.61
Third Quarter                     $0.99                           $0.50
Fourth Quarter                    $0.56                           $0.28

                                     - 10 -

        For the period from January 1, 2000 through June 30, 2002 the high and low sales prices (in Canadian dollars) for the shares for each quarter, as reported by the TSX Venture Exchange and its predecessors, the CDNX and the
Vancouver Stock Exchange, were:

2002                              High                            Low
First Quarter                     C$0.67                          C$0.38
Second Quarter                    C$0.75                          C$0.38

2001                              High                            Low
First Quarter                     C$1.90                          C$0.50
Second Quarter                    C$1.80                          C$0.88
Third Quarter                     C$1.31                          C$0.28
Fourth Quarter                    C$0.60                          C$0.26

2000                              High                            Low
First Quarter                     C$2.55                          C$0.30
Second Quarter                    C$1.60                          C$0.80
Third Quarter                     C$1.49                          C$0.76
Fourth Quarter                    C$0.84                          C$0.45

Holders

        As of December 31, 2001, we had approximately 213 shareholders of record.

Dividends

        We have never paid dividends. We do not expect to have cash flow from which we could pay dividends in the foreseeable future.

                                PLAN OF OPERATION

Liquidity and Capital Resources

        We were incorporated on September 15, 1988 and since that time have raised our capital resources through an Initial Public Offering completed in
Canada on April 12, 1991, the proceeds of a series of private placements, the proceeds of a Short Form Prospectus offering, the proceeds from stock option exercises and the proceeds from the issuance of convertible securities.

        Our financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and the analysis of liquidity and capital resources herein is based upon these statements. Our financial statements contained in this prospectus include a reconciliation of Canadian
GAAP to U.S. GAAP at Note 12 for the December 31, 2001 financial statements, at
Note 6 for the March 31, 2002 interim financial statements and at Note 7 for the
June 30, 2002 interim financial statements.

                                     - 11 -

        We have had negative cash flows from operating activities since inception, and expect that such negative cash flows will continue. For the period ended June 30, 2002 and the years ended December 31, 2001, 2000, and
1999, the negative cash flows from operating activities, on a U.S. GAAP basis, were ($1,035,962), ($1,888,443), ($1,640,629) and ($889,371), respectively. Our negative cash flows from investing activities, on a U.S. GAAP basis, totaled
($13,693), ($305,639), ($537,931) and ($196,423) for the period ended June 30,
2002 and the years ended December 31, 2001, 2000, and 1999, respectively. Our cash flows from financing activities, on the basis of both the Canadian and U.S.
GAAP, totaled $1,201,178, $2,255,494, $2,173,118 and $1,117,337 for the period ended June 30, 2002 and the years ended December 31, 2001, 2000, and 1999, respectively. As of December 31, 2001, we had a working capital deficiency of
$624,250 and as at June 30, 2002 our position had improved such that our working capital was $315,861.

        Subsequent to December 31, 2001, we raised a total of $1,554,625 through
June 30, 2002. Further, as part of the February 2002 private placement, we issued a convertible debenture payable in the amount of $1,000,000. We will draw down the proceeds of this debenture as required over the course of the 2002 exploration season. The debenture is convertible into units of our common stock at the rate of one unit per C$0.35 of debt converted at the option of the holder. Each unit will consist of one common share and one-half of one common share purchase warrant, which allow the holder to acquire an additional common share for two one-half common share purchase warrants and C$0.70 for two years to December 19, 2003. However, we will require additional funding to continue our operations during the next twelve months. We will be dependent on the proceeds of debt and equity financing such as private placements, the issuance of convertible securities, the exercise of stock options and warrants, and optioning or selling our properties or other assets to fund our mineral exploration expenditures and our general and administrative costs. Without such proceeds, we may not continue as a going concern. There can be no assurance that such funding will be available. We do not expect to purchase or sell significant equipment, and we do not expect significant changes in the number of employees over the next twelve months. As at December 31, 2001 we have two full-time and two part-time employees employed in our exploration and administration areas..

        For the ensuing twelve-month period, we anticipate that we will expend approximately $1,000,000 on drilling, exploration programs and claim rental fees related to our Montana claims and approximately $30,000 maintaining our Idaho claims. The reduced maintenance costs for the Idaho claims is based upon the goal of management to locate a new partner for the gold properties in order to allow management to concentrate its efforts and resources on the Montana claims.
Subsequent to December 31, 2001, we entered into an agreement with Canden
Capital Corporation to sell them all of our gold interests in Idaho. The transaction remains subject to TSX Venture Exchange approval.

        At present, our plan for completing exploration of our Montana property is to begin with a four-year staged program. We have divided the property into various areas and have prioritized these targets. In the 2002 exploration season we intend to expend approximately $1,000,000 exploring our highest priority targets. Based on the results of the 2002 programs and dependent upon funding, we intend to expend an additional $5,000,000 over the 2003 to 2005 exploration seasons to further investigate the highest priority targets. We are currently utilizing the results and interpretations of the 2000 exploration season airborne geophysical program and the recently completed ground geophysical program in an effort to locate the most favorable targets for our current systematic surface and drill sampling programs. The approach has identified several geophysical anomalies, which on a priority basis will be the subject of the remainder of the 2002 season exploration program and future programs. This systematic approach will be employed to assist us in determining the location, size and average grade of mineralization within our property.

                                     - 12 -

        We believe that we will require approximately $460,000 for general and administrative expenses for the 2002 fiscal year. The budget includes approximately $265,000 for wages, consulting fees and benefits, $92,000 for professional fees, $42,000 for office costs and rent, $38,000 for corporate travel and board meetings and $24,000 for shareholder information. The amount has decreased from the amount reported for this item in our Annual Report on
Form 10-KSB for the year ended December 31, 2001, as a result of closing administrative offices in Vancouver, British Columbia and Lewiston, Idaho and
decreased professional fees to comply with Canadian and U.S. regulations as a result of more of these tasks being performed with in-house staff. Management will also be employing cost cutting measures on all areas of the general and administrative expenses in an effort to expend as high a proportion of our funds as possible on exploration activities.

        Should we discover economic reserves on our property, our current plans would be to look for a take-over by a larger company experienced in the development of a producing mine or a joint venture or similar agreement to advance the project through the development of a mine.

        We are also investigating the possibility of a listing on the
Alternative Investment Market, operated by the London Stock Exchange, in the coming months and have established a preliminary budget of $300,000 to accomplish this task.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2002, as adjusted for our anticipated proceeds from draws upon the convertible debenture agreement.
                                                          June 30, 2002
                                                    ----------------------------
                                                       Actual       As Adjusted
                                                    ----------------------------
Common voting shares, no par value, 100,000,000
shares authorized and 44,021,930 shares
outstanding actual and 48,556,216 shares
outstanding pro forma as adjusted(1)                $16,259,161     $17,259,161

Deficit accumulated during exploration stage        (13,745,143)    (13,745,143)
                                                    ----------------------------
                                                     $2,514,018      $3,514,018
--------------------------------------------------------------------------------

(1)     As part of the private placement, which closed on February 7, 2002 was the issuance of a convertible debenture in the amount of $1,000,000. The debenture is convertible at the option of the holder. To date, we have not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of our stock at C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring December 19, 2003.
        Using an exchange rate of 0.6301 we expect to issue 4,534,286 shares on conversion of the debenture. We have not adjusted for the potential exercise of the related warrants, as the warrants are not currently in the money.
                                     - 13 -

                             SELECTED FINANCIAL DATA

        The income statement data for the years ended December 31, 1999 through
2001, and balance sheet data at December 31, 1999 through 2001, are derived from our financial statements that have been audited by PricewaterhouseCoopers, LLP, independent accountants, and are qualified by reference to those audited financial statements and related notes to the statements, which are included elsewhere in this prospectus. The audited financial statements for the year ended December 31, 2001 and 2000, included herein, include Note 12, which provides a reconciliation from Canadian to U.S. generally accepted accounting principles.

        The income statement data for the six months ended June 30, 2002, and balance sheet data at June 30, 2002, are derived from unaudited interim consolidated financial statements, which are included elsewhere in this prospectus. The unaudited interim consolidated financial statements include all adjustments, consisting of normal recurring accruals, which our management considers necessary for a fair presentation of the information set forth in those statements. Operating results for the six months ended June 30, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. You should read the data set forth below in conjunction with "Plan of Operation," above, and the financial statements and notes included in this prospectus. Further the data set forth below is based upon U.S. generally accepted accounting principles based upon Note 12 to the
December 31, 2001 consolidated financial statements and Note 7 to the June 30,
2002 interim consolidated financial statements.

                                                                                         Six
                                                 Years Ended                          Months
                                                 31 December                           Ended
                                 ---------------------------------------------       30 June
 Income Statement Data                    2001           2000           1999            2002
--------------------------------------------------------------------------------------------
Revenue                     $         --    $         --    $         --    $         --
Net loss for the period     $ (3,384,044)   $ (2,153,262    $ (1,195,978)   $   (984,412)
Net loss per share
- Basic and diluted         $      (0.09)   $      (0.07)   $      (0.07)   $      (0.02)
Weighted average Shares
- Basic and diluted           36,181,875      29,868,903      16,692,843      43,102,569

                                                 Years Ended
                                              As at 31 December                    As at
                            ------------------------------------------------     30 June
 Balance Sheet Data                       2001           2000           1999        2002
----------------------------------------------------------------------------------------
Total assets                $  1,549,827    $  1,493,234    $  1,236,662    $  1,420,848
Working capital             $   (624,250)   $   (234,490)   $   (610,609)   $    315,861
Long-term debt              $    390,785    $         --    $      3,590    $         --
Shareholders' equity        $    415,610    $  1,220,276    $    741,885    $  1,284,371

                                     - 14 -

                             DESCRIPTION OF BUSINESS

Organization and corporate structure

        We were incorporated in British Columbia, Canada on September 15, 1988.
Our original name was "Consolidated Idaho Platinum Resources Inc." We changed our name to "Idaho Consolidated Metals Corp." as of June 30, 1989. We changed our domicile in Canada from British Columbia to the Yukon as of August 2, 2001.
We changed our name to Beartooth Platinum Corporation on July 24, 2002.

        We have one wholly owned subsidiary, Idaho Consolidated Metals
International, Ltd. It was incorporated in the British Virgin Islands on July
17, 1996. The subsidiary does not operate any business at the date of this
Prospectus.

Map of the Location of our Montana Property

Bozeman
Billings
SWEETGRASS COUNTY
Big Timber
STILLWATER COUNTY
HELENA
MAP AREA
Billings, 28 miles
I-90
McLeod
Columbus
Laurel
I-90
MT-212
Absarokee
Fishtail
Nye
Stillwater Complex
CARBON COUNTY
Roscoe
N
PARK
COUNTY
Red Lodge
5 0 5 10 Miles

Location of the Stillwater Complex

                                     - 15 -

Map of our Montana Claims

Assembly and exploration of our mining claims - 1988 to 2001

        We are a mineral exploration company and are primarily engaged in the acquisition, and exploration of precious metals properties. The principal precious metals targeted by us are platinum group metals and gold. From 1988 to
1996 we purchased, staked and leased gold claims in Idaho. Beginning in 1998, we shifted our focus to claim acquisitions and exploration for platinum group metals on the Stillwater Complex located in the Park, Sweetgrass and Stillwater
Counties, Montana, by staking unpatented claims, and by obtaining leasehold interests in and/or options to purchase, explore and develop certain patented and unpatented claims located therein. (For a discussion of these terms, see
Risk Factor entiltled "If we do not comply with applicable regulatory requirements, we may lose rights to unpatented mining claims.")

                                     - 16 -

        Subsequent to December 31, 2001 we have sold all of our gold properties, subject to regulatory approval currently being sought by the acquirer. We are actively exploring our platinum group claims in Park County, Sweetgrass County and Stillwater County, Montana. Accordingly, our current principal business does not include further acquisitionorexploration of our gold claims. (See Gold
Properties Description below).

        The Stillwater Complex hosts a geological formation known as the J-M
Reef, which is a mineralized horizon containing platinum group metals that have been traced over a strike-length of approximately 28 miles. Accordingly, the J-M
Reef is known to have one of the most significant reserves of platinum group metals outside the countries of South Africa and Russia, and is currently mined by the Stillwater Mining Company, a publicly traded mining company that was listed on the American Stock Exchange and recently began trading on the New York
Stock Exchange under the trade symbol of (SWC). We have no rights to explore or mine the areas of the J-M Reef, which are owned by the Stillwater Mining
Company. However, based on our preliminary geophysics, we believe that portions of the J-M Reef may lie below our claims. Further, no inference should be taken that the adjacent J-M Reef areas, controlled by the Stillwater Mining Company, are in any way indicative of any mineral deposits on our property. In addition to the J-M Reef, the Stillwater Complex contains five stratigraphic layers that appear to host layers or reefs that contain anomalous platinum group metal values.

        The significance of the Stillwater Complex can be found in the diverse use of platinum group metals in industrial applications. Platinum group metals are rare precious metals with unique physical properties. Platinum's largest use is jewellery. However, the fastest growing use for platinum group metals is in the automotive industry for the production of catalytic converters that reduce harmful gases in automobile emissions. Industrial uses for platinum, in addition to catalysts, include the production of data storage disks, glass, paints, nitric acid, anti-cancer drugs, fibre optic cables, fertilizers, unleaded and high-octane gasoline refining and fuel cells. Palladium is the conductive element in multi-layer ceramic capacitors used in personal computers, cellular phones, facsimile machines and other devices, as well as dental applications.

        At the end of 2001, we have no proven or probable reserves in any of our claims. However, the area consisting of our Montana claims indicate anomalous enrichment in the platinum group elements and we will conduct drilling, sampling, trenching, assaying, geological and geophysical programs during the year 2002. We will follow-up on results obtained during the 2001 exploration program and are currently compiling the information and developing the exploration plan for the 2002 exploration field season.

        For a discussion of the risks associated with our business, please see
"Risk Factors", "Description of Properties" and "Plan of Operation".

Our Montana Claims for Platinum, Palladium and Rhodium

        Our platinum group metals claims lie within or around the Stillwater
Complex. The Stillwater Complex is located in the Beartooth Mountains in south central Montana. The Stillwater Complex is situated along the northern edge of the Beartooth Plateau, which rises to elevations of over 10,000 feet. The
Beartooth Plateau is deeply incised by multiple rivers and their tributaries, including the Stillwater River, which is located towards the eastern end of the
Complex and the Boulder River, which is near the western end of the Complex.
Both of these rivers eroded their valley floor, resulting in deep valleys that cut into the gently undulating Beartooth Plateau.

                                     - 17 -

        The Stillwater Complex is a rare geological feature, composed of an assemblage of mafic and ultramafic rocks derived from a single, large, buried magma body emplaced an estimated 2.7 billion years ago. It is believed that as the molten rock cooled individual minerals crystallized sequentially, with the heavier, basic, darker minerals crystallizing first and sinking towards the bottom of the magma chamber and the lighter, more siliceous light-colored minerals crystallizing later to produce bands of norite, gabbro and anorthosite.
These layers formed in a generally horizontal position, but, through the years, a portion of the original horizontal orientation of the Stillwater Complex was moved due to shifts in the earth's crust, and it was tilted, dipping towards the northeast at an angle of between 50 and 90 degrees to the horizontal. This tilting exposed the rock of the Stillwater Complex at the surface as a series of bands, which can be traced across most of the strike length of the Complex.
Erosion has caused the Stillwater Complex to be visible as a lens shaped body of rocks that is approximately 28 miles long in a northwest to southeast direction and up to 5 miles wide in a northeast to southwest direction. The oldest layers exposed are located on the south-end of the Complex and as one moves northerly
(stratigraphically up section) the rock units get progressively younger.

        The anomalous mineralization (platinum, palladium nickel and copper) is hosted in horizons or layers, that are encountered and labeled from south to north as follows: the Basal Series, the A and B Chromites (hosted in the
Ultramafic series), the Stillwater-Rose-Volatile Enrichment Zone (the "VEZ",
located at the contact between the Ultramafic Series and the Lower Member of the
Banded Series), the transverse faults (which cut across the Basal Zone and
Ultramafic Series), the J-M Reef (hosted in the Lower Member of the Banded
Series) and the Picket Pin Zone (located at the contact between the Middle and
Upper Member's of the Banded Series).

        The platinum group metals, which consist primarily of palladium, platinum and a minor amount of rhodium, are known to be richly concentrated in several horizons. However, anomalous platinum group metal mineralization and small amounts of nickel, copper, silver and gold have been observed in most of the other mineralized layers comprising the Stillwater Complex.

        During the late 1960's and early 1970's, the Stillwater Mining Company and its predecessors, had staked claims covering most of the known portions of the Stillwater Complex. In October of 1993, due to new claim rental fee regulations imposed by the Bureau of Land Management ("BLM"), Stillwater Mining
Company elected not to pay the increased claim rental fees for certain of its staked claims and abandoned in excess of 1,346 claims. As a result, those claims for which Stillwater Mining Company elected not to pay the required claim rental fee were adjudicated by the BLM as relinquished.

        Beginning in 1999, we staked 758 unpatented claims and entered into a
Tri-Party Lease and Purchase Option Agreement with Platinum Fox, LLC and Emerald
Chimera, LLC, for an additional 54 unpatented claims (the "Platinum Fox Lease").
We also continued with our land acquisition program in 2000 by staking another
912 claims on approximately 18,000 acres and entering into a Joint Venture with
Chrome Corporation of America ("Chrome Corp.") for 102 additional unpatented claims, 32 patented claims and 21 unpatented claims upon which a patent application has been filed, all of which are contiguous to our existing land holdings in Montana.

        During 2001, we staked an additional 123 claims on approximately 2,500 acres, which are contiguous to our existing land holdings in Montana. At
December 31, 2001 we had a total of 2,002 separate but generally contiguous platinum group metals mining claims extending over approximately 34,500 acres of federal land.
                                     - 18 -

        Our controlled claims run the length of the complex and are divided into
10 properties which are often contiguous and are designated by geographical area listed from west to east as follows: Picket Pin Property, Blakely Creek
Property, Chrome Mountain Property (gave notice to drop the Platinum Fox lease portion in fiscal 2002), Iron Mountain Property, Crescent Creek Property,
Bluebird Property, Mountain View Property (dropped in fiscal 2001), Blitz
Property (formerly the Nye Basin Property), Black Butte Property and the East
Millsite Property. We also staked the Stillwater West property, which was under a joint venture agreement to First Choice Industries, Ltd., until 60 days notice of termination was received by us on June 3, 2002.

        The claims that comprise these properties cover several prospective horizons and ongoing exploration is required to determine the location and quantity (if any) of mineralization on the properties. The properties are contiguous with each other in a number of cases and are separated into distinct properties for ease of permitting and access.

        The properties are listed below from west to east:

Picket Pin Zone

        We hold 703 unpatented claims ("Picket Pin Claims"), covering approximately 12,000 acres. The Picket Pin Claims are located along the stratigraphic subdivisions between the Middle Banded series and the Upper Banded series of the Stillwater Complex, over a 12-mile strike length and shows anomalous enrichment in the platinum group metals. The Picket Pin Claims are contiguous and span from Picket Pin Creek on the east-end of the Picket Pin Zone to Contact Creek, 1.5 miles west of the Boulder River.

        The claims can be accessed by public roads; however, snowdrifts prevent truck access to the claims until June of each year.

        We have yet to conduct any substantial drilling or assay programs on the
Picket Pin Claims, and therefore, there are no Probable or Proven Reserves. We plan to conduct drilling, assaying, trenching, geological and geophysical programs to determine whether our claims possess economic mineralization in platinum group metals.

        During 2001, we split the Picket Pin Claim block into 3 blocks referred to as the (from West to East) Stillwater West, Picket Pin West, and Picket Pin
East. The western most block (Stillwater West) consisting of 215 claims has been
Joint Ventured to a public company (First Choice Industries), which is obligated to conduct exploration on the property, as well as issue shares and a payment to us to earn a 40% interest in the property (additional details are given in the section entitled Stillwater West Property). The Picket Pin West property consists of 316 claims and the Picket Pin East property consists of 387 claims and both blocks are currently undergoing review to develop the best approach for ongoing exploration.

Blakely Creek Property

        We have staked 56 unpatented claims between the Boulder River and Chrome
Mountain to the east, covering approximately 960 acres. The Blakely Creek claims are contiguous with the Chrome Mountain property to the east.

        The property is located 32 miles south of Big Timber, located along
Interstate 90 and may be accessed via public roads.

                                     - 19 -

        The project area contains indications of several promising styles of mineralization. The claims are located directly south of Stillwater Mining
Company claims. Based on review of previous geologic investigations and studies, the area also appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets as well as thrust faults that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization in a north-south direction. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon.

        Interpretation of the airborne geophysical program conducted during 2000 indicated the presence of a high magnitude geophysical conductor trending through this claim block. The position of the conductor correlates with the position of the Basal Zone, which commonly hosts nickel and copper enriched sulphides. The geologic interpretation is complicated by the presence of transverse and thrust faults, but the older metamorphic rocks mapped on the surface, are interpreted to be a thin thrust layer over Stillwater Complex rocks.

        We plan to conduct drilling, assaying, trenching, geological and geophysical programs along the various horizons to determine whether these claims are host to portions of the J-M Reef and to determine the amount of enrichment of platinum group metals in the "A" & "B" chromites and to better define the extent of copper and nickel resources and the amount of platinum group metals associated with these resources.

Chrome Mountain Property

        We have staked 167 unpatented claims on Chrome Mountain and have obtained a leasehold interest in 54 additional claims pursuant to the Platinum
Fox Lease (discussed below). On May 3, 2002, we gave notice to the lessors that we would not be making the required cumulative property expenditures of $210,000 by June 10, 2002. On July 29, 2002, we gave notice that we had not made the required cumulative property expenditures of $210,000 by June 10, 2002 and that the agreement was terminated. In total, the staked claims and leased claims cover approximately 3,800 acres.

        The Company's Chrome Mountain claims can be accessed from Interstate-90 by existing public roads; however, snowdrifts prevent truck access to the claims until June of each year.We conducted exploration on the Pine Claim, which is located within the Chrome Mountain area, and identified a number of parallel bands of chromite. These bands of chromite are known as the "A" and "B"
Chromites, which bear similarities to Chromites found in South Africa.

        We then conducted a mapping and surface grab sampling program on the "A"
and "B" Chromite horizons on the Pine Claim, which returned 11 samples ranging from anomalous to high-grade. A few of these samples indicated a palladium to platinum ratio near 4:1.

        West of Chrome Mountain is the historic Gish Mine. During World War II, the Gish Mine, located east of the Boulder River, produced chromite ore, which was refined to produce Chromium, which at that time was a strategic metal as it was produced primarily in the Soviet Union and Rhodesia. The chromite ore was produced from the "G" & "H" chromite horizons located between the VEZ horizon and the "A"& "B" chromites. There are significant platinum and palladium assays associated with the "A" & "B" chromites along the length of the complex. Little exploration for these zones has been conducted in this area due to a thin cover of metamorphic rocks and the steepness of the terrain. The Basal Zone is host to nickel and copper mineralization and is also under a thin veneer of metamorphic rocks. Airborne geophysics is effective in the detection of the sulfide mineralization associated with this horizon and has extended the zone of known mineralization by a distance of five miles.

                                     - 20 -

        We sampled rocks near the J-M Reef horizon in Blakely Creek in August
1999. Several of the samples returned anomalous assays. Three samples contained combined platinum, palladium and rhodium values between 0.269 and 0.962 ounces per ton. The interpretation of the airborne geophysics in this area shows a signature very similar to the geophysical signature of the J-M Reef.

        During 2001, we conducted follow-up exploration 2 miles east of Chrome
Mountain near Lost Mountain. This work consisted of mapping and sampling, sample soil grid and ground geophysics to delineate the source of a prominent geophysical conductor interpreted during the 2000 airborne geophysical program.
This conductor correlates with a horizon located stratigraphically below the J-M
Reef horizon and is generally located near the contact between the Ultramafic
Horizon and the Lower Member of the Banded Series. On strike and 2000 feet east of our property, this conductive zone is associated with a graphitic zone that is enriched in platinum and palladium. Historic exploration by another company returned results as high as 0.85 ounce per ton over 10.8 feet in a trench.
Similar results were also obtained from adjacent trenches and drill holes from this area, known as "Coors 602" or "Coors Swamp". We are calling this conductive horizon the "VEZ" or Volatile Enriched Zone.

        We are currently assessing the geologic information and preparing the
2002 exploration plan. We have permits to drill 10 sites in this area on the VEZ horizon.

        Platinum Fox Lease

        Our rights to explore and develop the 54 leased claims on Chrome
Mountain were subject to the Platinum Fox Lease and a subsequent amendment, which is between three parties: (1) Platinum Fox, LLC, the Lessor; (2) Emerald
Chimera, LLC, the current tenant; and (3) the Company, which is the subtenant.
On May 3, 2002, we gave notice to the lessors that we would not be making the required cumulative property expenditures of $210,000 by June 10, 2002. On July
29, 2002, we gave notice that we had not made the required cumulative property expenditures of $210,000 by June 10, 2002 and that the agreement was terminated and offered to assign the 70 additional claims in the area of interest to the lessors. We have yet to receive a reply from the lessors and intend to discontinue maintenance of these claims, including claim rental fees. The
Platinum Fox Lease, as amended, was for a five-year term. We were responsible for the payment of all assessments, permits, taxes and BLM fees required to maintain the leased claims in good standing, the payment of which was credited to the annual minimum exploration expenditures set forth below. In addition, we were to make cash payments, stock grants and exploration expenditures over the five-year period of the lease as follows:

      Cash                                                Cumulative  Minimum
Year  Payment           Stock Grant                     Expenditures Exploration
--------------------------------------------------------------------------------
1999  $19,500 150,000 common shares upon execution
                of Lease (issued during fiscal 2000)       $0
--------------------------------------------------------------------------------
2000  $0      200,000 common shares upon renewal
                 of Lease (issued during fiscal 2000)      $50,000 (Completed)
--------------------------------------------------------------------------------
2001  $0      200,000 common shares upon renewal of
                Lease (issued during fiscal 2001)          $120,000 (Completed)
--------------------------------------------------------------------------------
2002  $0      375,000 common shares upon renewal
                of Lease (not issuable - agreement
                terminated)                                $210,000 (In Default)
--------------------------------------------------------------------------------
2003  $0      575,000 common shares upon renewal
                of Lease (not issuable - agreement
                terminated)                                $210,000
--------------------------------------------------------------------------------
                                     - 21 -

        The stock grants were due by July 16 in each yearof the lease. The 2002 and 2003 stock grants were conditional upon the accumulation of sufficient and positive drill data to indicate a possible resource and to commence a feasibility study. Should the exploration not have reached the stage to commence the feasibility study then no stock grants were to be paid until the feasibility study was commenced.

        The minimum exploration expenditures were cumulative and were to be completed by June 10 of each year of the lease.

        Through December 31, 2001, approximately $503,000 had been expended on the property including the acquisition cash payments of $22,000 and the issuance of 550,000 common shares during fiscal 2000 and 2001, as required for the years
1999 through 2001, at a deemed price of $350,925, upon receipt of the required regulatory approvals from the TSX Venture Exchange. The remaining expenses, within the $503,000 total, included staking and filing costs of approximately
$18,300 and $112,300 expended on geological, geophysical, assaying and survey costs for a total of approximately $130,600 expended on qualifying exploration expenditures under the Platinum Fox Lease. The Platinum Fox Lease contains an
Area of Influence clause, which affects approximately 70 claims staked by us.
These claims include one claim in the Iron Mountain area, twenty-nine claims in the Chrome Mountain area, thirty-five claims in the Blakely Creek area and five claims in the Picket Pin area. Through December 31, 2001, we have expended approximately $27,000 on staking and filing costs on these claims and have expended approximately $17,000 on geological, geophysical, assaying and survey costs. Accordingly at December 31, 2001, we have spent approximately $174,600 of the $210,000 required prior to June 10, 2002 under the terms of the Platinum Fox
Lease. Subsequent to December 31, 2001 we incurred only minimal additional expenditures on the property and consequently we defaulted on the agreement on
June 10, 2002. Accordingly, we have subsequently written-off the accumulated capitalized acquisition costs of approximately $391,000 and exploration costs of approximately $177,000 in the second quarter of 2002.

        Prior to our default of the agreement on June 10, 2002, we could have extended the Platinum Fox Lease for five additional one-year terms by paying a one-time cash payment of $50,000 and incurring an additional $250,000 per year in exploration expenditures. Platinum Fox could have converted the $50,000 cash payment into our common shares at 85% of the average closing price of our common shares on the TSX Venture Exchange for ten trading days prior to the date we delivered the cash payment.

        Prior to our default of the agreement on June 10, 2002, the Platinum Fox
Lease also provided us the option to purchase the claims for $5,000,000. The option could be exercised at any time, and if exercised, would also have required us to pay Platinum Fox a net smelter return royalty of 0.25% with respect to ore mined from the leased claims. However, if we located or discovered ore or product on other claims in which Platinum Fox would have an interest due to its apex or lateral rights, Platinum Fox would have received, as additional consideration, a 3% net smelter return on such ore or product. The
Platinum Fox Lease would have required us to exercise our purchase option if we placed any of the claims into commercial production.

        Prior to our default of the agreement on June 10, 2002, if we had exercised our option to purchase, as additional consideration for the termination of Emerald Chimera's leasehold interest in the leased claims, we would have been required to issue Emerald Chimera a non-transferable common share purchase warrant for that number of shares equal to 110% of the number of shares that would have been issued in connection with all of the unexercised lease renewals set forth in the table above. The warrants would have had an exercise term of 5 years and would have been priced equal to the average trading price for the 10 days prior to the closing of the purchase of the leased claims.

                                     - 22 -

        Prior to our default of the agreement on June 10, 2002, Platinum Fox has the right to forego being bought out by us by electing to participate directly in the exploration of the claims by paying a portion of the exploration costs and expenses. However, Platinum Fox's interest shall not exceed 40% of the total. Platinum Fox's election to forego being bought out by us and obtain up to a 40% interest in the claims would have been contingent upon the parties entering into a joint development agreement.

        The Area of Interest provision of the Lease provided that, if any of the parties stake additional mining claims within a one-mile radius of the Platinum
Fox Claims, such claims shall be deemed to be included as part of the Platinum
Fox Claims for the purpose of the Lease and calculation of net smelter royalties. Apart from the 70 claims described above, all other staked claims owned by us in the Area of Interest, were staked prior to entering the Platinum
Fox Lease. In addition, this Area of Interest provision does not apply to claims held or acquired through a joint venture, where a joint venture participant other than our contributed claims.

        The Platinum Fox Lease claims can be accessed from Interstate-90 by existing public roads; however, snowdrifts prevent truck access to the claims until June of each year.

Iron Mountain Property

        We have staked 237 unpatented claims near Iron Mountain. In total, these claims cover approximately 4,000 acres. The claims cover the geological features known as the Upper Banded and Lower Banded series, the Ultramafic unit and the
Basal Zone. The VEZ horizon is located at the contact between the Banded Series and the Ultramafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        The claims can be accessed from Interstate-90 by existing public roads;
however, snowdrifts prevent truck access to the claims until June of each year.

        The project area has indications of several promising styles of mineralization. Based on review of previous geologic investigations and studies, the area appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets as well as thrust faults that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization either north or south. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization (the J-M Reef)
may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon. The thrust faults represent a different style of faulting that is younger in age. These faults tend to be flatter and are parallel to the layering in the rock, which leads to repetition of the rocks and the mineralized horizons. The VEZ horizon has also been interpreted through airborne geophysics and is an untested horizon. The "G"
& "H" chromite horizons located between the VEZ horizon and the "A"& "B"
chromites are also in this area and have not been systematically explored, although they may be an important source of Chromium. There are significant platinum and palladium assays associated with the "A" & "B" chromites along the length of the complex. The Basal Zone is host to nickel and copper mineralization. The airborne geophysics was effective at detecting the sulfide mineralization associated with this horizon and has traced the zone of mineralization for several miles.
                                     - 23 -

        Sampling on the Iron Creek claims has located a platinum and palladium rich horizon associated with the "A" & "B" chromites. Several samples were greater than 0.3 ounces per ton and one sample assayed 3.0 ounces per ton.

        Drilling during the 2001 field season, near Iron Creek, was successful in determining the existence of transverse faults, which offset the J-M Reef.
Several of the drill holes intersected a Troctolite-Anorthosite zone interpreted to be the TAZ 1, which is host to the J-M Reef. We are reviewing the geologic information and developing a plan for the 2002 exploration season. There are 2 additional, fully permitted drill sites in the Iron Creek area, available for additional drilling.

        During 2001, permits have been received from the Custer National Forest
District office located in Red Lodge, Montana for an additional 13 drill sites along the various target horizons. Several holes can be drilled from each site.

Crescent Creek Property

        The 17 claims are located southeast of Iron Mountain and are directly south and contiguous with the Iron Creek Property Claims. These 17 claims are controlled under a Joint Venture agreement with Chrome Corp. In total, these claims cover approximately 300 acres.

        Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp.
of our intention to withdraw from the agreement, prior to earn-in.

Bluebird Property

        We have staked 25 unpatented claims on Bluebird Mountain. In total, these claims cover approximately 425 acres. The claims cover portions of the geological features known as the Lower Banded series, the Ultramafic unit and the Basal Zone. The VEZ horizon is located at the contact between the Banded
Series and the Ultramafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        The property can be accessed from Interstate 90 by existing public roads.

        The project area has indications of several promising styles of mineralization. Based on review of previous geologic investigations and studies, the area appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets as well as thrust faults that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization either north or south. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon. The thrust faults represent a different style of faulting that is younger in age. These faults tend to be flatter and are parallel to the layering in the rock, which leads to repetition of the rocks and the mineralized horizons. The VEZ horizon has also been detected through geophysics and is an untested horizon. The "G" & "H" chromite horizons located between the VEZ horizon and the "A" & "B" chromites are also in this area and have not been systematically explored. There are significant platinum and palladium assays associated with the "A" & "B" chromites along the length of the complex. The Basal Zone is host to nickel and copper mineralization. Airborne geophysics is effective in detecting the sulfide mineralization associated with this horizon and has traced the zone of mineralization for several miles.
                                     - 24 -

        Interpretation of the 2000 airborne geophysical program indicates a conductor, similar to the geophysical signature of the J-M Reef, which crosses a portion of the claim block. The terrain is generally steep and covered with landslide debris and therefore we are developing a plan that may include limited drilling, assaying, trenching, and geological and geophysical programs along the various horizons. The plans will be designed to discern whether these claims are host to portions of the J-M Reef and to determine the amount of enrichment of platinum group metals in the VEZ and "A" & "B" chromites as well as better defining the extent of copper and nickel resources associated with these claims.

Mountain View Property

        The 132 claims are located east of Bluebird Mountain and west of the
Stillwater River. These 132 claims are controlled under a Joint Venture agreement with Chrome Corp. In total, these claims cover approximately 2,200 acres. The 132 claims can be accessed from Interstate-90 by existing public roads.

        Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp.
of our intention to withdraw from the agreement, prior to earn-in.

        Chrome Corporation Joint Venture Agreement

        In February 2000, we entered into a joint venture agreement ("PGM
Venture") with Chrome Corp., a Delaware corporation wholly owned by Boulder
Group N.L., an Australian public company. Chrome Corp. owns 17 unpatented claims and is the lessee of a total of 86 unpatented claims, 31 patented claims and 21 unpatented claims upon which a patent application has been filed. The claims are located in Stillwater and Sweetgrass counties, Montana, with 17 claims in the
Crescent Creek area, 132 claims in the Mountain View area and 6 claims in the
Blitz area. The purpose of the PGM Venture was to conduct exploration, evaluate possible development and, if feasible, engage in development and mining operations and marketing products with respect to the 155 claims.

        The term of the PGM Venture was for 20 years, with us having a 5-year earn-in period as follows:

    Due Date                Annual Expenditure        Cumulative Expenditure
By March 31,2001           $200,000 (completed)              $200,000
By March 31,2002                 $400,000                    $600,000
By March 31,2003                 $500,000                   $1,100,000
By March 31,2004                 $500,000                   $1,600,000
By March 31,2005                 $500,000                   $2,100,000
        Total:     $2,100,000 = 55% interest in the venture

        5% of the our administrative costs in performing exploration work and maintaining the claims governed by the PGM Venture can be credited towards the total annual expenditure requirements.

        In addition to the expending the foregoing amounts, we made a cash payment in the amount of $5,000 upon signing and must make annual payments of stock as follows:

        Upon receipt of regulatory approval - 100,000 Common Shares (issued during fiscal 2000) By January 31, 2001 - 100,000 Common Shares (issued during fiscal 2000)

        By January 31, 2002 - 100,000 Common Shares (issued during fiscal 2001)

        By January 31, 2003 - 100,000 Common Shares (agreement terminated prior to earn-in)

        By January 31, 2004 - 100,000 Common Shares (agreement terminated prior to earn-in)

                                     - 25 -

        Either party may withdraw from the PGM Venture by giving advance written notice. The withdrawing participant must transfer its interest in and to the assets of the PGM Venture and this Agreement to the remaining participant without additional consideration. The withdrawing participant is still responsible for liabilities arising from operations conducted prior to withdraw.
The withdrawing participant's share of liabilities shall be equal to its interest in the PGM Venture at the time such liability was incurred. Each participant is responsible for continuing obligations until final settlement of all accounts and for liability arising from operations during term of Agreement.
Any participant that withdraws from the PGM Venture cannot compete directly or indirectly by acquiring property within the area of interest for 2 years.

        We had agreed to maintain certain underlying property agreements in good standing during the earn-in phase of the joint venture. The first of these agreements requires monthly payments of $1,000 during 2000, $2,000 during 2001 and $2,500 per month thereafter. The second of these agreements required a one-time payment of $500,000 on commencement of construction leading to commercial production. To December 31, 2001, we have paid $36,000 on these agreements.

        Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp.
of our intention to withdraw from the agreement, prior to earn-in.

Blitz Property (formerly the Nye Basin Property)

        We hold 131 unpatented claims ("Nye Basin Claims"), covering approximately 2,350 acres in the area known as the Nye Basin, which were staked by the Company. A further 6 claims are controlled under the Joint Venture
Agreement with Chrome Corp. Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp. of our intention to withdraw from the agreement, prior to earn-in.

        The Nye Basin Property is located directly east of the main stem of the
Stillwater River, which flows northerly across the Stillwater Complex. The claims consist of a two blocks with the largest block located in Nye Basin. This block has a 3.8-mile strike-length over the Banded series, the Ultramafic series and the Basal Zone. The VEZ horizon is located at the contact between the Banded
Series and the Ultra-Mafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        Interpretation of the 2000 airborne geophysical program delineates a conductor on the north side of Nye Basin that correlates with the contact between the Ultramafic Zone and the Lower Member of the Banded Series. This
corresponds to the approximate position of the VEZ in other areas of the complex. Nye Basin is generally covered with glacial gravel and therefore we are developing a plan that may include drilling, assaying, trenching, geological and geophysical programs along the horizons of interest. These plans are being designed to discern whether these claims are host to portions of the J-M Reef, to determine the amount of enrichment of platinum group metals in the VEZ and
"A" & "B" chromites and towards better defining the extent of platinum group metals, copper and nickel resources associated with these claims. At this time, five drill sites with water management sumps are approved in Nye Basin. The bond for these sites is $3,000.
                                     - 26 -

Black Butte Property

        We hold 220 unpatented claims ("Black Butte Claims") covering approximately 3,740 acres in the area known as the Black Butte Mountain. The
Black Butte Mountain is located east of the main Stillwater River, which is within the Stillwater Complex. The contiguous claims have an 8-mile strike length over the geological features known as the Upper Banded and Lower Banded series, the Ultramafic unit and the Basal Zone. The VEZ horizon is located at the contact between the Banded Series and the Ultramafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        The claims can be accessed from Interstate-90 by existing public roads;
however, snowdrifts prevent truck access to the claims until June of each year.

        Based on a review of previous geologic investigations and studies, the area appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the
Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization either in a north-south direction. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon.

        Interpretation of the 2000 airborne geophysical program delineates a conductor that crosses a portion of the claim block that is similar to the geophysical signature of the J-M Reef in other areas of the Stillwater Complex.
The terrain is generally covered with glacial debris and therefore we conducted a limited drilling program consisting of two holes in 2001. The first hole established the depth of unconsolidated sediments in the vicinity of Fishtail
Creek and also determined the type of underlying bedrock. The second drill hole located near Black Butte established the location of the contact between the
Ultramafic and Banded Series.

        Based on the information generated during the 2001 field season, we are developing a plan that may include drilling, assaying, trenching, geological and geophysical programs along the various horizons. The plan will assist us in determining whether these claims are host to the J-M Reef and to determine the amount of enrichment of platinum group metals in the VEZ and "A" & "B" chromites as well as to define the extent of copper and nickel resources associated with these claims.

East Millsite Property

        We hold 39 unpatented claims ("East Millsite Claims") covering approximately 180 acres in the area known as the old Anaconda mill site. The mill site is located east of the main stem of the Stillwater River, which is within the Stillwater Complex and north of Black Butte. The claims are 5 one-acre mill site claims staked to control the best logical mill site area to develop the eastern portion of the J-M Reef. These East Millsite Claims are adjacent to the Black Butte Claims.

Stillwater West Property

        During 2001, we staked 123 unpatented claims, in two blocks, on the west-end of the Stillwater Complex and combined these with 92 contiguous claims from our existing Picket Pin property claims. The property consists of a total of 215 unpatented claims covering an area of 3,700 acres. The claims are located along the stratigraphic subdivisions between the Middle Banded series and the
Upper Banded series of the Stillwater Complex, over a 5-mile strike length. The claims are in two blocks with one block of 87 claims west of the Boulder River and one block of 128 claims east of the Boulder River. The 128 claims east of the Boulder River are contiguous to the Picket Pin Property. By an agreement dated November 1, 2001 we entered into the Stillwater West PGM Venture with
First Choice Industries Ltd. ("First Choice") as described below.

                                     - 27 -

        On June 3, 2002, we received 60 days notice of termination of the
Agreement from First Choice Industries, Ltd.. We are of the view that First
Choice is in default of the terms of the Agreement and we have issued a demand for payment of the US$135,000, which First Choice was obliged to pay to us on or before May 31, 2002, the $2,000 shortfall on the payment due on signing and substitution of the 200,000 First Choice legended share certificates we received for 200,000 First Choice free-trading share certificates as agreed to under the terms of the Agreement. We have ....(to come from Gowlings).

The property is located 29.2 miles south of Big Timber, along Interstate 90, and is accessible by existing public roads.The property covers the western projection of the Picket Pin Zone, which shows anomalous enrichment in the platinum group metals.

        We have yet to conduct any drilling or assay programs on the Stillwater
West Property, and therefore, we have no Probable or Proven Reserves. The
Stillwater West Joint Venture had planned to conduct geological mapping, sampling and geophysical programs, likely followed by trenching, and drilling, to determine whether these claims possess economic mineralization of platinum group metals. Due to the notice of termination from First Choice, we are currently re-evaluating the exploration and maintenance plans for this property for the current year.

        Stillwater West PGM Venture

        By an agreement dated November 1, 2001, we agreed to formalize the terms of a Memorandum of Understanding dated June 27, 2001 and a subsequent modification with First Choice. First Choice has been granted an option to acquire a 40% undivided interest in 220 claims staked by us on the west end of our Picket Pin claims, located in Park and Sweetgrass Counties, Montana. In order to earn its interest First Choice must, at its option, complete the following:
                                                  Issue
                                                  Shares       Annual
                                  Cash            To the       Exploration
                                  Payment (i)     Company      Expenditures
---------------------------------------------------------------------------
On signing                     $  55,000(ii)

Upon receipt of
  regulatory approval                             200,000

By May 31, 2002                  135,000

By November 30, 2003                              250,000

By December 31, 2003                                           $    75,000

By November 30, 2004                              250,000

By December 31, 2004                                               150,000

By November 30, 2005                              250,000

By December 31, 2005                                               200,000
                               --------------------------------------------
                               $ 190,000          950,000      $   425,000
                               --------------------------------------------

(i)     The cash payments are required and not optional under the agreement.

(ii)    Received $53,000 during the year ended December 31, 2001.

        Upon completion of the 40% earn-in, First Choice has a 60-day period to elect to acquire an additional 10% interest for cash in the amount of
$2,500,000. The parties each may elect to participate in the joint venture phase by contributing their respective contributions or to convert to a 3% net smelter return. Should a party elect to participate in the joint venture but fail to contribute its proportionate share, then it will be subjected to dilution. Once a party is diluted to a 10% interest or less, it will be automatically converted to a 3% net smelter return. Should First Choice be diluted and converted to a 3%
net smelter return, then its net smelter return royalty will be capped at 115%
of its actual or deemed expenditures.
                                     - 28 -

        First Choice is responsible for maintenance of the unpatented claims during the earn-in phase and we are the initial manager. The manager shall charge a fee of 10% of all qualifying expenditures and such fee qualifies as exploration expenditures under the agreement.

Our Idaho Gold Claims

        Until the elimination of the Gold Standard, gold was the principal medium of international monetary exchange, but its role has changed significantly in recent years. The United States monetary system functioned on the Gold Standard with a fixed rate of $35 per ounce. In 1971, the U.S.
abandoned the gold standard and U.S. citizens were allowed to own gold. The U.S.
gold market grew rapidly and the price of gold increased to a high of $850 per ounce in January 1980. Since that time, the price of gold has declined steadily.
From 1998 through February 2002, the price of gold has averaged $282 per ounce.

        Gold has been mined in virtually every U.S. State but has been concentrated in the following 15: Alaska, Arizona, California, Colorado, Idaho,
Michigan, Montana, Nevada, New Mexico, North Carolina, Oregon, South Carolina,
South Dakota, Utah, and Washington.

        End uses for gold include jewelry, artifacts, dental, and industrial products. Although the majority of refined gold is used in jewelry manufacturing, gold is becoming increasingly important in other industries. Gold has superior electric and thermal conductive properties, reflects infrared radiation and most of the visible spectrum, alloys easily with other metals, and resists corrosion and tarnishing. These characteristics make gold valuable in high-technology products such as computers, communications equipment, and spacecraft. In addition, gold has high malleability and ductility, making it extremely easy to work. In the electronics industry, gold is used in printed circuit boards, connectors, keyboard contacts, miniaturized circuitry, and in semiconductors.

        The Orogrande Shear Zone in Idaho

        We control three significant properties that lie along the 26-mile
Orogrande Shear Zone, which include (running from north to south): Buffalo
Gulch, Deadwood and the Petsite/Friday Properties.

        The Orogrande Shear Zone ("Shear Zone") features a prominent structural break in a contiguous metamorphic rock formation caused by adjacent parts of the rock formation moving past each other and parallel to the plane separating them
(fault plane). About six million years ago, younger rocks were intruded along the fault plane. The intrusions then formed small dykes, sills, irregular lens shaped bodies and breccias within the country rocks. The resulting alteration formed a gold anomalous zone, extending for approximately 26 miles north and south near Elk City, Idaho.

        Our material gold property interests comprise of 256 unpatented claims and 8 patented claims located in the Orogrande and Elk City Mining Districts of
Idaho County, Idaho. Up until August 2000, the Petsite and Friday Properties were the subject of a joint venture agreement between us and Kinam Gold, Inc.
("Kinam Gold"), dated May 20, 1996 (the "Petsite Venture"). Likewise, the
Deadwood Property was the subject of another joint venture agreement between us and Kinam Gold, dated June 13, 1997 ("Orogrande Venture"). Kinam Gold was formerly named Amax Gold Inc. ("Amax"). These joint ventures were initially with
Cyprus Gold Exploration Company ("Cyprus"). Through a number of mergers and acquisitions Kinam Gold succeeded to the interest of Cyprus on June 1, 1998. All references to Kinam Gold herein apply to activities conducted by Cyprus prior to the assignment of its interests to Kinam Gold and to the activities of Kinam
Gold thereafter.
                                     - 29 -

        Cancellation of the Petsite and Orogrande Ventures

        In August 2000, Kinam Gold assigned all of its interests in and to the
Petsite Venture, the Orogrande Venture, the claims it had contributed to each joint venture and all underlying options and interests in the properties comprising each joint venture back to us for $100,000. As part of this assignment, our obligation with respect to carried costs in each of the joint ventures was cancelled. We now own an undivided 100% interest in each of the staked, leased or optioned claims comprising our Idaho Properties, and are solely responsible for maintaining and performing the covenants and obligations of the underlying agreements affecting the Deadwood and the Petsite/Friday properties.

        Sale of Gold Properties

        By a Letter Agreement dated March 7, 2002, we agreed to sell all of our gold properties located in Idaho, including the Petsite Project, Deadwood
Project and Buffalo Gulch Property, to Canden Capital Corp. ("Canden"). Proceeds
on the sale will be 2,400,000 shares of Canden, representing 41.8% of the issued and outstanding shares of the purchaser, after the issuance of the shares. The closing of the sale is contingent upon due diligence by the purchaser, within 10 weeks of the letter agreement, including a technical report recommending a work program of at least C$200,000 and an independent valuation at the purchaser's cost. The agreement is subject to regulatory approval, the approval of the shareholders of Canden and the completion of a formal agreement by May 15, 2002.
The agreement may be terminated, should the parties not agree to the formal agreement by May 15, 2002. The parties are continuing to work on obtaining TSX
Venture Exchange approval for the agreement and certain other conditions precedent to completing the sale. We expect the agreement to be finalized in the near future.

        The properties are listed below from north to south:

Buffalo Gulch Property

        The Buffalo Gulch property is comprised of 79 unpatented mining claims covering approximately 1,660 acres and is located 3 miles west of Elk City,
Idaho in Idaho County. The claims lie within sections 17, 20 and 21, Township 29
North, Range 8 East. Elk City is approximately 55 miles east of Grangeville,
Idaho. We control the claims through four agreements and one underlying agreement, whereby our interests take the form of a leasehold interest, assignment interest or optioned interest.

        The property can be accessed directly from highway 14, by a secondary logging road along Buffalo Gulch.

        Idaho Gold Corporation Lease - Buffalo Gulch Claims

        On July 9, 1996, we acquired an interest in 63 unpatented mining claims comprising the Buffalo Gulch Property from Idaho Gold Corporation ("Idaho Gold")
in accordance with a purchase agreement (the "Buffalo Gulch Agreement").

        The Property is subject to an underlying lease, dated May 21, 1984, between Thunderbird Resources, Inc. and Amir Mines, Inc. (the "Thunderbird
Lease"). In addition to assuming the payment of the advance royalties on the
Thunderbird Lease (described below), we also issued 120,000 common shares to
Idaho Gold and agreed to pay exploration expenditures of not less than $310,000 within five-years. We also granted to Idaho Gold a net smelter return of 3% of net smelter revenue, not to exceed $3,000,000.

                                     - 30 -

        During 2001, an option whereby Idaho Gold could reacquire a 49% working interest in the Buffalo Gulch Claims, subject to Idaho Gold forfeiture of its 3%
smelter return royalty, expired.

        Gold mineralization was discovered by Idaho Gold, the prior owner of the property, through prospecting and reconnaissance stream sediment and soil sampling campaigns. Subsequently, grid soil sampling and bulldozer trenching defined the extent of the mineralization in bedrock. Drilling on the Buffalo
Gulch property consisted of 150 vertical, reverse-circulation drill-holes, drilled on a 100-foot grid. This drill hole distribution and spacing are sufficient to define the deposit. The deepest mineralized intersection is at a depth of about 500ft. The oxide mineralization has been completely delineated by drilling; the sulphide mineralization is open at depth to the east, to the north and to the south. Limited surface mapping has been done because of limited surface exposure. Excavation of the test pit for metallurgical samples allowed limited geological mapping.

        Buffalo Gulch ore has been the subject of an extensive metallurgical testing program, beginning with bottle-roll cyanidation leach tests in 1986, through two pilot-scale heap leach tests carried out in 1987 and 1989. Based on this work, the mineable reserves are estimated to be 4,800,000 tons of ore, containing 96,000 ounces of gold, at a low stripping ratio of 0.88 tons of waste to per ton of ore.

        Idaho Gold filed for permit approval for full-scale operation in late
1990, and initial construction activities began in anticipation of mine construction in the spring of 1991. These initial construction activities consisted of logging the site, upgrading the access road, building sediment control "brush filter winrows" around the site, and completion of over 12,000 feet of pole fence along the perimeter of the project site. These activities have been completed, leaving the site prepared for construction to begin upon completion of required permitting. The final permits were issued to Idaho Gold in 1991. However, construction of the mine did not commence because the parent company of Idaho Gold, Bema Gold, was preoccupied with its properties in South
America. The Plan of Operations, which is the key document for maintenance and acquisition of all required operating permits, is administered by the Bureau of
Land Management and has been transferred to us and remains in good standing.

        The Buffalo Gulch Property is underlain by Precambrian gneisses, schists and quartzites, which have been intruded by the Cretaceous-Tertiary granitic rocks. The intrusives form small dykes, sills, irregular lens shaped bodies and breccias within the country rocks. The resulting alteration enveloping the
Buffalo Gulch Deposit weakened the local rock fabric, which was then subjected to deep weathering. Much of the host rock is totally dissociated to sand and gravel sized fragments, yet original rock fabric is still visible and can be mapped. Weathering is up to 300 feet deep, facilitating trenching, sampling and reverse circulation drilling. Although little determinative work has been done, detailed assaying indicates the gold was liberated from the sulphides and now occurs as free grains associated with siliceous, hematitic or limonitic zones.
Sulphide gold mineralization underlies the oxidized zone with the deepest identified mineralization occurring at about a 500-foot depth. The deposit is open and untested at depth.

        During 2001, we indicated to the Bureau of Land Management ("BLM") that we intended to continue with the permitting of the project and that the existing
Plan of Operation would remain in full force and effect with the BLM as the lead agency.

        As at December 31, 2001, we have incurred exploration expenditures of
$686,000 on the Buffalo Gulch property, excluding the deemed cost related to the acquisition of the property. We wrote-down the property by $604,321 during the year ended December 31, 2000 and are carrying the property at $36,750 at
December 31, 2000 and 2001. Management has located a purchaser for the property, subject to regulatory approvals to be obtained by the purchaser, in order to eliminate the ongoing holding costs and concentrate our efforts on the platinum group metals properties.
                                     - 31 -

        Thunderbird Lease

        The lease, dated May 21, 1984, between Thunderbird Resources and Amir
Mines, Inc. covers all 63 unpatented claims contained within the July 9, 1996
Buffalo Gulch Agreement with Idaho Gold.

        Gray Estates, Inc. succeeded to the interest of Thunderbird Resources,
Inc. and Idaho Gold succeeded to the interest of Amir Mines, Inc. Consequently, we are obligated to perform Idaho Gold's obligations under the Thunderbird
Agreement, which requires that we pay Gray Estates, Inc., on a quarterly basis, the greater of an advance royalty payment of $6,000 or a 5% net smelter return royalty, in the event the property is placed into production. Once the advance royalty payments or the 5% net smelter return royalty or a combination thereof total $500,000, Gray Estates, Inc. shall have no further interest in the property. To December 31, 2001, previous parties and we have paid a total of
$420,000 of advance royalty payments on the agreement.

        We acquired the remaining 16 claims within the Buffalo Gulch area, by way of the Black Bear Agreement, the Whiskey Jack Agreement and the Gallaugher
Agreement.

        Black Bear Agreement

        On August 1, 1996, we entered into an agreement (the "Black Bear
Agreement") with Frank H. Piant, John R. Heigis and Thomas C. Rich ("Owners")
whereby we were granted an option to acquire a 100% interest in 6 claims known as the "Black Bear Mining Claims" located in the Elk City Mining District, Idaho for a purchase price of $120,000. To keep the option in good standing, we are required to make quarterly payments equal to $4,800 for 1999, $6,000 for 2000,
$7,200 for 2001 and a balloon payment of $24,000 by July 1, 2002. However, due to the depressed price of gold the required quarterly payments were re-negotiated during 1999 to $600 per quarter. If the price of gold increases to
$325 per ounce, then the quarterly payment will increase to $1,000.
Consequently, the balloon payment due by July 1, 2002 will be $86,400.

        In the event we place the claims into production, the Owners agree to transfer the claims to us and the Owners shall receive $120,000 less all quarterly payments made to date. If the claims are not placed into production by
July 1, 2002, then we shall have no further interest in the claims unless we pay the sum of $120,000 less all quarterly payments made.

        Pursuant to the terms of the Black Bear Agreement, we must expend a total of $3,000 per year on the claims, commencing July 1, 1997. We must also perform assessment work or make payments in lieu thereof and pay all applicable taxes on the claims. We have been granted unrestricted access and exclusive rights to the claims for the purposes of certain exploration activities.

        We have "after-acquired rights," which provide that in the event the
Owner acquires any right or interest in property located within one mile of the property contemplated by the Black Bear Agreement, such interest or right shall automatically become part of the property description defined in the Black Bear
Agreement.

        As of December 31, 2001, we have made all required payments to the owners of the Black Bear Mining Claims, under the agreement totaling $32,400.

        Whiskey Jack Agreement

        By an agreement dated August 29, 1998 ("Whiskey Jack Agreement") with
Don Nitz and Thomas C. Rich ("Owners"), we were granted an option to acquire a
100% working interest in 4 unpatented mineral claims in Idaho for a purchase price of $65,000. This agreement replaced a prior agreement for the same claims under which we paid a total of $23,400.
                                     - 32 -

        To keep the option in good standing, we are required to make quarterly payments equal to $1,000 for the first year, $1,400 for the second year, $1,800 for the third year, $2,000 for the fourth year and $2,400 for the fifth year, with a balloon payment of $30,600 due July 1, 2003. However, due to the depressed price of gold the required quarterly payments were re-negotiated during 1999 to $400 per quarter for the remainder term of the agreement. If the price of gold increases to $325 per ounce the quarterly payment will increase to
$1,000.

        In the event we place the claims into production, the Owners agree to transfer the claims to us and the Owners shall receive $65,000 less all quarterly payments made to date. If the claims are not placed into production by
July 1, 2002, then we shall have no further interest in the claims unless we pay the sum of $65,000 by July 1, 2003, less all quarterly payments made to date.

        Pursuant to the terms of the Whiskey Jack Agreement, we must expend a total of $1,000 per year on the claims, commencing July 1, 1999. We must also perform assessment work or make payments in lieu thereof and pay all applicable taxes on the claims. We have been granted unrestricted access and exclusive rights to the claims for the purposes of certain exploration activities.

        We have "after-acquired rights," which provide that in the event the
Owner acquires any right or interest in property located within one mile of the property contemplated by the Whiskey Jack Agreement, such interest or right shall automatically become part of the property description defined in the
Whiskey Jack Agreement.

        As of December 31, 2001, we have made all required payments under the
Whiskey Jack Agreement totaling $8,000.

        Gallaugher Agreement

        Pursuant to an Option and Purchase Agreement, between us and Cliff and
June Gallaugher (the "Gallaughers"), dated September 5, 1996 ("Gallaugher
Agreement"), we were granted an exclusive option to purchase 6 unpatented mining claims located in the Elk City Mining District, Idaho County, Idaho. We can
exercise our option by making quarterly payments over a five-year period for a total purchase price of $150,000. Under the terms of the agreement, the
Gallaughers are required to keep the claims in good standing during the term of the agreement.

        As of the December 31, 2000, we have paid all quarterly payments due under the Gallaugher Agreement, and were required to pay $7,200 per quarter through March 5, 2002, at which time a final payment of $54,000 would have been due. However, the parties amended the agreement on May 20, 1999 to reduce the quarterly payments as follows: we agreed to make quarterly payments of $500 until such time gold prices increase to $325 per ounce, at which time the quarterly payment would increase to $1,200; if gold increases to $350 per ounce, then we will pay quarterly payments of $1,800, and if gold prices increase to
$400 per ounce, then we will make quarterly payments of $4,800. The due date for the final balloon payment was deferred to March 5, 2007.

        A third party receives a 10% finder's fee deducted from all option payments made by us to the Gallaughers. In the event we place the claims into production, the Gallaughers will transfer the claims to us in exchange for
$150,000 less all quarterly payments made as of the date of transfer. If the claims are not placed into production by September 5, 2002, then we shall have no further interest in the claims unless we pay the sum of $150,000 to the
Gallaughers.
                                     - 33 -

        As of December 31 2001, we have made all required payments under the
Gallaugher Agreement totaling $23,800.

        The mineralization consists of gold hosted in 2 major veins striking easterly and dipping to the south. They are traceable on the surface for over
600 feet. The historic grade according to a report, published in 1909, was $12 per ton, which would be equivalent to approximately 0.6 ounces per ton.

        The Gallaugher Property is in the exploration stage, and there is no assurance that a commercially viable ore deposit exists in any such properties until further exploration work and a comprehensive evaluation based upon unit cost, grade, recoveries and other factors conclude economic feasibility.

Deadwood Property

        The Deadwood Property consists of 36 unpatented lode-mining claims located in Idaho County in Townships 28 and 29 North in Range 7 East, Sections
5, 6, 7 and 8, Boise Meridian. Each claim is approximately 20 acres in extent.
The Deadwood Property is in the exploration stage. The claims are located in the
Nez Perce National Forest, approximately 145 miles north of Boise in Idaho
County. Access to the claims is gained from Grangeville by existing public roads.

        Idaho Gold Corporation Lease - Deadwood Claims

        The Deadwood Property is subject to an agreement between us and Idaho
Gold, dated July 9, 1996 (the "Deadwood Agreement"), whereby Idaho Gold assigned us certain mining interests, known as the "Deadwood Claims".

        The Property is subject to an underlying option agreement, dated July 11, 1985, between Joyce Mines, Inc., Thunderbird Resources, Inc. and Amir Mines, Inc. (the "Orogrande
Agreement").

        In addition to assuming the payments on the underlying Orogrande
Agreement (described below), we delivered to Idaho Gold 70,000 common shares and were obligated to incur exploration expenditures of not less than $135,000 over the five year term of the agreement, plus pay all fees necessary to maintain the unpatented claims in good standing, replace all bonds, bear all costs of environmental compliance, and pay a 3% net smelter return royalty on ore mined by us from the Deadwood Claims, which is not to exceed $2,000,000.

        During 2001, an option whereby Idaho Gold could reacquire a 49% working interest in Deadwood Claims, subject to Idaho Gold forfeiture of its 3% smelter return royalty, expired.

        Orogrande Agreement

        The agreement, dated July 11, 1985, between Joyce Mines, Inc.,
Thunderbird Resources, Inc. and Amir Mines, Inc. covers all 36 claims in the
July 9, 1996 Deadwood Agreement with Idaho Gold.

        Arctic Fox, Inc succeeded to the interest of Joyce Mines, Inc., Grey
Estates, Inc. succeeded to the interest of Thunderbird Resources, Inc. and Idaho
Gold succeeded to the interest of Amir Mines, Inc. Consequently, we are obligated to perform Idaho Gold's obligations under the agreement, which requires that we pay Arctic Fox, Inc., on a quarterly basis, the greater of an advance royalty payment of $3,000 or a 5% net smelter return royalty, in the event the property is placed into production. Once the advance royalty payments or the 5% net smelter return royalty or a combination thereof total $300,000,
Arctic Fox, Inc. shall have no further interest in the property. To December 31,
2001 previous parties and we have paid a total of $192,000 of advance royalty payments on the agreement.
                                     - 34 -

        The agreement also covers 2 claims, which were assigned to the
Petsite/Friday Property by an amendment to the Petsite Joint Venture entered into between Amax, Arctic Fox Ltd. and us on July 16, 1998 (the "Grande"
agreement).

        Deadwood Property - Description

        Second to the Buffalo Gulch Property, the North end of the Deadwood
Property appears to be the most significant gold resource outlined by reconnaissance prospecting of our gold properties. Beginning in 1985, prior owners of the property performed various samplings and mappings on the property.
Stream silt sampling outlined an anomalous gold source area at the head of
Little Campbell Creek and several drainages over a northerly strike length of
5,000 feet from the South Fork of the Clearwater River to Campbell Creek, with values of 900 to 4,000 parts per billion gold. Idaho Gold conducted additional geological mapping and sampling, which outlined a silicified, sheared and brecciated structure 200 feet wide on the property with rock sample values of
0.01 to 0.036 oz of gold per ton and soil values of 25 to 400 parts per billion gold. The anomalous silt and soil samples continued south through to Big
Campbell Creek 5,000 feet to the south.

        The mapping and sampling delineated a broad zone of pervasive sericite-clay alteration, which averages 2,000 to 3,000 feet in width. On the northern portion of the area the alteration zone corresponds to the outer limits of the greater than 10 parts per billion gold soil anomaly and on the southern portion of the area it extends 2,000 feet further north outside the soil anomaly. This extension may be due to a weakly limonitic quartz monzonite intrusive mapped in this area.

        We have not performed any other work on the Deadwood Property, except for our review and analysis of the prior work performed by Centennial and Idaho
Gold and an IP/resistivity geophysical program in 1997 to delineate the
Orogrande Shear Zone and locate the mineralizing structures.

        To date, we have expended $34,039 in exploration expenditures and have issued 70,000 shares, at a deemed value of $51,750, to Idaho Gold per the
Deadwood Agreement. We have also caused to be expended in excess of $305,000 on the property pursuant to the Orogrande Venture. Pursuant to the Orogrande
Venture we received $165,000 during the 1997 fiscal year and expensed $72,588 of costs to that date against these proceeds. During 2000, we further wrote-down our carrying value in the property by $13,200 and the property is carried at the nominal value of $1 as at December 31, 2000 and 2001. We believe that the
Deadwood Agreement and the Orogrande Agreement are current and in good standing.

Petsite/Friday Property

        The Petsite/Friday Property consists of 124 unpatented mining claims and
8 patented mining claims in Idaho County, Idaho and is adjacent to the Deadwood
Property. All current claims are approximately 20 acres each and are in the exploration stage. Our interest in the property is owned outright as to 95 of the unpatented mining claims, 6 unpatented mining claims are subject to an agreement with Idaho Mining and Development Company ("IMD") dated June 10, 1997,
12 unpatented mining claims are subject to an agreement with IMD dated April 29,
1998, 10 unpatented mining claims which are held pursuant to the Grande agreement and 1 unpatented claim is subject to the MacMenamin & Sons Lease and
Option to Purchase Agreement. The patented claims consist of 5 claims subject to the Idaho Gold Corporation Lease - Friday Claims and 3 claims, which are subject to the Filer Agreement.

        Access to the Petsite and Friday Property claims is gained by existing public roads.
                                     - 35 -

        IMD agreement dated June 10, 1997

        During the Kinam joint venture on the property, Kinam entered into an agreement with IMD on June 10, 1997. The agreement terminated a 5% net profits interest on certain claims originally obtained from IMD by us in February 1991 and granted IMD a 5% net profits royalty in 16 unpatented claims, which were staked by Kinam during the joint venture. Subsequently, Kinam quit claimed 10 of these claims to us and the remaining 6 claims were quit claimed back to us on the termination of the joint venture in 2000.

        IMD agreement dated April 29, 1998

        The Exploration and Mining Lease Agreement provided that the original
209 unpatented claims covered by the agreement would be 60% beneficially owned by us ("the lessee") and 40% by IMD ("the lessor") and the lease term would coincide with the term of the June 13, 1997 joint venture with Kinam. Kinam quit claimed back to the lessor 197 of these claims during the term of the joint venture leaving a balance of 12 claims covered by the agreement. In 2000, the joint venture was terminated and we were required to pay the lessor $10,000 to extend the lease term for 5 years and to incur $100,000 per year on exploration of the property. We could extend the 5-year term for a further 5 years upon payment to the lessee of an additional $10,000 and continuing with the annual work commitment. We have not made these payments and have not completed the annual work commitment. To date, no default notice has been received although we have continued to pay the annual claim rental fees. Accordingly, these claims are carried at a nominal value of $1 in the financial statements.

        Idaho Gold Corporation Lease - Friday Claims

        The Friday Property is at the southern end of the Elk City Gold Belt and consists of 5 patented lode-mining claims. The Friday Property is in the exploration stage. The claims are located in the Nez Perce National Forest approximately 138 miles north of Boise in Idaho County.

        We acquired a leasehold interest in these claims (known as the "Friday
Claims") from Idaho Gold Corporation ("Idaho Gold") dated July 9, 1996 (the
"Friday Agreement") for an initial term of five years. As consideration for the lease, we delivered to Idaho Gold 60,000 of our common shares and we were required to incur exploration expenditures of not less than an aggregate of
$135,000 within the five year term of the agreement, plus pay all claim fees to maintain the leased claims, replace all bonds, bear all costs of environmental compliance and pay a 3% net smelter return royalty.

        During 2001, an option whereby Idaho Gold could reacquire a 49% working interest in Friday Claims, subject to Idaho Gold forfeiture of its 3% smelter return royalty, expired.

        As of December 31, 2001, we have issued all of the required shares per the Friday Agreement and have incurred over $765,000 in exploration expenditures for the Friday Property, thereby fulfilling the covenant to expend not less than
$135,000 in exploration as required under the Friday Agreement.

        Grande Agreement

        During the Petsite Joint Venture, we entered into an agreement dated
July 16, 1998 with Amax and Arctic Fox Ltd. The amendment to the Joint Venture
(the "Grande" agreement) transferred the 10 Grande claims into the joint venture. Two of the unpatented claims are subject to an underlying agreement, dated July 11, 1985, between Joyce Mines, Inc. and Amir Mines, Inc. (the
"Orogrande" agreement). The agreement is summarized within the description of the Deadwood Property. Eight of these claims are subject to an underlying agreement (the "Joyce" agreement).
                                     - 36 -

        Joyce Agreement

        Eight of the unpatented claims are subject to an underlying agreement, dated April 14, 1986, between Joyce Mines, Inc. and Normine Resources Ltd.
Arctic Fox, Inc succeeded to the interest of Joyce Mines, Inc. and Idaho Gold succeeded to the interest of Normine Resources Ltd. Consequently, we are obligated to perform Idaho Gold's obligations under the agreement, which requires that we pay Arctic Fox, Inc., on a quarterly basis, the greater of an advance royalty payment of $6,000 or a 5% net smelter return royalty, in the event the property is placed into production. Once the advance royalty payments or the 5% net smelter return royalty or a combination thereof total $500,000,
Arctic Fox, Inc. shall have no further interest in the property. To December 31,
2001 previous parties and we have paid a total of $372,000 of advance royalty payments on the agreement.

        Filer Agreement

        Three of the patented mining claims making up our Petsite Property are subject to a certain Mining Lease and Option to Purchase between us and Paul and
Tressie Filer, dated September 6, 1997. The lease was originally entered into with Kinam Gold, and subsequently assumed by us as part of the assignment of
Kinam Gold's interests in the Petsite Venture and the Filer Agreement to us on
August 8, 2000.

        The Filer Agreement originally required us to make the following option payments:

        Year 2001     $20,000 on or before 9/16/01

        Year 2002     $20,000 on or before 9/16/02

        Year 2003     $25,000 on or before 9/16/03

        Year 2004     $25,000 on or before 9/16/04

        Year 2005     $25,000 on or before 9/16/05

        Year 2006     $25,000 on or before 9/16/06

        Year 2007     $305,000 on or before 9/16/07

        On October 26, 2001, the agreement was amended to semi-annual payments of $1,000 each September 1 and March 1 so long as gold remains below $300 per ounce. The future semi-annual payments increase to $2,000 should the price of gold exceed $300 per ounce, to $5,000, should the price of gold exceed $350 per ounce and to $10,000 upon commercial production. The claims may be acquired for
$270,000 less all payments made up to September 16, 2007.

        We have an Option to Purchase the claims outright at any time for
$500,000 less any amounts previously paid. We, at our sole election, can also demand that any right or interest in any property acquired by Lessor become part of the Property and subject to the Agreement. We are responsible for maintaining all roads and payment of all BLM Fees and taxes assessed against the claims. We may terminate the Filer Agreement at any time, but shall remain liable for any reclamation on the Property for work performed by us, Kinam Gold and its predecessor's in interest.
                                     - 37 -

        MacMenamin & Sons Lease and Option to Purchase Agreement

        The one placer mining claim that makes up our Petsite Property is subject to a certain Lease and Option to Purchase Agreement between us and
MacMenamin & Sons Mining, Inc. ("MacMenamin Agreement"), dated February 3, 1998.
The lease was originally entered into with Kinam Gold, and subsequently assumed by us as part of the assignment of Kinam Gold's interests in the Petsite Venture and the MacMenamin Agreement to us on August 8, 2000. The term of the agreement is for 10 years and it requires us to make the following annual option payments:
----------------------------------------------------------------
        Upon execution                                    $1,000
----------------------------------------------------------------
        February 1999                                     $2,000
----------------------------------------------------------------
        February 2000                                     $2,000
----------------------------------------------------------------
        February 2001                                     $3,000
----------------------------------------------------------------
        February 2002                                     $3,000
----------------------------------------------------------------
        February 2003                                     $4,000
----------------------------------------------------------------
        February 2004                                     $5,000
----------------------------------------------------------------
        February 2005 to February 2008                    $5,000
----------------------------------------------------------------
        All payments due and payable through February 2001 have been paid. All option payments are credited towards the purchase price of the property. We can purchase the property for $150,000 if exercised prior to the end of 2002, or for
$200,000 if exercised after 2002.

        We are obligated to indemnify the lessor for any reclamation of the property caused by Kinam Gold, its predecessors and us. We must also pay all taxes levied upon us as an employer, upon fixtures and personal property placed by us on the Property, plus pay all annual BLM fees for the unpatented placer mining each year.

        Petsite/Friday Property - Description

        Historically, most of the precious metal mineralization developed on the
Petsite/Friday Property has been associated with an elliptically shaped stock of rhyolite porphyry (fine grain igneous rocks that are rich in silica and containing small crystals of feldspar), which has intruded into the underlying
Idaho Batholith granodiorite near the center of the property. Due to lack of outcrop and the compositional similarities between the rhyolite porphyry and the granodiorite, the size and shape of this stock has not yet been accurately determined.

        In September 1992, Wilfred J. Struck, an independent geological engineer retained by us, who now is an executive officer of the Company, completed a report on the Petsite Property. Mr. Struck concluded that mineralization occurred on the Petsite Property as finely disseminated sulfides in a quartz stockwork, a quartz porphyry rhyolite and associated granodiorite. Mr. Struck recommended a program of trenching, mapping, sampling and drilling on the
Petsite Property. However, no further exploration of the Petsite Property occurred until 1997, when we entered into the Petsite Venture.

                                     - 38 -

        Kinross prepared a Petsite Project resource evaluation, which included both the Friday Property and the Petsite Property. The resource estimate is based on 129 drill holes aggregating 53,513.5 feet. The drill hole information was imported into Datamine and modeled by triangular-faceted wire-frame bounded zones. Using an 0.015 ounces per ton gold cutoff, the model above the 4,000 foot elevation includes a geologic inventory of 16.73 million tons at 0.032 ounces per ton gold with 531,900 contained ounces.

        By 1998, Kinam Gold had completed the exploration phase of the Petsite
Venture, on the Petsite Property and the Friday Property. However, gold prices began to decline and further work on the Friday Property was curtailed. In 1999, gold prices continued to decline. Consequently, no additional work was performed on the Petsite and Friday properties, except that which was necessary to maintain our interests in those properties.

        In 2001, no additional work was conducted on the Property except for making the property payments and claim fees due under the related agreements.

        Consequently, we have no proven or probable reserves on the
Petsite/Friday Property.

Dixie Property

        The Dixie Property consists of 17 unpatented lode-mining claims located in Idaho County, Idaho. Each claim is approximately 20 acres in extent and the claims are held directly by us. The Dixie Property is in the exploration stage.
The claims are located in the Nez Perce National Forest, approximately 5 miles south-southeast of the Petsite/Friday Property on the eastern slope of Burpee
Mountain.

        Access to the Dixie Property is gained by existing public roads.

        We have conducted limited stream sediment and soil geochemical sampling on the property. In 2001, no additional work on the Property except for making payment of the claim fees due on the unpatented claims.

        Consequently, we have no proven or probable reserves on the Dixie Property

Compliance Costs and Effects of Environmental and other Laws

        Costs of compliance have not been substantial and to date have been within budget. We maintain bonds sufficient for our current exploration activity with respect possible reclamation costs at all sites where we construct roads or conduct drilling.

        The company has to clear its exploration plans with the U.S. Forest
Service and the Montana State Division of Environmental Quality. The claims, which are located west of the Boulder drainage divide between Picket Pin
Mountain and Iron Mountain are administered by the Gallatin Forest with the district office located in Big Timber, MT. Claims located east of the Stillwater drainage divide are administered by the Custer Forest with the district office located in Red Lodge, MT. When the company proposes to conduct exploration a
Plan of Operations must be filed with the Forest Service for scoping and review.
Interested members of the public and other groups can review and comment on the proposal. The review must conform to NEPA (National Environmental Policy Act)
policy. The scoping process takes a minimum of 45 days, with on the ground review by biologists, archeologists, and wildlife specialists. Once the reviews have been conducted and reports written with recommendations, the Forest Service must analyze the comments and propose mitigation for substantive issues. Once these issues are addressed, a Decision Memo is prepared and signed by the
District Ranger allowing the company to proceed. The company then posts a bond, which is held by the State of Montana. Typically the bond is $600 per drill site and $1,000 per Decision Memo covering several sites for noxious weed abatement.
Once the site has been reclaimed and signed off on by the agencies the bond is released back to the company, but this typically takes several years.

                                     - 39 -

        At the current stage of exploration the permitting is relatively straight-forward, although the company must comply with all of the regulations pertaining to Environmental Protection Laws, Clean Air Act, Clean Water Act,
Endangered Species Act, National Environmental Policy Act and State
Environmental Protection Laws. These issues are reviewed during the scoping process and must be ruled to have no significant impact before a permit is issued.

        Once a mine is proposed the permitting procedure gets very intense, time consuming and costly. We believe that we are not far enough advanced in our exploration program to address the specific procedures and regulations at this time.

        With respect to costs, we prepare the Plan of Operations and do the site visits in-house with the assistance of a geologist, as required. We estimate our annual costs at a total of $30,000 per annum at our present level of exploration. Based on our existing exploration program we would expect this annual cost estimate to be relevant through the 2005 exploration season.
Currently we also have a blanket bond of $35,000 held by the State of Montana.

        Environmental Protection Laws

At its exploration operations, the Company is required to comply with federal environmental protection laws. The Company is also required to comply with regulations adopted by the U.S. Environmental Protection Agency (the "EPA"), the
U.S. Forest Service (the "USFS"), the Bureau of Land Management (the "BLM"), the
U.S. Fish and Wildlife Service, the United States Army Corps of Engineers and
other agencies. In each state in which the Company operates, various federal, state and local agencies enforce extensive laws and regulations, which address the environmental impacts of mining and mineral processing. Such laws and regulations address the potential for contamination of soil, water and air from various discharges or wastes generated in the normal course of mining activities. In particular, various legislation, including, but not limited to, the Clean Air Act, the Clean Water Act, the Endangered Species Act and the
National Environmental Policy Act, requires analyses and/or imposes effluent standards, new source performance standards, air quality and emissions standards and other design or operational requirements upon various aspects of gold exploration, mining and processing.

        Clean Air Act

The 1990 amendments to the Clean Air Act imposed a large number of new regulatory requirements, including the establishment of a federal air-permitting program, a list of regulated hazardous air pollutants, including various metals and cyanide, and expanded enforcement authority. The EPA has published final regulations establishing minimum elements of state operating permit programs.
The individual states were given until November 15, 1993 to submit their permit programs to the EPA for review and approval. Until federal approval of these state programs occurs, the full effect of the new regulations on the Company cannot be accurately predicted. At a minimum, the new federal program will require additional permitting at certain existing facilities and may require additional facility monitoring and additional air pollution control equipment.

                                     - 40 -

        Clean Water Act

The Clean Water Act is one of the principal federal environmental protection laws regulating mining operations. The Clean Water Act sets effluent limitations on wastewater discharges and establishes the National Pollution Discharge
Elimination System (the "NPDES"), which permits limited discharges from point sources, including certain mining facilities, into waters of the United States.
Permits with strict effluent limitations are often issued for discharges from ore processing, maintenance and heap leaching operations, for tailings ponds, and with respect to acid mine drainage. Clean Water Act permits are also required for the dredging and filling of all waters and wetlands (which are broadly defined under federal law) and for certain storm water discharges where runoff comes in contact with overburden.

        Endangered Species Act

Certain of the Company's properties are directly affected by the Endangered
Species Act through the listing of salmon as a threatened species. Absent the success of pending reform proposals to amend the effect of the Endangered
Species Act, the Company anticipates increasingly difficult permitting and operating conditions under the Endangered Species Act.

        National Environmental Policy Act

The National Environmental Policy Act requires all agencies to consider the impact on the human environment of major federal actions within the meaning of the National Environmental Policy Act. The Company's exploration activities often involve federal lands or federal permits, or both, and may trigger major federal actions. The National Environmental Policy Act's requirements for major federal actions are that they be reviewed in an environmental impact statement prepared by or under the direction of a federal agency, if the major federal actions have a significant impact on the human environment. Preparation of an environmental impact statement may delay the federal action being reviewed and the Company's activity, which depends on that action. The Company has no control over the preparation or review of the environmental impact statement, and delays resulting from environmental impact statement preparation or review are uncertain risks to the completion of any activity subject to the environmental impact statement required under the National Environmental Policy Act. The
Company currently does not have any activity subject to an environmental impact statement.

        State Environmental Protection Laws

Certain state environment protection laws address subjects - most notably groundwater withdrawal - not directly regulated by federal law. Other state environmental protection laws complement or overlap federal laws. Where states have enacted environmental protection laws covering similar subject matter as federal laws and the state laws are more stringent or burdensome, the Company must comply with the state law in all cases except where the state law is pre-empted by the federal law.

Employees

        As of December 31, 2001, we have two full-time employees and two part-time employees including our executive officers.

                                     - 41 -

                                LEGAL PROCEEDINGS

        There are no legal proceedings pending or threatened against us.

        On July 11, 2002 we commenced an action in the British Columbia Supreme
Court against First Choice Industries Ltd. ("First Choice") under No. S023888,
Vancouver registry by filing a Writ and Statement of Claim. These documents have been served on First Choice.

        The Statement of Claim references the Stillwater West PGM Agreement (the
"Agreement") of November 1, 2001 between us and First Choice and the notice of termination of the Agreement provided by First Choice to us on June 3, 2002. The
Statement of Claim does not contest the termination of the Agreement but does seek the specific performance of obligations owed to us by First Choice which accrued prior to any termination and remain outstanding pursuant to the terms of the Agreement. Specifically we seek an order that First Choice pay to us
$137,000 (U.S.) and issue 200,000 shares of First Choice's unrestricted, registered common stock to us in substitution for the shares provided to date, or, in the alternative, damages in lieu of specific performance and interest and costs. First Choice filed an Appearance on July 22, 2002 but has yet to file a
Statement of Defence. The parties are currently conducting settlement negotiations.

                                   MANAGEMENT

        Our current directors are John E. Andrews, Delbert W. Steiner, Theodore
Tomasovich, James W. Ashcroft and James D. Clucas. Mr. Clucas was appointed as a director on April 23, 2002. David Fraser, a director during 2001, resigned from the Board on April 1, 2002. Luca Riccio and Marc Oppenheimer, both directors during 2001, resigned from the Board on April 15, 2002. Dr. Reid Roderick Keays was appointed as a director on July 30, 2002.

     Name and           Age                  Principal Occupation for
   Municipality                                Previous Five Years
   of Residence
--------------------------------------------------------------------------------
John E. Andrews
President and CEO        55      From September 19, 1994 until July 30, 1999,
                                 Mr. Andrews was President and COO of Stillwater
                                 Mining Company, a mining company publicly
                                 traded on the American Stock Exchange. From
                                 August 1999, Mr. Andrews has been engaged as a
                                 consultant to the metals mining industry
                                 performing such duties as project and corporate
                                 valuations, operations review and expert
                                 witness testimony including consulting for
                                 Beartooth Platinum Corporation (formerly Idaho
                                 Consolidated Metals Corp.). On August 28th,
                                 2001 Mr. Andrews was appointed a Director of
                                 the Company. From October 9, 2001 to the
                                 present Mr. Andrews principal occupation is as
                                 President and CEO of the Company.

Delbert W. Steiner(1)
Director,                57      Mr. Steiner's principal occupation in the last
                                 five years is as President of the Company from
                                 September 15, 1988 to June 27, 1997 and from
                                 July 23, 1997 to October 9, 2001 and CEO of the
                                 Company from June 24, 1996 to June 27, 1997 and
                                 July 23, 1997 to October 9, 2001. Mr. Steiner
                                 has been a director of the Company since
                                 September 15, 1988.

Theodore Tomasovich
Director                 55      Director of the Company since July 22, 1997.
                                 Mr. Tomasovich's principal occupation in the
                                 last five years was as President of PYJ
                                 Corporation, a real estate development company,
                                 from October 1988 to the present.

                                     - 42 -

James W. Ashcroft(1)
Director                 62      Director of the Company since August 28, 2001.
                                 Mr. Ashcroft's principal occupation in the last
                                 five years was as President of J.W. Ashcroft &
                                 Assoc. Ltd. - Mining Consultants from 1998 to
                                 2001 and prior to 1998 as President of the
                                 Ontario Division of INCO Ltd., a Canadian
                                 mining company involved in the production of
                                 nickel and copper.

James D. Clucas(1)
Director                 59      Director of the Company since April 23, 2002.
                                 From 1970 to 1979 Mr. Clucas was Chief
                                 Financial Officer of the Manitoba Division of
                                 Inco Ltd., a Canadian mining company involved
                                 in the production of nickel and copper. In
                                 1984, he joined Centennial Minerals Ltd. as
                                 Vice-President, Finance and then served for 5
                                 years as President of High River Gold Mines
                                 Ltd. Mr. Clucas was President of Crystallex
                                 International from 1993 to 1995 and from August
                                 1995 to date has been the Chairman of Geostar
                                 Metals Inc., a junior Canadian company involved
                                 in the application of a new technology to treat
                                 nickel laterite deposits in the Phillippines
                                 and Brazil.

Dr. Reid Roderick Keays
Director                 63      Director of the Company since July 30, 2002.
                                 From 1992 to 1997, Dr. Keays was the Dean,
                                 Faculty of Science and Engineering, Laurentian
                                 University, Sudbury, Canada. From 1992 to the
                                 present, Dr. Keays has been a Full Professor at
                                 Laurentian University. From 1998 to the
                                 present, Dr. Keays has been a Professional
                                 Fellow at Monash University, Melbourne,
                                 Australia and from 1999 to the present has been
                                 Director, Victorian Institute of Earth and
                                 Planetary Sciences.

Wilfried.J. Struck
VP, Mining and
Exploration and Chief
Operating Officer        43      VP, Mining and Exploration and Chief Operating
                                 Officer of the Company since August 29, 1995.
                                 Mr. Struck's principal occupations in the last
                                 five years was as a self employed consulting
                                 geological mining engineer from July, 1991 to
                                 August 29, 1995 and as COO of the Company from
                                 August 1995 to the present.

Kenneth A. Scott
Chief Financial Officer  44      Chief Financial Officer of the Company since
                                 March 25, 1995. Mr. Scott's principal
                                 occupation is as a partner in Staley, Okada &
                                 Partners (formerly Staley, Okada, Chandler &
                                 Scott), Chartered Accountants.

Diane R. Garrett
VP, Corporate
Development, Corporate
Secretary                42      VP, Corporate Development of the Company since
                                 June 2001. Ms. Garrett's principal occupation
                                 in the last five years was as VP Corporate
                                 Development of Dayton Mining Corporation, a
                                 gold mining company with producing operations
                                 in North and South America and exploration
                                 projects in Central America, from February 1996
                                 to August 2000 and as a director of Romarco
                                 Minerals from 1999 to the present. From August
                                 2000 to January 2001, Ms. Garrett worked for
                                 Galaxy On-Line Inc., a wireless technology
                                 company. From January to June 2001, Ms. Garrett
                                 was engaged as a consultant in the precious
                                 metals mining industry performing project
                                 valuations for acquisitions.

(1)     Member of our Audit Committee.

        Each Director is elected at our annual shareholder's meeting and serves for a term of one year and until his successor is duly elected, unless his office is earlier vacated in accordance with our Articles of Continuance.

        There are no family relationships among our directors, executive officers or persons nominated or appointed to become directors or officers, nor have any of such persons been a party to or involved in any legal proceeding during the past five years that is material to an evaluation of the ability or integrity of such person.
                                     - 43 -

                             EXECUTIVE COMPENSATION

        The following compensation information relates to amounts paid to the
Chief Executive Officer for the preceding three (3) years. No other director or executive officer received compensation in excess of $100,000 in 2001, 2000 or
1999.

                         Annual Compensation                          Long Term Compensation
                    ---------------------------  ------------------------------------------------------------------
                                                                        Awards                            Pay-outs
                                                 -------------------------------------------------        --------
                                                                                        Restricted
                                                                                        Shares of
Name and Principal   Year       Salary            Other Annual       Securities Under   Restricted        LTIP         All Other
    Position        Ending      or Fee    Bonus   Compensation       Options Granted    Share Units       Pay-outs    Compensation

John E.Andrews       2001      US$20,655    -           -                400,000             -               -            -

Delbert W. Steiner   2001      US$79,750    -           -                275,000             -               -            -
                     2000      US$81,000    -           -                625,000
                     1999      US$67,850    -           -                 50,000             -               -            -

Pension Plans

        We do not have any defined benefit pension plan that provides annual benefits to any Executive Officers or any long-term incentive plans.

Compensation of Directors

        None of the Directors receives director's fees. Certain directors received stock option grants during 2001, as discussed below.

Executive Compensation

        Other than the Chief Executive Officer, none of the Executive Officers of the Company received any reportable salary or bonus during 2001. The following describes the stock option regime currently followed by us.

        We have a stock option plan dated January 9, 2001, under which the maximum number of options issuable shall not exceed 8,709,386 shares. On May 27,
2002, the shareholders approved an increase in the number of shares in the stock option plan from the original 6,586,442 shares to the current 8,709,386 shares.
Options granted on or after January 9, 2001 are for a maximum term of five years and vest as to 25% on allocation and 25% each six months thereafter. Options granted prior to the plan are for varying terms ranging from two to seven years and are immediately vested upon the date of grant.

                                     - 44 -

        Incentive stock options to purchase securities from us are granted to
Directors and employees on terms and conditions acceptable to the regulatory authorities in Canada, namely the TSX Venture Exchange. Incentive stock options for up to 10% of the number of issued and outstanding shares of the common stock may be granted from time to time, provided that incentive stock options in favor of any one individual may not exceed 5% of the issued and outstanding common shares. No incentive stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent and distribution, and each incentive stock option is exercisable during the lifetime of the option only by such optionee. The exercise price of all incentive stock options granted under the stock option program must be at least equal to the fair market value of such common shares on the date of grant, and the maximum term of each incentive stock option may not exceed five years. The exercise prices for incentive stock options are determined in accordance with TSX Venture
Exchange Guidelines and reflect the average closing price of our common shares for the ten trading days on the TSX Venture Exchange immediately preceding the day on which the Directors grant and publicly announce the incentive stock options. The Board of Directors may amend existing stock options granted to insiders of the Company.

        The following table sets forth, certain information on option grants to the Named Executives in 2001:

       Individual Grants
                                         Percentage of
Name               Number of             Total Options
                   Shares                Granted to         Exercise
                   Underlying            Employees in       Price Per     Expiration     Grant Date
                   Options Granted       Fiscal Year        Share(2)      Date           Value (1)
---------------------------------------------------------------------------------------------------
John E. Andrews    200,000(2)               12.70%           C$0.38       September 5,      C$4,000
                                                                          2006
                   200,000(3)               12.70%           C$0.27       November 7,      C$32,000
                                                                          2006
Delbert Steiner     75,000                   4.80%           C$0.80(4)    January 9,       C$11,250
                                                                          2006
                    50,000(2)                3.20%           C$0.38       September 5,      C$1,000
                                                                          2006
                   150,000(3)                9.50%           C$0.27       November 7,      C$24,000
                                                                          2006

(1)     Grant date value represents the difference between the exercise price and the fair market value of the shares underlying the options at the date of grant. The fair market value is the closing price of our common shares as reported by the TSX Venture Exchange (in Canadian dollars) on the date of the option grant.

(2)     Represents incentive stock options granted on September 5, 2001. The option shares vest and become exercisable 25% upon the date of grant and
        25% each six months thereafter.

(3)     Represents incentive stock options granted on November 7, 2001. The option shares vest and become exercisable 25% upon the date of grant and
        25% each six months thereafter.

(4)     Repriced from C$0.80 to C$0.38 on September 5, 2001.

        The following table sets forth, certain information on option grants to the Directors in 2001:

       Individual Grants
                                         Percentage of
Name               Number of             Total Options
                   Shares                Granted to         Exercise
                   Underlying            Directors in       Price Per        Expiration     Grant Date
                   Options Granted       Fiscal Year        Share(2)         Date           Value (1)
---------------------------------------------------------------------------------------------------
Theodore Tomasovich             50,000          3.20%           C$0.80(2)    January 9,          C$7,500
                                                                             2006
                                50,000          3.20%           C$0.38       September 5,        C$1,000
                                                                             2006
James W. Ashcroft              200,000         12.70%           C$0.38       September 5,        C$4,000
                                                                             2006
David Fraser                    50,000          3.20%           C$0.80(2)    January 9,          C$7,500
                                                                             2006
                                50,000          3.20%           C$0.38       September 5,        C$1,000
                                                                             2006
Marc Oppenheimer               200,000         12.70%           C$0.80(2)    January 9,         C$30,000
                                                                             2006
                                50,000          3.20%           C$0.38       September 5,        C$1,000
                                                                             2006
Luca Riccio                    200,000          12.7%           C$0.80(2)    January            C$30,000
                                                                             9, 2006
                                50,000           3.2%           C$0.38       September           C$1,000
                                                                             5, 2006

                                     - 45 -

(1)     Grant date value represents the difference between the exercise price and the fair market value of the shares underlying the options at the date of grant. The fair market value is the closing price of our common shares as reported by the TSX Venture Exchange (in Canadian dollars) on the date of the option grant.

(2)     Repriced from C$0.80 to C$0.38 on September 5, 2001.

        The following table summarizes option exercises and the value of unexercised stock options granted to the Named Executives as of December 31,
2001:

                                                           Number of Shares      Value of
                                                           Underlying            Unexercised
Name                                                       Unexercised           In-the-Money
                     Shares                                Options at            Options at
                     Acquired  on                          12/31/01              12/31/01
                     Exercise         Value Realized(1)    (Exercisable/         (Exercisable/
                                                           Unexercisable)        Unexercisable)(2)
--------------------------------------------------------------------------------------------------
John E. Andrews      -                -                    100,000/300,000       C$27,500/C$82,500
Delbert       W.     -                -                    731,250/168,750       C$191,000/C$49,500
Steiner

(1) The Value Realized is the difference between the exercise price and the fair market value of the shares underlying the options. The fair market value is the closing price of our common shares as reported by the TSX Venture
    Exchange (in Canadian dollars) on the date of exercise.

(2) The value of unexercised in-the-money options is the difference between the exercise price and the fair market value of the shares underlying the options. For purposes of determining the value of unexercised in-the-money options as of December 31, 2001, the fair market value is deemed to be
    C$.60, which the last closing price of our common shares reported on the TSX
    Venture Exchange during December 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the total-number of our common shares and the percentage of such beneficially owned as of June 30, 2002 by our Directors and Officers, and with respect to shares owned by each person or group known by us to be the beneficial owner of more than 5% of the shares.

--------------------------------------------------------------------------------
   Name of Beneficial Owners    Number of Shares Owned (**) Percent of Class(**)
--------------------------------------------------------------------------------
John E. Andrews                          237,500 (1)                   *
Director, President and CEO
1060 Maple Ridge Way,
Greensboro, GA
--------------------------------------------------------------------------------
Delbert W. Steiner                      2,210,982 (2)                4.92%
Director
3555 Country Club Drive
Lewiston, ID
--------------------------------------------------------------------------------
Theodore Tomasovich                    17,141,025 (3)                33.45%
Director
4812 Lakeview Canyon Road
Westlake Village, CA
--------------------------------------------------------------------------------
James Ashcroft                           192,500 (4)                   *
Director
337 Edgewater Road
Sudbury, ON
--------------------------------------------------------------------------------
James Clucas                             12,500 (5)                    *
Director
 1255 West Pender Street,
Vancouver, BC, V6E 2V1
--------------------------------------------------------------------------------
                                     - 46 -

Wilfried J. Struck                       699,583 (6)                 1.57%
Chief Operating Officer
P.O. Box 42
Red Lodge, MT
--------------------------------------------------------------------------------
Diane R. Garrett                         125,000 (7)                   *
VP, Corporate Development,
Corporate Secretary
HCI Box 923-23
Center Point, TX
--------------------------------------------------------------------------------
Kenneth A. Scott                         339,098 (8)                   *
Chief Financial Officer
225 - 4299 Canada Way
Burnaby, BC
--------------------------------------------------------------------------------
All Directors and Executive            20,958,188 (9)                39.33%
Officers as a Group (8 Persons)
--------------------------------------------------------------------------------
Resources Investment Trust             6,995,503 (10)                15.61%
Limited, Ocean House, 10/12
Little Trinity Lane, London,
UK, EC4V 2DH
--------------------------------------------------------------------------------
Tomasovich 1999 Revocable Trust        7,833,025 (11)                15.44%
4812 Lakeview Canyon Road
Westlake Village, CA
--------------------------------------------------------------------------------
Stillwater International Trust         8,743,000 (12)                19.91%
ATC Trustees (Cayman) Ltd., PO
Box 30592 S.M.B., Cayside, 2nd
Floor
George Town, Grand Cayman,
Cayman Islands, BWI
--------------------------------------------------------------------------------
*       Represents less than 1% of our common stock.

**      The number of common shares and percentage owned by each person includes shares as to which the person has sole or shared voting power or investment power and those which such person has the right to acquire within 60 days after June 30, 2002. As at June 30, 2002 there were
        44,021,930 common shares outstanding.

(1)     Includes 237,500 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.

(2)     Includes 825,000 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002. Also includes 152,500 shares, which may be issued upon the exercise of share purchase warrants at C$1.60 per share.

(3)     Includes indirect ownership of 7,833,025 shares owned, and shares which may be acquired on conversion of a convertible security, by the
        Tomasovich 1999 Revocable Trust for which Mr. Tomasovich is the Trustee.
        (See Note 11.) Includes indirect ownership of 8,743,000 shares owned by the Stillwater International Trust for which Mr. Tomasovich is a beneficiary. (See Note 12.) Includes indirect ownership of 39,000 shares owned within an IRA trust. Includes 152,500 shares issuable upon the exercise of warrants at C$1.60 per share. Includes 373,500 shares, which may be issued upon exercise of options exercisable within 60 days of
        June 30, 2002.

(4)     Includes 112,500 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.

(5)     Includes 12,500 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.

(6)     Includes 525,000 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002. Also includes 11,338 shares which may be acquired on exercise of warrants at C$0.70.

(7)     Includes 125,000 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.

(8)     Includes indirect ownership resulting from Mr. Scott being the beneficial owner of a holding company, which owns 276,674 shares. Also includes 37,500 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2002.

(9)     Includes all direct and indirect ownership by named executive officers and directors.

(10)    Includes 881,834 shares which may be acquired on exercise of warrants at
        C$0.70. Resources Investment Trust Limited is a public company listed on the Alternative Investment Market of the London Stock Exchange.

(11)    Includes 4,534,286 shares, which may be issued to the holder on conversion of a convertible debenture. Includes 2,267,143 shares, which may be issued on exercise of warrants. Theodore Tomasovich, director, is the Trustee of the Tomasovich 1999 Revocable Trust. (See Note 3.)

(12)    Theodore Tomasovich, director, is a beneficiary of the Stillwater
        International Trust. (See Note 3.)

                                     - 47 -

                            SELLING SECURITY HOLDERS

        The selling security holders identified in the following table are offering for sale 44,481,728 shares of our common shares. These shares were issued to our security holders or are shares which may be issued to the selling security holders under outstanding stock options, warrants and convertible securities as described below under "Recent Sales of Unregistered Securities."
28,897,191 of these shares are being offered by our directors, officers or principal stockholders.

        The selling security holders may offer their common shares for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers.

        The following table sets forth, as of June 30, 2002, the number of shares being held of record, or beneficially, or convertible to shares on exercise of existing options, warrants and convertible securities, by the selling security holders and provides by footnote reference any material relationship between us and the selling security holder, all of which is based upon information currently available to us.

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Brian Fagan, PO Box 48296 Bentall Centre,                15,000            *         15,000 (4)           -          -
Vancouver, BC, V7X 1A1
-----------------------------------------------------------------------------------------------------------------------
Sterling Securities International Ltd., PO              150,000            *        150,000 (4)           -          -
Box 793, Dartford, England, DA2 7Z6
-----------------------------------------------------------------------------------------------------------------------
Jim Barbieri, 814 East 16th Street, North                 1,500            *          1,500 (4)           -          -
Vancouver, BC, V7L 2V4
-----------------------------------------------------------------------------------------------------------------------
Gary Nelson, 313-3215 Cowichan Lake Road,                10,500            *         10,500 (4)           -          -
Duncan, BC, V9L 5G5
-----------------------------------------------------------------------------------------------------------------------
Rick W. Ford, 1418 Highland Place, RR #3,                 6,000            *          6,000 (4)           -          -
Cobble Hill, BC, V0R 1L0
-----------------------------------------------------------------------------------------------------------------------
Karen M. Ford,1418 Highland Place, RR #3,                 7,500            *          7,500 (4)           -          -
Cobble Hill, BC, V0R 1L0
-----------------------------------------------------------------------------------------------------------------------
Alex Ticknor, Chapman Site C-21, RR #1,                   1,500            *          1,500 (4)           -          -
Sechelt, BC, V0N 3A0
-----------------------------------------------------------------------------------------------------------------------
Geoffrey Clayton, 23533-128th Avenue, Maple               3,000            *          3,000 (4)           -          -
Ridge, BC, V2X 4R9
-----------------------------------------------------------------------------------------------------------------------
Sheila Nelson,701-9135-1514th Street,                     7,500            *          7,500 (4)           -          -
Surrey, BC, V3R 9G8
-----------------------------------------------------------------------------------------------------------------------
                                     - 48 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Strates Fireplace Centre,1200 Battle                      7,500            *          7,500 (4)           -          -
Street, Kamloops, BC, V2C 2W6
-----------------------------------------------------------------------------------------------------------------------
Brad Nelson,1747 Balaclava Street,                       30,000            *         30,000 (4)           -          -
Vancouver, BC, V6K 4B6
-----------------------------------------------------------------------------------------------------------------------
Brian Nelson,1747 Balaclava Street,                      30,000            *         30,000 (4)           -          -
Vancouver, BC, V6K 4B6
-----------------------------------------------------------------------------------------------------------------------
Ian Josephson, 15435-80A Avenue, Surrey,                  1,500            *          1,500 (4)           -          -
BC, V3S 7X7
-----------------------------------------------------------------------------------------------------------------------
272931 BC Ltd., 400-455 Granville Street,               150,000            *        150,000 (4)           -          -
Vancouver, BC, V6C 1T1
-----------------------------------------------------------------------------------------------------------------------
Mike Dolighan, SS1, Box 6, S-21, Stn Main,                1,500            *          1,500 (4)           -          -
Kimberley, BC, V1A 2Y3
-----------------------------------------------------------------------------------------------------------------------
Shaun Josephson, 1011-12th Street,                        1,500            *          1,500 (4)           -          -
Kamloops, BC, V2B 3C3
-----------------------------------------------------------------------------------------------------------------------
Stash Rides, 1384 Cambridge Drive,                        7,500            *          7,500 (4)           -          -
Coquitlam, BC, V3J 2P7
-----------------------------------------------------------------------------------------------------------------------
Gurmit Kaur Sumel, 4420 Westminster                       7,500            *          7,500 (4)           -          -
Highway, Richmond, BC, V7C 1B5
-----------------------------------------------------------------------------------------------------------------------
Bawa Singh Sumel, 4420 Westminster Highway,               7,500            *          7,500 (4)           -          -
Richmond, BC, V7C 1B5
-----------------------------------------------------------------------------------------------------------------------
Gary Brassart, #117-20575 Langley By-Pass,                1,500            *          1,500 (4)           -          -
Langley, BC, V3A 5E8
-----------------------------------------------------------------------------------------------------------------------
Mindy Sumel, 4420 Westminster Highway,                   15,000            *         15,000 (4)           -          -
Richmond, BC, V7C 1B5
-----------------------------------------------------------------------------------------------------------------------
Mindy Sumel for Devon Sumel, 4420                        13,500            *         13,500 (4)           -          -
Westminster Highway, Richmond, BC, V7C 1B5
-----------------------------------------------------------------------------------------------------------------------
Mindy Sumel for Lauren Sumel, 4420                       13,500            *         13,500 (4)           -          -
Westminster Highway, Richmond, BC, V7C 1B5
-----------------------------------------------------------------------------------------------------------------------
                                     - 49 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------

Colin Clark, 2954 Panorama Drive, North                   3,750            *          3,750 (4)           -          -
Vancouver, BC, V7G 2A4
-----------------------------------------------------------------------------------------------------------------------
Stephen B. Parker, 2695 Cactus Court, North               3,000            *          3,000 (4)           -          -
Vancouver, BC, V7H 1R7
-----------------------------------------------------------------------------------------------------------------------
Rob Trenaman, 4626 Lockehaven Place, North               17,700            *         17,700 (4)           -          -
Vancouver, BC, V7G 2B8
-----------------------------------------------------------------------------------------------------------------------
Mark Trotzuk, 1771 East Hastings Street,                 17,700            *         17,700 (4)           -          -
Vancouver, BC, V5L 1T1
-----------------------------------------------------------------------------------------------------------------------
Bill Trenaman, 513 Yale Road, Port Moody,                 9,000            *          9,000 (4)           -          -
BC, V3H 3K4
-----------------------------------------------------------------------------------------------------------------------
Angela Nielsen, 1538 Fulton Avenue, West                  7,500            *          7,500 (4)           -          -
Vancouver, BC, V7V 1S6
-----------------------------------------------------------------------------------------------------------------------
Steve Swatton, 2062 Whyte Avenue,                         9,000            *          9,000 (4)           -          -
Vancouver, BC, V6J 1B5
-----------------------------------------------------------------------------------------------------------------------
Plen Dickson, 6992 Cypress Street,                        9,000            *          9,000 (4)           -          -
Vancouver, BC, V6P 5M1
-----------------------------------------------------------------------------------------------------------------------
Cheryl Kermeen, 3449 Bossetti Drive,                      9,000            *          9,000 (4)           -          -
Ladysmith, BC, V9G 1J9
-----------------------------------------------------------------------------------------------------------------------
N.J. Nielsen Ltd., 1538 Fulton Avenue, West              17,250            *         17,250 (4)           -          -
Vancouver, BC, V7V 1S6
-----------------------------------------------------------------------------------------------------------------------
Rob Layng, 1030 Millar Creek road, Unit 1B,               1,500            *          1,500 (4)           -          -
Whistler, BC, V0N 1B1
-----------------------------------------------------------------------------------------------------------------------
Keith Leech, #209-2540 Cornwall Avenue,                   1,500            *          1,500 (4)           -          -
Vancouver, BC, V6K 1B8
-----------------------------------------------------------------------------------------------------------------------
Rose Marie Gill, 2048 Boulevard Crescent,                 1,500            *          1,500 (4)           -          -
North Vancouver, BC, V7L 3Z1
-----------------------------------------------------------------------------------------------------------------------
Wayne Gilbert, 250 Kimbrook Crescent,                     1,500            *          1,500 (4)           -          -
Kimberley, BC, V1A 3A7
-----------------------------------------------------------------------------------------------------------------------
John Dunn, 8531 Allison Road, Richmond, BC,               1,500            *          1,500 (4)           -          -
V6Y 3H9
-----------------------------------------------------------------------------------------------------------------------
Debbie Radonich, 1384 Cambridge Drive,                   22,500            *         22,500 (4)           -          -
Coquitlam, BC, V3J 2P7
-----------------------------------------------------------------------------------------------------------------------
                                     - 50 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Tim G. Larson, 1927 West 17th Avenue,                     4,500            *          4,500 (4)           -          -
Vancouver, BC, V6J 2N2
-----------------------------------------------------------------------------------------------------------------------
Armand Distefano, 1669 Balmoral Avenue,                   3,000            *          3,000 (4)           -          -
Coquitlam, BC, V3J 4Y7
-----------------------------------------------------------------------------------------------------------------------
Carol Billingsley, 7239 Oak Street,                       3,000            *          3,000 (4)           -          -
Vancouver, BC, V6P 4A1
-----------------------------------------------------------------------------------------------------------------------
Frank De Koning, 117-20575 Langley Bypass,                1,500            *          1,500 (4)           -          -
Langley, BC, V3A 5E8
-----------------------------------------------------------------------------------------------------------------------
Claire Thornthwaite, P.O. Box 745,                        3,000            *          3,000 (4)           -          -
Whistler, BC, V0N 1B7
-----------------------------------------------------------------------------------------------------------------------
Allan H. Ferguson, Unit 24, 7715 Luckakuck                7,500            *          7,500 (4)           -          -
Place, Sardis, BC, V2R 3N6
-----------------------------------------------------------------------------------------------------------------------
Ron Ewing, #900-999 West Hastings Street,                13,500            *         13,500 (4)           -          -
Vancouver, BC, V6C 2W2
-----------------------------------------------------------------------------------------------------------------------
Barbara Thompson, #101-8580 General Currie                7,500            *          7,500 (4)           -          -
Road, Richmond, BC, V6Y 1M3
-----------------------------------------------------------------------------------------------------------------------
Gregory Miles, #31-1091 Broughton Street,                15,000            *         15,000 (4)           -          -
Vancouver, BC, V6G 2A9
-----------------------------------------------------------------------------------------------------------------------
Robin G. Tolhurst, 2773 Thompson Avenue,                  3,000            *          3,000 (4)           -          -
Victoria, BC, V8R 3K7
-----------------------------------------------------------------------------------------------------------------------
Josephine N. Stonehocker, Unit 29,                        1,500            *          1,500 (4)           -          -
19797-64th Avenue, Langley, BC, V2Y 1G9
-----------------------------------------------------------------------------------------------------------------------
James Seaton Kermeen, 1 Arbourlane, 5773                  9,000            *          9,000 (4)           -          -
Mayview Circle, Burnaby, BC, V5E 4B7
-----------------------------------------------------------------------------------------------------------------------
Chuck Tang, 5051 Quebec Street, Vancouver,                3,000            *          3,000 (4)           -          -
BC, V5W 2N3
-----------------------------------------------------------------------------------------------------------------------
James Pauls, 255-1755 Robson Street,                      3,000            *          3,000 (4)           -          -
Vancouver, BC, V6G 3B7
-----------------------------------------------------------------------------------------------------------------------
                                     - 51 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Imex Resources Ltd., 301-1110 Hamilton                    3,750            *          3,750 (4)           -          -
Street, Vancouver, BC, V6B 2S2
-----------------------------------------------------------------------------------------------------------------------
Clause Ritter and/or Sigrid Ritter,                      15,000            *         15,000 (4)           -          -
12740-21A Avenue, South Surrey, BC, V4N 5S8
-----------------------------------------------------------------------------------------------------------------------
Barrie M. Gillmore, 850-1075 West Georgia                 3,750            *          3,750 (4)           -          -
Street, Vancouver, BC, V6E 3C9
-----------------------------------------------------------------------------------------------------------------------
Niels J. Nielsen, 1538 Fulton Avenue, West               17,250            *         17,250 (4)           -          -
Vancouver, BC, V7V 1S6
-----------------------------------------------------------------------------------------------------------------------
Lawrence Roulston, 3389 Radcliffe Avenue,                15,000            *         15,000 (4)           -          -
West Vancouver, BC V7V 1G7
-----------------------------------------------------------------------------------------------------------------------
Gary Logan, 4508 Strathcona Road, North                  15,000            *         15,000 (4)           -          -
Vancouver, BC, V7G 1G3
-----------------------------------------------------------------------------------------------------------------------
John A. Van Duzen, 5184 Sonora Drive, North               7,500            *          7,500 (4)           -          -
Vancouver, BC, V7R 3V6
-----------------------------------------------------------------------------------------------------------------------
Robert N. Strate, 4747 Aspen Park Drive,
Kamloops, BC, V2H 1M5                                     3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Adam Sumel, 4420 Westminster Highway,
Richmond, BC, V7C 1B5                                    16,500            *         16,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Alvin W. Jackson, 680 Greenwood Road, West
Vancouver, BC, V7S 1X7                                    9,000            *          9,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
David Parkes, 460-2609 Granville Street,
Vancouver, BC, V6H 3H3                                    1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Gordon Bennett, 460-2609 Granville Street,
Vancouver, BC, V6H 3H3                                    1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Alan Saunders, for Carli Saunders, 977
Beaumont Drive, North Vancouver, BC, V7R 1P7              3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Sharon M. Gilbert, 250 Kimbrook Court,
Kimberley, BC, V1A 3A7                                    1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Ian Sinclair, 1943 East Hastings Street,
Vancouver, BC, V5L 1T5                                    3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Tony Riddle, 3646 West 48th Avenue,
Vancouver, BC, V6N 3R3                                   15,000            *         15,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Jean Marguerite Bonvini, 741 Montroyal
Boulevard, North Vancouver, BC, V7R 2G4                   6,000            *          6,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
                                     - 52 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Jeanette Mary Rogerson, #8, 888 West 16th
Street, North Vancouver, BC, V7P 1R3                      6,000            *          6,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Jacob Hamilton, 5461 Brydon Crescent,
Langley, BC, V3A 4A3                                      1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Tom Prochazka, P.O. Box 745, Whistler, BC,
V0N 1B0                                                   3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Moira Boyd, 1277 Evelyn Street, North
Vancouver, BC, V7K 3A7                                    1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Barbara Baxter, 2152 Sifton Avenue,
Kamloops, BC, V1S 1A5                                     6,000            *          6,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Gerald Roper, 1229 West 23rd Street, North
Vancouver, BC, V7P 2H5                                    3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Dianne Distefano, 1669 Balmoral Avenue,
Coquitlam, BC, V3J 5Y7                                    3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Sandra Lynne Strate, 4747 Aspen Park Drive,
Kamloops, BC, V2H 1M5                                     3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Hazel A. Minaker, 1971 Valleyview Drive,
Kamloops, BC, V2C 4C1                                     3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
John T. Wheeler, 1375 West Keith Road,
North Vancouver, BC, V7P 1Y9                              1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Ted Wheeler, 43 East 3rd Avenue, Vancouver,
BC, V5T 1C5                                               1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Doris Ticknor, Chapman Site, C-21, RR #1,
BC, V0N 3A0                                               1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Laurie E. Barbieri, 1025 Grand Boulevard,
North Vancouver, BC, V7L 3X1                              1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Carolyn Osborne for Jesse Osborne, 1940
Valleyview Drive, Kamloops, BC, V2C 4B9                   6,000            *          6,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Olive M. Lucky, 1940 Valleyview Drive,
Kamloops, BC, V2C 4B9                                     4,500            *          4,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
TBC Investments, 1400 Riverside Drive,
North Vancouver, BC, V7H 1V5                             17,100            *         17,100 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Mark Strate, 1200 Battle Street, Kamloops,
BC, V2C 2N6                                               6,000            *          6,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Deborah Hodge, 7480 Colleen Street,
Burnaby, BC, V5A 2A6                                      5,250            *          5,250 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
William J. Boden, 4264 West 9th Avenue,
Vancouver, BC, V6R 2C5                                    4,500            *          4,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Gordon Minaker, 1971 Valleyview Drive,
Kamloops, BC, V2C 4C1                                     3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
                                     - 53 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Carlisle Holdings Ltd., 4420 Westminster
Highway, Richmond, BC, V7C 1B5                           16,500            *         16,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Scott Kennedy, 20326-92A Avenue, Langley,
BC, V1M 2M7                                               1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Showroom Lease Inc., 1570 Main Street,
North Vancouver, BC, V7J 1E2                              5,250            *          5,250 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
BNM Management Ltd., 5380 Smith Drive, #29,
Richmond, BC, V6V 2K8                                     7,500            *          7,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Rita Millikin, 2420 William Avenue, North
Vancouver, BC, V7K 1Z3                                    3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Penny Hamilton, #117-20575 Langley Bypass,
Langley, BC, V3A 5E8                                      1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Betty Lebel, 629 Verona Place, North
Vancouver, BC, V7N 3A4                                    3,000            *          3,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Robert Boyd, 1277 Evelyn Street, North
Vancouver, BC, V7K 3A7                                    1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Bob Melnychuk, 3560 Arthur Drive, Delta,
BC, V4K 3N2                                               1,500            *          1,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Maria Minicucci, 6156 Victoria Drive,
Vancouver, BC, V5P 3X4                                    7,500            *          7,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
David Fraser, 1200-999 West Hastings
Street, Vancouver, BC, V6C 2W2                           15,000            *         15,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Sigrid Ritter, 12740-21A Avenue, Surrey,
BC, V4A 6P2                                               4,500            *          4,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Kelly Taylor, 860-625 Howe Street,
Vancouver, BC, V6C 2T6                                    7,500            *          7,500 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Ronald Erwin Walter, 1037 Palermo Street,
Coquitlam, BC, V3J 6S8                                    3,750            *          3,750 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Craig Drill Capital, L.P., 767 Fifth
Avenue, New York, NY 10153                              450,000            *        450,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Mitchell Nelson, 134 East 80th Street, New
York, NY 10021                                          150,000            *        150,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Telecast Communications Inc., Defined
Benefit Pension Plan, 10797 E. Palm Ride                132,353            *        132,353 (4)           -          -
Drive,  Scottsdale, AZ 85259
-----------------------------------------------------------------------------------------------------------------------
Okanadian Management Corp., 1001 - 825 8th              352,941            *        352,941 (4)           -          -
Avenue SW, Calgary, AB T2P 2T3
-----------------------------------------------------------------------------------------------------------------------
Tuscarora Capital Inc., 3104 - 77 King                  529,413            *        529,413 (4)           -          -
Street W, Toronto, Ontario M5K 1H1
-----------------------------------------------------------------------------------------------------------------------
Bruce Mitchell, 3424 Paul Anka Drive,                   264,705            *        264,705 (4)           -          -
Ottawa, Ontario K1V 9K6
-----------------------------------------------------------------------------------------------------------------------
                                     - 54 -

272931 BC Ltd., 400 - 455 Granville St.,                176,471            *        176,471 (4)           -          -
Vancouver, BC
-----------------------------------------------------------------------------------------------------------------------
Sterling Securities International Ltd.
PO Box 793, Dartford England DAZ 7ZY                    176,471            *        176,471 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Erminia Minicucci, 6228 East 17th Street,
North Vancouver, B.C.                                   176,471            *        176,471 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Peter Brown, 2200 - 609 Granville Street,
Vancouver, B.C. V7Y 1H2                                 264,707            *        264,707 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Pacific International Securities Inc.
1900 - 666 Burrard Street, Vancouver, B.C.               11,765            *             11,765           -          -
V6C 3N1
-----------------------------------------------------------------------------------------------------------------------
Jennings Capital Inc., 2600 - 520 5th
Avenue SW, Calgary, A.B. T2P 3R7                         39,706            *             39,706           -          -
-----------------------------------------------------------------------------------------------------------------------
Graeme Currie, 1765 Gordon Avenue, West
Vancouver, B.C. V7V 1V4                                 163,044            *        163,044 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Eleuterra Investment Management 2004 - 200
King Street West, Toronto, Ontario W5H 3T4              326,087            *        326,087 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Belmont Investments Ltd.
11971 Flamingo Court, Richmond, B.C. V7E 3S7            163,044            *        163,044 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Hideo Kita, 4812 Lakeview Canyon Road,                  136,055            *        136,055 (4)           -          -
Westlake Village, CA, 91361
-----------------------------------------------------------------------------------------------------------------------
Stan Moore, 200-1125 West 190th Street,                 340,136            *        340,136 (4)           -          -
Gardena, CA, 90248
-----------------------------------------------------------------------------------------------------------------------
Stan Case, 9803 - 209 Street,Edmonton AB,               432,000            *        432,000 (4)           -          -
T5T 5X9
-----------------------------------------------------------------------------------------------------------------------
Sterling Securities International Ltd., PO
Box 793, Dartmouth, England, DAZ 7ZY                  3,528,571        5.91%      3,528,571 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Staley, Okada, Chandler & Scott, 225-4299
Canada Way, Burnaby, BC,                                707,250        1.18%        707,250 (4)           -          -
V5G 1H3
-----------------------------------------------------------------------------------------------------------------------
Arthur T. Fisher & Associates Ltd.,
1006-750 West Pender Street, Vancouver, BC,             441,582            *        441,582 (4)           -          -
V6C 2T8
-----------------------------------------------------------------------------------------------------------------------
Arthur T. Fisher Lines Overseas Management
(Cayman) Limited, Buckingham Square, West             1,283,769        2.15%      1,283,769 (4)           -          -
Bay Road, SMB PO Box 1159, GT, Grand
Cayman, Cayman Islands
-----------------------------------------------------------------------------------------------------------------------
                                     - 55 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Humboldt Capital Corporation, 633-6th
Avenue SW, Suite 1760, Calgary, AB, T2P 2Y5             435,000            *        435,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Paul Rohde, 1415 N. Kenter Ave., Los
Angeles, CA, 90049                                      120,000            *        120,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
David Fraser, 1200-999 West Hastings
Street, Vancouver, BC, V6C 2W2                           51,015            *         51,015 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Bryce Porter, 1006-750 West Hastings
Street, Vancouver, BC, V6C 2T8                          150,000            *        150,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Roman Friedrich, 2950 Altamont Cres., West
Vancouver, BC, V7V 3C1                                   85,034            *         85,034 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Navtej Purewal, 7894 Glover Road, Langley,
BC, V1M 3S2                                             150,000            *        150,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Laurie Sadler, 13492 Marine Drive, Surrey,
BC, V4A 1G2                                              60,000            *         60,000 (4)           -          -
-----------------------------------------------------------------------------------------------------------------------
Pacific International Securities Inc.
1900 - 666 Burrard Street, Vancouver, B.C.               78,571            *             78,571           -          -
V6C 3N1
-----------------------------------------------------------------------------------------------------------------------
Arthur T. Fisher, 1006-750 West Pender
Street, Vancouver, BC, V6C 2T8                           57,800            *             57,800           -          -
-----------------------------------------------------------------------------------------------------------------------
Resources Investment Trust Limited, Ocean
House, 10/12 Little Trinity Lane, London,             6,995,503       11.72%      6,995,503 (4)           -          -
UK, EC4V 2DH
-----------------------------------------------------------------------------------------------------------------------
John Andrews, 1060 Maple Ridge Way,
Greensboro, GA, 30642                                   550,000            *        550,000 (5)           -          -
-----------------------------------------------------------------------------------------------------------------------
Delbert Steiner, 3555 Country Club Drive,
Lewiston, Idaho, 83501                                2,385,982       3.99%       2,385,982 (6)           -          -
-----------------------------------------------------------------------------------------------------------------------
Theodore Tomasovich, 4812 Lakeview Canyon
Road, Westlake Village, CA, 91361                       588,500            *        588,500 (7)           -          -
-----------------------------------------------------------------------------------------------------------------------
Tomasovich 1999 Revocable Trust, 2641
Lombardy Road, San Marino, California, 91108          7,833,025       13.10%      7,833,025 (3)           -          -
-----------------------------------------------------------------------------------------------------------------------
Stillwater International Trust, ATC
Trustees (Cayman) Ltd., PO Box 30592                  8,743,000       14.62%          8,743,000           -          -
S.M.B., Cayside, 2nd Floor, George Town,
Grand Cayman, Cayman Islands, BWI
-----------------------------------------------------------------------------------------------------------------------
James W. Ashcroft, 337 Edgewater Road,
Sudbury, ON, P3G 1J7                                    250,000            *        250,000 (8)           -          -
-----------------------------------------------------------------------------------------------------------------------
James D. Clucas, 1255 West Pender Street,
Vancouver, BC, V6E 2V1                                   50,000            *         50,000 (9)           -          -
-----------------------------------------------------------------------------------------------------------------------
Wilfried Struck, PO Box 42, Red Lodge, MT,
59068                                                   799,583       1.34%        799,583 (10)           -          -
-----------------------------------------------------------------------------------------------------------------------
                                     - 56 -

                                                     Beneficial Ownership of Selling Security Holder
-----------------------------------------------------------------------------------------------------------------------
                                                                Prior to Offering (1)             After Offering (2)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Number
                                                                                      of Shares
Name of Selling Security Holder                           Number      Percent    offered hereby(2)       Number  Percent
-----------------------------------------------------------------------------------------------------------------------
Kenneth A. Scott, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                     124,924            *       124,924 (11)           -          -
-----------------------------------------------------------------------------------------------------------------------
Kenneth A. Scott, Inc., 225-4299 Canada
Way, Burnaby, BC V5G 1H3                                276,674            *            276,674           -          -
-----------------------------------------------------------------------------------------------------------------------
Diane R. Garrett, HCI Box 923 - 23, Center
Point, TX 78010                                         300,000            *       300,000 (12)           -          -
-----------------------------------------------------------------------------------------------------------------------
Larry M. Okada, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                      14,578            *             14,578           -          -
-----------------------------------------------------------------------------------------------------------------------
Charles N. Chandler, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                      14,578            *             14,578           -          -
-----------------------------------------------------------------------------------------------------------------------
Jay Bhagirath, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                      11,348            *             11,348           -          -
-----------------------------------------------------------------------------------------------------------------------
Leif Vickars, 225-4299 Canada Way, Burnaby,
BC V5G 1H3                                                1,655            *              1,655           -          -
-----------------------------------------------------------------------------------------------------------------------
Kerry Spong, 225-4299 Canada Way, Burnaby,
BC V5G 1H3                                                5,000            *              5,000           -          -
-----------------------------------------------------------------------------------------------------------------------
Gary Traher, 225-4299 Canada Way, Burnaby,
BC V5G 1H3                                                2,917            *              2,917           -          -
-----------------------------------------------------------------------------------------------------------------------
Crystallex International Corporation,
902-700 West Pender Street, Vancouver,                2,250,000        3.76%     2,250,000 (13)           -          -
B.C., V6C 1G8
-----------------------------------------------------------------------------------------------------------------------
Chrome Corporation of America, 5613 S.
Prince Street, Littleton, CO, 80120                     300,000            *            300,000           -          -
-----------------------------------------------------------------------------------------------------------------------
Emerald Chimera, LLC, 716 South 348th
Street, Federal Way, WA, 98003                          550,000            *            550,000           -          -
-----------------------------------------------------------------------------------------------------------------------

*       Represents less than 1% of the outstanding shares of common stock.

(1)     Applicable percentage of ownership is based on 44,021,930 common shares outstanding as of June 30, 2002. The number of common shares and percentage owned by each person includes shares as to which the person has the right to acquire upon exercise of options and/or warrants and conversion of convertible securities.

(2)     Assumes that all shares are sold pursuant to this offering and that no other common shares are acquired or disposed of by the selling security holders prior to the termination of this offering. Because the selling security holders may sell all, some or none of their shares or may acquire or dispose of other common shares, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of common shares that each selling security holder will own upon completion of this offering.

(3)     Includes an estimated 6,801,429 shares which would be issued to the
        Trust on conversion of a debenture and full exercise of related warrants.

(4)     Includes the common shares issued on the related private placement and the common share equivalent of the non-transferable one-half common share purchase warrant issued to the holder as part of the private placement.

(5)     Includes 550,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002.

(6)     Includes 1,000,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002 and 152,500 common shares, which may be issued to the holder upon the exercise of warrants outstanding at June 30, 2002.

(7)     Includes 436,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002 and 152,500 common shares, which may be issued to the holder upon the exercise of warrants outstanding at June 30, 2002.

(8)     Includes 250,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002.

(9)     Includes 50,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002.

(10)    Includes 625,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002 and 11,338 common shares, which may be issued to the holder upon the exercise of warrants outstanding at June 30, 2002.

(11)    Includes 100,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002.

(12)    Includes 300,000 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002.

(13)    Includes 2,093,958 common shares, which may be issued to the holder upon the exercise of options outstanding at June 30, 2002.

                                     - 57 -

        We will pay all expenses in connection with the distribution of the shares of common stock being sold by the selling security holders, except for the fees and expenses of any counsel and other advisors that any selling security holders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

        We will not receive any of the proceeds of the sale of the shares offered by the selling security holders.

        The selling security holders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling security holders or by pledgees, donees, transferees or other successors in interest without an underwriter. Such sales may be made on the TSX Venture Exchange, the Pink
Sheets, any exchange upon which our shares may trade in the future, over-the-counter, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The shares may be sold by one or more of the following, without limitation:

o       a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o       purchases by a broker or dealer for its account pursuant to this prospectus;

o       ordinary brokerage transactions and transactions in which the broker solicits purchases;

o       through options, swaps or derivatives;

o       in privately negotiated transactions;

o       in transactions to cover short sales;

o       through a combination of any such methods of sale; or

o       in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

        The selling security holders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

                                     - 58 -

        The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        From time to time the selling security holders may engage in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling security holder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling security holder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        We have paid or accrued for payment the following amounts to related parties:

        We paid salary of $77,500 to our Chief Operating Officer in 2001,
$73,000 in 2000 and $72,000 in 1999.

        We paid management fees of $188,521 to two companies controlled by our directors during 2001. Both of these management contracts have been terminated by December 31, 2001. One of these companies, Crystallex International
Corporation ("Crystallex"), was granted options to purchase up to 2,250,000 of our shares for a contract price of C$1.08 per share. Pursuant to the termination agreement the options may be exercised until November 15, 2002.

        We engaged Fraser & Co. as Canadian legal counsel from February 1, 2000 to April 1, 2002. David Fraser is a partner in Fraser & Co. and was a director for the Company from June 2000 until his resignation on April 1, 2002. Fees paid or accrued to Fraser & Co. during the December 2001 fiscal year amounted to
$92,653 and $112,090 in 2000.

Global Settlement Agreement

        By an agreement dated January 8, 2000, we reached a settlement with various parties to conclude numerous lawsuits, disagreements and contractual relationships. As a result, all actions in which we were named have been dismissed, with prejudice, at no cost to us except for our direct legal, indemnity and other related costs.

        A summary of the lawsuits, disagreements and contractual relationships follows:
                                     - 59 -

               Civil Suit by Gumprecht - Promissory Note

        On October 17, 1997, a lawsuit was brought against the Company and others in the State of Idaho, Supreme Court number 25477 (civil case number
31150) by Thomas Gumphrect and Bonnie Witrak). The Plaintiffs brought the action to collect on a promissory note dated October 19, 1995 entered into between the
Plaintiffs and the Company in the amount of $250,000. In connection with the execution of the promissory note, the Company and Plaintiffs entered into a security agreement, which granted the Plaintiffs a security interest in certain assets. The Plaintiffs sought possession of certain assets, which included equipment located at the Eckert's Hill Mine and Mill site and at the Golden
Eagle site. The Plaintiffs sought a judgment in the total amount of $308,000 for principal and interest up to and including October 1, 1997.

        During 1998, the Company elected to allow a default to be entered in the lawsuit and the Court ordered the Company to pay the amount of $332,216 (paid), which included interest through May 17, 1998. The Court denied the Plaintiffs'
claim for attorney fees and filed an appeal of this decision.

               Civil Suit by Gumprecht - Share Exchange

        During 1996, Thomas Gumphrecht brought a lawsuit against Idaho Mining &
Development Company ("IMD") and Joseph Swisher in the State of Idaho, Idaho
County civil consolidated case number 30534. The case was consolidated with civil case number 30968 brought by Thomas Gumphrect and Kirke White against IMD,
Joseph Swisher, the Company, and Delbert and Elli Steiner. During 1997, the
Plaintiff filed an Amended Complaint, which added the Company and Delbert and
Elli Steiner as defendants (with IMD and Joseph Swisher, collectively the
"Defendants"). The Plaintiff alleges that the Plaintiff made various loans to
Idaho Non-Metallic Mineral, a company owned in part by Mr. Steiner and Mr.
Swisher, in exchange for shares of Silver Crystal Mines and IMD. The Plaintiff claims that prior to December 1991, the parties to the lawsuit had an oral agreement to exchange the Plaintiff's shares in Silver Crystal and IMD for
250,000 of the Company's shares, which were owned by IMD. The Plaintiff is seeking transfer of such shares. The Defendants deny that any such oral agreement was made and have raised the statute of frauds and statute of limitations as defenses to the Plaintiff's claims.

        During 1998, the Court dismissed the claims for securities fraud and negligent misrepresentation, on summary judgment. The remaining claims of the lawsuit moved to the discovery phase and a trial date was set for August 23,
1999.

               Civil Suit by Gumprecht - Derivative Action

        On August 5, 1997, Thomas Gumphrect and Kirke White, on behalf of the shareholders of Silver Crystal Mines, Inc., brought a lawsuit against Delbert
Steiner and others in the State of Idaho, Idaho County civil case number 31666.
Subsequently, the Company was added to the lawsuit, but not named formally, and
Miriam M. Lee, trustee of the Miriam M. Lee Trust dated May 5, 1973 substituted as plaintiff representing the shareholders of Silver Crystal Mines, Inc.

        The lawsuit made allegations against Mr. Steiner and named the Company with respect to the transfer of various funds and alleged agreements between Mr.
Steiner and the Plaintiffs set out more particularly as follows:

        The Plaintiffs alleged that Mr. Joseph Swisher was involved in the creation of the Company, an allegation denied by the Company. The Plaintiffs further alleged that the Company paid Silver Crystal $800,000 for the construction of the Eckert's Hill Mine and Mill site, an allegation admitted by the Company. The Plaintiffs alleged that such funds were diverted for the personal use of Mr. Joseph Swisher, an allegation denied by the Company.

                                     - 60 -

        The Plaintiffs alleged that the Company made an August 1995 agreement, to exchange the stock of the Plaintiffs in Silver Crystal for that of the
Company. The Company admitted an offer was made to this effect, but denied that such offer was accepted and as a result no agreement was formed.

        The Plaintiffs alleged that Mr. Steiner solicited funds from the
Plaintiffs while acting as their attorney and deposited such funds into his attorney/client trust account and/or his attorney general business account. The
Plaintiffs alleged such funds were given to Mr. Steiner in exchange for stock in the Company, which was not delivered. The Plaintiffs alleged that the solicitation of funds, the depositing of such funds into Mr. Steiner's client accounts, the disbursement of such funds without accounting, and the failure to transfer stock to the Plaintiffs exhibits negligence by failure to exhibit the care expected of a reasonably prudent attorney acting in the same or similar circumstances in the same or similar community. Mr. Steiner specifically denied soliciting funds from the Plaintiffs and stated that the disbursement of such funds was undertaken at the instruction of the Plaintiff, Mr. Gumprecht. Mr.
Steiner further denied the remainder of the aforementioned allegations.

        The Plaintiffs were seeking recission and restitution of funds, compensatory damages, specific performance of the alleged contract, the formation of a constructive trust in the Golden Eagle Mining properties and all
Company stock owned by Mr. Joseph Swisher and IMD, punitive damages for
$1,000,000, and several orders relating to the Golden Eagle Property, Silver
Crystal Mines, Inc., IMD and Mr. Swisher.

        IndemnificationIn order to reach a final settlement, a director agreed to transfer 252,000 common shares of his own personal company stock to certain of the plaintiffs. We had agreed to indemnify our officers and directors in relationship to the settlement hearings, which were successful in concluding the various matters. Accordingly, we allotted 252,000 common shares from treasury, which were issued upon receipt of regulatory approval to cover such indemnification. The deemed value of such allotment in the amount of $239,202 was accrued in the year ended December 31, 1999 and the shares were issued during the year ended December 31, 2000.

                            DESCRIPTION OF THE SHARES

Our capital structure

        Our authorized share capital consists of 100,000,000 common shares without par value. As of June 30, 2002, there were 44,021,930 shares issued and outstanding. There are also outstanding warrants, options and convertible securities that entitle the holders to purchase our shares at fixed prices. If all of these warrants, vested options and convertible securities were exercised,
59,906,861 shares would be issued and outstanding. Including the unvested options, 60,994,361 shares would be issued and outstanding. See also Market for
Our Common Shares, page 7.

Material Rights Applicable to our Shares

        The holders of our common shares are entitled to dividends, if, as, and when declared by the board of directors, to receive those assets distributable to common shareholders upon liquidation, dissolution, or winding up of the company; and to receive notice of, and to attend and vote at, all meetings of our shareholders. All of our common shares rank equally as to dividends, voting rights and any distribution of assets on winding up or dissolution. Each common share carries with it the right to one vote. There are no pre-emptive or conversion rights, and no provision for surrender, sinking or purchase funds.
There are no special liquidation rights, subscription rights or redemption provisions. There are no founders, management or deferred shares that carry rights that differ from the rights attached to the common shares. Provision as to the modification, amendment or variation of the rights attached to our common shares are contained in our Articles of Continuance, Bylaws and the Yukon
Business Corporations Act RSY, 1986, c.15. There are no agreements affecting the rights of our shareholders other than our Articles of Continuance, Bylaws, the
Yukon Business Corporation Act, and the registration rights of the Selling
Security Holders as described in below.

                                     - 61 -

        We granted registration rights to certain investors with respect to
7,528,853 common shares and 7,528,853 one-half share purchase warrants, which if exercised allow the holder to acquire 3,764,426 common shares, in private placements completed during 2001 and 2002.

                             ADDITIONAL INFORMATION

        Exchange Controls

        Canada has no system of exchange controls. There are no exchange restrictions on borrowing from foreign countries nor on the remittance of dividends, interest, royalties and similar payments, management fees, loan repayments, settlement of trade debts or the repatriation of capital.

        Taxation

        Certain Canadian Federal Income Tax Considerations for United States
        Investors

        The following is a summary of the principal Canadian federal income tax considerations applicable to a person who is a U.S. Holder. In this summary, a
"U.S. Holder" means a person who, for the purposes of the Canada-United States
Income Tax Convention, 1980 as amended, (the "Convention") is a resident of the
United States and who, for the purposes of the Income Tax Act (Canada) (the
"Canadian Tax Act") (a) is not and never has been a resident of Canada, (b)
deals at arm's length with the Company, (c) is the beneficial owner of shares,
(d) holds the shares as capital property, (e) does not use or hold and is not deemed to use or hold the shares in the course of carrying on a business in
Canada, and (f) is not an insurer for whom the shares constitute its designated insurance property. A share will generally be capital property to a U.S. Holder unless it is held in the course of carrying on a business of trading or dealing in securities or has been acquired in a transaction or transactions considered to be a venture in the nature of trade. This summary does not apply to a U.S.
Holder that is a "financial institution" for purposes of the mark-to-market rules contained in the Canadian Tax Act.

        This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder in force on the date hereof, Company counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency ("Revenue Canada") and all specific proposals to amend the Canadian Tax Act and the regulations announced by the
Canadian Minister of Finance prior to the date hereof (the "Proposed
Amendments"). This summary is not exhaustive and does not discuss all the tax consequences that may be relevant to particular U.S. Holders in light of their circumstances and except for the Proposed Amendments, does not take into account or anticipate changes in the law or the administrative or assessing practices of
Revenue Canada, whether by judicial, governmental or legislative action or interpretation, nor does it take into account tax legislation or considerations of any province or territory of Canada. U.S. Holders and prospective holders of shares of the Company are urged to consult their own tax advisors about the tax consequences of purchasing, owning and disposing of shares of the Company.

                                     - 62 -

        U.S. Holders will be subject to a 15% Canadian withholding tax on the gross amount of dividends paid or deemed to be paid by the Company. In the case of a U.S. corporation which beneficially owns at least 10% of the voting stock of the Company, the applicable rate of withholding tax on dividends is 5%.

        A U.S. Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain arising on a disposition or deemed disposition of shares of the Company unless such shares constitute "taxable Canadian property"
within the meaning of the Canadian Tax Act and the U.S. Holder is not entitled otherwise to relief under the Convention. Shares will not constitute taxable
Canadian property of a U.S. Holder unless, at any time during the five year period immediately preceding the disposition of the shares, not less than 25% of the issued shares of any class or series of a class of the capital stock of the
Company belonged to or were under option to the U.S. Holder, to persons with whom the U.S. Holder did not deal at arm's length or to any combination thereof.

        Under the Convention, capital gains derived by a U.S. Holder from the disposition of shares, even where they constitute taxable Canadian property, generally will not be taxable in Canada unless the value of the Company's shares is derived principally from real property situated in Canada.

        A disposition or deemed disposition of shares by a U.S. Holder whose shares are taxable Canadian property and who is not entitled to an exemption under the Convention will give rise to a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, less the reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the shares to the U.S. Holder at the time of the actual or deemed disposition.
Generally, one-half of any capital gain realized will be required to be included in income as a taxable capital gain and one-half of any capital loss will be deductible, subject to certain limitations, against taxable capital gains in the year of disposition or the three preceding years or any subsequent year in accordance with the detailed provisions in the Canadian Tax Act.

        Other Considerations for U.S. Holders

        In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of Common Shares of the Registrant:

        Foreign Personal Holding Company

        If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Registrant's outstanding shares is owned, actually or constructively, by five or fewer individuals who are citizens or residents of the United States and 60% or more of the Registrant's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Registrant would be treated as a "foreign personal holding company." In that event, U.S. Holders that hold Common Shares of the Registrant would be required to include in income for such year their allocable portion of the Registrant's passive income which would have been treated as a dividend had that passive income actually been distributed. To the best knowledge of the Registrant, it is not and has never been a Foreign
Personal Holding Company.

        Foreign Investment Company

        If 50% or more of the combined voting power or total value of the
Registrant's outstanding shares are held, actually or constructively, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)), and the Registrant is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that the
Registrant might be treated as a "foreign investment company" as defined in
Section 1246 of the Code, causing all or part of any gain realized by a U.S.
Holder selling or exchanging Common Shares of the Registrant to be treated as ordinary income rather than capital gains. To the best knowledge of the
Registrant, it is not and has never been a Foreign Investment Company.

                                     - 63 -

        Passive Foreign Investment Company

        A U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a passive foreign investment company
("PFIC") is subject to U.S. federal income taxation of that foreign corporation under one of two alternative tax methods at the election of each such U.S.
Holder. U.S. investors who invest in the Company will be subject to U.S.
taxation at possibly adverse or higher rates and under a system that may be more complicated and unfamiliar to them. The directors of the Registrant believe that the Company has and does qualify as a Passive Foreign Investment Company for
U.S. shareholders.

        Section 1296 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is "passive income," which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by value (or, if the company is a controlled foreign corporation or makes an election, adjusted tax basis), of its assets that produce or are held for the production of "passive income" is 50% or more. For taxable years of U.S. persons beginning after
December 31, 1997, and for tax years of foreign corporations ending with or within such tax years, the Taxpayer Relief Act of 1997 provides that publicly traded corporations must apply this test on a fair market value basis only. The
Registrant believes that it is a PFIC.

        As a PFIC, each U. S. Holder must determine under which of the alternative tax methods it wishes to be taxed. Under one method, a U.S. Holder who elects in a timely manner to treat the Registrant as a Qualified Electing
Fund ("QEF"), as defined in the Code, (an "Electing U.S. Holder") will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which the Registrant's qualifies as a PFIC on his pro-rata share of the Registrant's (i) "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) "ordinary earnings" (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the U.S. Holder's taxable year in which (or with which) the Registrant taxable year ends, regardless of whether such amounts are actually distributed.

        A QEF election also allows the Electing U.S. Holder to (i) treat any gain realized on the disposition of his Common Shares (or deemed to be realized on the pledge of his Common Shares) as capital gain; (ii) treat his share of the
Registrant's net capital gain, if any, as long-term capital gain instead of ordinary income, and (iii) either avoid interest charges resulting from PFIC status altogether (see discussion of interest charge below), or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of the Registrant's annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as "personal interest" that is not deductible at all in taxable years beginning after 1990.

                                     - 64 -

        The procedure a U.S. Holder must comply with in making an timely QEF election will depend on whether the year of the election is the first year in the U.S. Holder's holding period in which the Registrant is a PFIC. If the U.S.
Holder makes a QEF election in such first year, (sometimes referred to as a
"Pedigreed QEF Election"), then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files its tax return for such first year. If, however, the Registrant qualified as a PFIC in a prior year, then in addition to filing documents, the U.S. Holder must also elect to recognize as an "excess distribution" (i) under the rules of Section
1291 (discussed below), any gain that he would otherwise recognize if the U.S.
Holder sold his stock on the application date or (ii) if the Registrant is a controlled foreign corporation ("CFC"), the Holder's pro rata share of the corporation's earnings and profits. (But see "Elimination of Overlap Between
Subpart F Rules and PFIC Provisions"). Either the deemed sale election or the deemed dividend election will result in the U.S. Holder being deemed to have made a timely QEF election.

        With respect to a situation in which a Pedigreed QEF election is made, if the Registrant no longer qualifies as a PFIC in a subsequent year, normal
Code rules and not the PFIC rules will apply.

        If a U.S. Holder has not made a QEF Election at any time(a "Non-electing
U.S. Holder"), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his Common Shares and (ii) certain "excess distributions", as specially defined, by the Registrant.

        A Non-electing U.S. Holder would be required to pro-rate all gains realized on the disposition of his Common Shares and all excess distributions over the entire holding period for the Common Shares. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the Registrant during such U.S. Holder's holding period and beginning after January 1, 1987 for which it was a PFIC)
would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S.
Holder that is not a corporation must treat this interest charge as "personal interest" which, as discussed above, is wholly non-deductible. The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

        If the Registrant is a PFIC for any taxable year during which a
Non-electing U.S. Holder holds Common Shares, then the Registrant will continue to be treated as a PFIC with respect to such Common Shares, even if it is no longer by definition a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules discussed above for Non-Electing U.S. Holders) as if such Common Shares had been sold on the last day of the last taxable year for which it was a PFIC.

        Under Section 1291(f) of the Code, the Department of the Treasury has
issued proposed regulations that would treat as taxable certain transfers of
PFIC stock by Non-electing U.S. Holders that are not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death.

        If a U.S. Holder makes a QEF Election that is not a Pedigreed Election
(i.e., it is made after the first year during which the Registrant is a PFIC and the U.S. Holder holds shares of the Registrant) (a "Non-Pedigreed Election"), the QEF rules apply prospectively but do not apply to years prior to the year in which the QEF first becomes effective. U.S. Holders should consult their tax advisors regarding the specific consequences of making a Non-Pedigreed QEF
Election.

        Certain special adverse rules will apply with respect to the Common
Shares while the Registrant is a PFIC whether or not it is treated as a QEF. For example under Section 1297(b)(6) of the Code (as in effect prior to the Taxpayer
Relief Act of 1997), a U.S. Holder who uses PFIC stock as security for a loan
(including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such stock.

                                     - 65 -

        The foregoing discussion is based on currently effective provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change.
Any such change could affect the validity of this discussion. In addition, the implementation of certain aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the
PFIC rules, U.S. Holders of the Registrant are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in the
Registrant. For a discussion of the impact of the Taxpayer Relief Act of 1997 on a U.S. Holder of a PFIC, see "Mark-to-Market Election For PFIC Stock Under the
Taxpayer Relief Act of 1997" and "Elimination of Overlap Between Subpart F Rules
and PFIC Provisions" below.

        Controlled Foreign Corporation Status

        If more than 50% of the voting power of all classes of stock or the total value of the stock of the Registrant is owned, directly or indirectly, by
U.S. Holders, each of whom own 10% or more of the total combined voting power of all classes of stock of the Registrant, the Registrant would be treated as a
"controlled foreign corporation" or "CFC" under Subpart F of the Code. This classification would bring into effect many complex results including the required inclusion by such 10% U.S. Holders in income of their pro rata shares of "Subpart F income" (as defined by the Code) of the Registrant and the
Registrant's earnings invested in "U.S. property" (as defined by the Code). In addition, under Section 1248 of the Code, gain from the sale or exchange of
Common Shares of the Registrant by such a 10% U.S. Holder of Registrant at any time during the five year period ending with the sale or exchange is treated as ordinary dividend income to the extent of earnings and profits of the Registrant attributable to the stock sold or exchanged. Because of the complexity of
Subpart F, and because the Registrant may never be a CFC, a more detailed review of these rules is beyond of the scope of this discussion.

                                  LEGAL MATTERS

        The validity of the common shares being offered hereby will be passed upon for Beartooth Platinum Corporation (formerly Idaho Consolidated Metals
Corp.) by Campion & Macdonald, of Whitehorse, YT, Canada.

                                     EXPERTS

        The consolidated financial statements for Idaho Consolidated Metals
Corp. as of December 31, 2001 and 2000 and for the years ended December 31,
2001, 2000 and 1999 and for the period from inception (September 15, 1988)
through December 31, 2001, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     - 66 -

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Beartooth Platinum Corporation (formerly
Idaho Consolidated Metals Corp.) and the common shares offered hereby, please refer to the registration statement, including its exhibits and schedules.
Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., and at the
SEC's regional office in Chicago, Illinois. Please call the SEC at
1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's
Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

                              FINANCIAL STATEMENTS

        The Company files financial statements that are prepared in accordance with generally accepted accounting principles in the Canada. For a description of the primary differences between Canadian and United States generally accepted accounting principles, see Note 12 to the Company's Financial Statements for the
period ended December 31, 2001. See also Notes 1 and 2 to the Company's
Financial Statements for the period ended December 31, 2001.

                                     - 67 -

Auditor's Report

To the Shareholders and Board of Directors
Idaho Consolidated Metals Corp.

We have audited the balance sheets of Idaho Consolidated Metals Corp. as at
December 31, 2001 and 2000 and the consolidated statements of operations and cash flows for each of the years in the three year period ended December 31,
2001 and cumulative from September 15, 1988 (date of inception) to December 31,
2001 and the consolidated changes in shareholders' equity for the three years ended December 31, 2001, which have been prepared on the basis of accounting principles generally accepted in Canada. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States and Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Idaho Consolidated Metals Corp. as at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 and cumulative from September 15, 1988 (dated inception) to December 31, 2001 and the consolidated changes in shareholders' equity for the three years ended
December 31, 2001 in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.

Signed "PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, B.C., Canada
February 22, 2002 (except note 11, which is at March 7, 2002)

Comments by the Auditors for U.S. Readers on Canada - U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the shareholders dated February 22, 2002 (except for note 11, which is at March 7, 2002) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors'
report when these are adequately disclosed in the financial statements.

Signed "PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, B.C., Canada
February 22, 2002 (except note 11, which is at March 7, 2002)

                                      F-1

Idaho Consolidated Metals Corp.                                      Statement 1
(An Exploration Stage Company)
Consolidated Balance Sheets
As at December 31
U.S. Funds

ASSETS                                                                     2001              2000
-------------------------------------------------------------------------------------------------
Current
   Cash and cash equivalents                                  $          87,920  $         26,508
   Other                                                                 31,712            11,962
                                                              -----------------  ----------------
                                                                        119,632            38,470
Restricted Investments                                                  117,811            90,000
Property, Plant and Equipment, net (Note 3)                             115,810           342,227
Property Rights (Note 4)                                              2,630,660         2,097,967
                                                              -----------------  ----------------
                                                              $       2,983,913  $      2,568,664
=================================================================================================
LIABILITIES
-------------------------------------------------------------------------------------------------
Current
   Accounts payable - related parties                         $         243,812  $         58,895
   Other accounts payable                                               500,070           210,475
   Notes payable, due currently (Note 5)                                      -             3,590
                                                              -----------------  ----------------
                                                                        743,882           272,960
Notes Payable, non-current (Note 5)                                      37,500                 -
Share Subscriptions                                                     353,285                 -
                                                              -----------------  ----------------
                                                                      1,134,667           272,960
                                                              -----------------  ----------------
Continued Operations Commitments and Contingencies
   (Notes 1, 4 and 8)
SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------
Share Capital (Note 6)
   Authorized:
      100,000,000 common shares with no par value
   Issued and outstanding:
        37,165,623 (33,171,201) shares                               14,657,490        12,573,110
Deficit Accumulated During the Exploration Stage                    (12,808,244)      (10,277,406)
                                                              -----------------  ----------------
                                                                      1,849,246         2,295,704
                                                              -----------------  ----------------
                                                              $       2,983,913  $      2,568,664
=================================================================================================

ON BEHALF OF THE BOARD:

"Delbert W. Steiner", Director

"John Andrews", Director

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-2

Idaho Consolidated Metals Corp.                                     Statement 2a
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds

                                                                           Deficit
                                                             Equity    Accumulated
                                                          Component         During
                                   Common Shares                 of            the
                            -------------------------   Convertible    Exploration
                              Shares         Amount      Securities          Stage        Total
-------------------------------------------------------------------------------------------------
Balance -
December 31, 1998            9,434,650  $  7,508,593  $     249,862  $  (7,263,201)  $   495,254

  Equity component on
   issuance of
   convertible securities            -             -         42,222              -        42,222
  Issuance of shares on
   conversion of
   convertible securities
   in January ($0.21 per
   share)                      546,154       113,108        (13,108)             -       100,000
  Issuance of shares on
   conversion of
   convertible securities
   in March ($0.21 per
   share)                      600,769       124,419        (14,419)             -       110,000
  Issuance of shares for
   cash in March ($0.10
   per share)                2,000,000       200,000              -              -       200,000
  Issuance of shares on
   conversion of
   convertible securities
   in May ($0.18 per
   share)                      932,608       169,585        (19,585)             -       150,000
  Issuance of shares for
   cash on exercise of
   warrants in June
   ($0.10 per share)           570,000        57,000              -              -        57,000
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in June ($0.23 per
   share)                    1,146,923       268,494        (27,527)             -       240,967
  Issuance of shares on
   conversion of
   convertible securities
   in August ($0.13 per
   share)                    2,227,941       283,419        (33,419)             -       250,000
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in August ($0.13 per
   share)                    2,227,941       286,045        (33,419)             -       252,626
  Issuance of shares on
   conversion of
   convertible securities
   in September ($0.14
   per share)                3,639,528       502,511        (65,511)             -       437,000
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in September ($0.12
   per share)                1,172,847       140,311        (21,111)             -       119,200
  Issuance of shares for
   cash on exercise of
   options in October
   ($0.18 per share)            40,000         7,072              -              -         7,072
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in December ($0.19 per
   share)                      766,480       143,797        (13,797)             -       130,000
  Loss for the year                  -             -              -     (1,010,626)   (1,010,626)
                            ---------------------------------------------------------------------
Balance -
  December 31, 1999         25,305,841  $  9,804,354  $      50,188  $  (8,273,827)$   1,580,715
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-3

Idaho Consolidated Metals Corp.                                     Statement 2b
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds

                                                                           Deficit
                                                             Equity    Accumulated
                                                          Component         During
                                   Common Shares                 of            the
                            -------------------------   Convertible    Exploration
                              Shares         Amount      Securities          Stage        Total
-------------------------------------------------------------------------------------------------
Balance -
December 31, 1999           25,305,841  $  9,804,354  $      50,188  $  (8,273,827)  $ 1,580,715
  Issuance of shares for
   cash on exercise of
   warrants in January
   ($0.10 per share)           100,000        10,000              -              -        10,000
  Issuance of shares on
   conversion of
   convertible securities
   in February ($0.19 per
   share)                      174,000        33,132         (3,132)             -        30,000
  Issuance of shares for
   cash on exercise of
   warrants in February
   ($0.29 per share)         1,047,492       299,420              -              -       299,420
  Issuance of shares for
   cash on exercise of
   options in February
   ($0.19 per share)           350,000        67,593              -              -        67,593
  Issuance of shares for
   cash on exercise of
   warrants in March
   ($0.43 per share)         1,377,574       597,323              -              -       597,323
  Issuance of shares for
   cash on exercise of
   options in March
   ($0.25 per share)            75,000        18,923              -              -        18,923
  Issuance of shares for
   resource property in
   April ($0.98 per share)     150,000       147,739              -              -       147,739
  Issuance of shares for
   cash in April ($0.50
   per share)                  667,000       333,616              -              -       333,616
  Issuance of shares for
   cash on exercise of
   warrants in April
   ($0.70 per share)               500           349              -              -           349
  Issuance of shares on
   conversion of
   convertible securities
   in May ($0.20 per
   share)                      932,608       188,888        (19,585)             -       169,303
  Issuance of shares for
   cash on exercise of
   warrants in May ($0.70
   per share)                      500           349              -              -           349
  Issuance of shares for
   cash on exercise of
   options in May ($0.25
   per share)                   80,000        16,040              -              -        16,040
  Issuance of shares for
   debt settlement in
   June ($0.95 per share)      252,000       239,202              -              -       239,202
  Issuance of shares for
   cash on exercise of
   warrants in May ($0.70
   per share)                    4,750         3,312              -              -         3,312
                            ---------------------------------------------------------------------
Balance forward             30,517,265  $  11,760,240 $      27,471  $  (8,273,827)$   3,513,884
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-4

Idaho Consolidated Metals Corp.                                     Statement 2c
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds

                                                                           Deficit
                                                             Equity    Accumulated
                                                          Component         During
                                   Common Shares                 of            the
                            -------------------------   Convertible    Exploration
                              Shares         Amount      Securities          Stage        Total
-------------------------------------------------------------------------------------------------
Balance carried forward     30,517,265  $  11,760,240 $      27,471  $  (8,273,827)  $ 3,513,884
  Issuance of shares for
   cash on exercise of
   warrants in August
   ($0.70 per share)               500           348              -              -           348
  Issuance of shares for
   cash in September
   ($0.68 per share)           488,235       332,000              -              -       332,000
  Issuance of shares on
   conversion of
   convertible securities
   in September ($0.18
   per share)                1,526,201       281,965        (27,471)             -       254,494
  Issuance of shares for
   resource property in
   October ($0.66 per
   share)                      200,000        87,117              -              -        87,117
  Issuance of shares for
   resource property in
   November ($0.48 per
   share)                      200,000        61,440              -              -        61,440
  Issuance of shares for
   cash on exercise of
   options in December
   ($0.21 per share)           239,000        50,000              -              -        50,000
  Loss for the year                  -             -              -     (2,003,579)   (2,003,579)
                            ---------------------------------------------------------------------
Balance - December 31,      33,171,201     12,573,110             -     (10,277,406)   2,295,704
2000
  Issuance of shares for
   cash on exercise of
   options in January
   ($0.20 per share)            50,000         9,866              -              -         9,866
  Issuance of shares for
   cash in February
   ($0.53 per share)         1,780,372       939,887              -              -       939,887
  Issuance of shares for
   cash on exercise of
   options  in February
   ($0.17 per share)           100,000        16,890              -              -        16,890
  Issuance of shares for
   cash on exercise of
   warrants in February
   ($0.19 per share)           111,000        20,596              -              -        20,596
  Issuance of shares for
   cash on exercise of
   warrants in March
   ($0.12 per share)           568,000        67,610              -              -        67,610
  Issuance of shares for
   cash on exercise of
   warrants in April
   ($0.80 per share)           325,050       261,626              -              -       261,626
  Issuance of shares for
   cash on exercise of
   options in April
   ($0.24 per share)            75,000        18,003              -              -        18,003
  Issuance of shares for
   cash on exercise of
   options in May ($0.31
   per share)                   75,000        22,875              -              -        22,875
  Issuance of shares for
   cash in June ($0.90)
   per share)                  610,000       548,446              -              -       548,446
  Issuance of shares for
   resource property in
   August ($0.58 per
   share)                      200,000       116,069              -              -       116,069
  Issuance of shares for
   resource property in
   September ($0.63 per
   share)                      100,000        62,512              -              -        62,512
  Loss for the year                  -             -              -     (2,530,838)   (2,530,838)
                            ---------------------------------------------------------------------
Balance - December 31,      37,165,623  $  14,657,490 $           -  $  (12,808,244)  $ 1,849,246
2001
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-5

Idaho Consolidated Metals Corp.                                      Statement 3
(An Exploration Stage Company)
Consolidated Statements of Operations
U.S. Funds

                                                                                    Cumulative
                                                                                          from
                                                                                     Inception
                                                                                    (September
                                                                                      15, 1988)
                                                Year Ended December 31                 through
                                  ----------------------------------------------   December 31,
                                            2001            2000            1999          2001
------------------------------------------------------------------------------------------------
Other Income
   Property option receipts       $            -  $            -  $            -   $    165,000
   Cost of property options                    -               -               -        (72,588)
                                  --------------------------------------------------------------
                                               -               -               -         92,412
   Interest                               17,155           7,304           3,838         80,573
   Other income                            3,034          19,362          34,114         56,510
                                  --------------------------------------------------------------
                                          20,189          26,666          37,952        229,495
                                  --------------------------------------------------------------
Operating Expenses
   General and administrative          1,431,503         799,153         736,033      6,835,467
   Gold property holding costs           117,911               -               -        117,911
   Write-off processing
     equipment and related costs         329,285         140,000               -      1,906,608
   Abandonment of property
     rights                              665,320       1,085,404          23,290      4,029,901
   Loss on disposal of equipment               -               -               -          4,576
   Interest costs                          7,008           5,688         289,255        633,505
   Less interest capitalized                   -               -               -        (87,145)
                                  --------------------------------------------------------------
                                       2,551,027       2,030,245       1,048,578     13,440,823
                                  --------------------------------------------------------------
Loss Before the Following              2,530,838       2,003,579       1,010,626     13,211,328
   Gain on settlement of lawsuit               -               -               -        223,946
   Gain on settlement of debt                  -               -               -        179,138
                                  --------------------------------------------------------------
Net Loss for the Year             $    2,530,838  $    2,003,579  $    1,010,626 $   12,808,244
------------------------------------------------------------------------------------------------
Net Loss per Share - Basic and
   Diluted                        $         0.07  $         0.07  $         0.06
--------------------------------------------------------------------------------
Weighted Average Shares - Basic
   and Diluted                        36,181,875      29,868,903      16,692,843
--------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-6

Idaho Consolidated Metals Corp.                                     Statement 4a
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                        15, 1988)
                                                                                         through
                                               Year Ended December 31                December 31,
                                             2001           2000            1999            2001
------------------------------------------------------------------------------------------------
Operating Activities
  Net loss for the year            $   (2,530,838) $  (2,003,579) $   (1,010,626) $  (12,808,244)
  Adjustments to reconcile loss
    to net cash used by
    operating activities
    Amortization                           22,213         14,329           7,012          91,766
    Amortization of interest
      discount                                  -              -         220,901         277,713
    Gain on settlement of lawsuit               -              -               -        (223,946)
    Gain on settlement of debt                  -              -               -        (179,138)
    Loss on disposal of equipment               -              -               -           4,576
    Write-off of plant and
      equipment                           329,285        140,000               -       1,902,422
    Abandonment and sale of
      property rights                     665,320      1,085,404          23,290       4,102,489
    Change in:
      Other assets                        (19,750)         7,379          (2,907)        (31,712)
      Accounts payable - related
        parties                           184,917        (69,562)        238,972         879,105
      Other accounts payable              289,595        (73,814)         56,581         991,131
                                  --------------------------------------------------------------
  Net cash used in operating           (1,059,258)      (899,843)       (466,777)     (4,993,838)
    activities
                                  --------------------------------------------------------------
Investing Activities
  Property rights
    Acquisition costs                    (190,247)      (521,149)       (250,166)     (1,509,217)
    Exploration costs                    (829,185)      (740,786)       (422,594)     (3,684,585)
  Property, plant and equipment
    acquisition                           (87,581)        (8,782)         (8,257)     (1,331,074)
  Proceeds on sale of equipment                 -              -           4,000           4,000
  Cash in trust                                 -              -          50,000               -
  Purchase of investment for
    reclamation bond                      (27,811)        (8,000)          8,000        (117,811)
                                  --------------------------------------------------------------
  Net cash used in investing
    activities                         (1,134,824)    (1,278,717)       (619,017)     (6,638,687)
                                  --------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-7

Idaho Consolidated Metals Corp.                                     Statement 4b
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                        15, 1988)
                                                 Year Ended December 31                  through
                                   ----------------------------------------------    December 31,
                                             2001           2000            1999            2001
-----------------------------------------------------------------------------------------------
Financing Activities
  Proceeds   from  related  party
    notes payable                    $          -  $           -  $       72,778  $    1,320,878
  Repayments   on  related  party
    notes payable                          (3,590)        (9,952)         (4,528)       (815,817)
  Share subscriptions                     353,285              -               -         353,285
  Net proceeds  from  issuance of
    convertible securities                      -              -          42,222         292,084
  Net proceeds from sale of
    common stock                        1,905,799      2,183,070       1,006,865      10,570,015
                                     -----------------------------------------------------------
  Net cash provided by financing
    activities                          2,255,494      2,173,118       1,117,337      11,720,445
                                     -----------------------------------------------------------

Net Increase (Decrease) in Cash
  and Cash Equivalents                     61,412         (5,442)         31,543          87,920
  Cash and cash equivalents -
    Beginning of period                    26,508         31,950             407               -
                                     -----------------------------------------------------------
Cash and Cash Equivalents - End      $     87,920  $      26,508  $       31,950  $       87,920
  of Period
-----------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-8

Idaho Consolidated Metals Corp.                                     Statement 4c
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                        15, 1988)
                                                 Year Ended December 31                  through
                                   ----------------------------------------------    December 31,
                                             2001           2000            1999            2001
-----------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash
  Flow Information:
   Cash paid during the period
     for interest, net of amount
     capitalized                   $        7,008  $       5,688  $       14,122  $      157,466
-----------------------------------------------------------------------------------------------

Schedule of Non-Cash Investing
  and Financing Activities:
   Note payable to shareholders
     incurred for property rights  $            -  $           -  $            -  $       80,000
   Common stock issued for
     property rights                      178,581        296,296               -       1,459,347
   Common stock issued for
     equipment and process rights               -              -               -         750,000
   Common stock issued upon
     conversion of accounts
     payable to related parties                 -        239,202               -         411,347
   Common stock issued upon
     conversion of other
     accounts payable                           -              -               -          86,923
   Common stock issued for
     conversion of notes payable
     to shareholders                            -              -       1,047,000       1,087,774
   Conversion of accounts
     payable to notes payable                   -              -               -         225,000
   Common stock issued for
     conversation on convertible
     securities                                 -         50,188         241,896         292,084
   Property, plant and equipment
     acquired for note payable             37,500              -               -          37,500

The accompanying notes are an integral part of the consolidated financial statements.
                                      F-9

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
1.  The Company and Basis of Presentation of Consolidated Financial Statements

    Idaho Consolidated Metals Corp. (the Company) was incorporated in British
    Columbia, Canada on September 15, 1988 to engage in mineral exploration, development and processing. Effective August 17, 2001, the Company was continued to the Yukon Territory. The Company is presently in the exploration stage, as revenue-producing activities have not commenced. The
    Company's consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and are stated in
    U.S. dollars.

    During 1996, the Company established a wholly owned subsidiary, Idaho
    Consolidated Metals International, Ltd. (ICMI) in the British Virgin
    Islands. ICMI does not have any operations as of December 31, 2001. All intercompany accounts and transactions have been eliminated on consolidation.

    These consolidated financial statements have been prepared assuming the
    Company will continue as a going concern and be able to realize assets and liquidate liabilities in the normal course of business. Since its inception, the Company has incurred significant losses during the exploration stage and at December 31, 2001 has a net working capital deficiency of approximately
    $624,000. These factors, along with the uncertainties regarding the
    Company's ability to obtain necessary financing to develop its properties and to successfully develop economic ore reserves on these properties and realize profitable production levels or proceeds from their disposition, raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

    Management of the Company continues to seek additional sources of financing to fund its ongoing capital needs and mitigate its working capital deficiency. The Company is presently considering additional funding sources including the sale of its common stock. Additionally, the Company is seeking additional joint venture partners to assist in the exploration and development of certain of its other properties. There can be no assurance that the Company will be successful in obtaining additional funds or in locating suitable joint venture partners to assist in the exploration and development of its mineral properties (Note 11).
--------------------------------------------------------------------------------
2.  Significant Accounting Policies

    a)  Property Rights and Property, Plant and Equipment

        Property, plant and equipment are stated at the lower of cost (or the predecessor's cost basis if acquired from an affiliate) or estimated net realizable value. Maintenance, repairs and renewals are charged to operations. Major betterments are capitalized. When assets are retired or sold, the costs and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations. Proceeds received from the sale of any interest in the property will first be credited against the carrying value of the property with any excess included in operations for the period.

                                      F-10

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
2.  Significant Accounting Policies - Continued

    a)  Property Rights and Property, Plant and Equipment - Continued

        The Company is in the process of exploring its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

        Property rights are comprised of acquisition, development and exploration costs, which are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned. Capitalized costs associated with a producing property will be amortized on a unit-of-production method based on the estimated life of the ore reserves while costs for abandoned properties are written off in the period in which a decision is made to abandon such property.

        Amortization of furniture and fixtures is based on the estimated lives of the assets using the 20% per annum, declining balance method.
        Amortization of automotive equipment is based on the estimated lives of the assets using the 30% per annum declining balance method.

        Management periodically reviews and obtains independent geological reports in determining if adjustments to the carrying values of each of its mineral properties, on a property-by-property basis, are required to record those properties at net realizable value. The ultimate recoverability of the amounts capitalized for the mineral properties is dependent upon the delineation of economically recoverable ore reserves, the Company's ability to obtain the necessary financing to complete their development and realize profitable production or proceeds from the disposition thereof. Management's estimates of recoverability of the
        Company's investment in various projects have been based on best estimates. However, it is reasonably possible that changes could occur in the near term, which could adversely affect management's estimates and may result in future write-downs of capitalized property carrying values.

        Title to mineral properties involves inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently unreliable conveyancing history characteristics of many mineral properties. The
        Company has investigated title to all of its mineral properties and, to the best of its knowledge, all of its properties are in good standing.

    b)  Accounting for Income Taxes

        Income taxes are calculated using the liability method of accounting.
        Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. The future income tax asset and liabilities are measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.

        When acquisitions are made and a difference exists between the cost of the asset and its tax basis, a future income tax liability or asset is recorded. The amount of the future income tax liability or asset is included in the initial carrying value of the acquired asset.

                                      F-11

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
2.  Significant Accounting Policies - Continued

    c)  Cash, Cash Equivalents and Restricted Investments

        The Company considers cash and cash equivalents to include amounts held in banks and highly liquid investments with remaining maturities at point of purchase of three months or less. Restricted investments represent certificates of deposit, which were purchased for reclamation bond requirements. The Company places its cash and cash investments with institutions of high-credit worthiness. At times, such investments may be in excess of federal insurance limits.

    d)  Net Loss Per Common Share

        Loss per share is calculated based on the weighted-average number of common shares issued and outstanding during the year. The Company has adopted the revised recommendations of the Canadian Institute of
        Chartered Accountants, whereby the new rules are applied on a retroactive basis and did not result in any restatement of the Company's financial statements. The effect of potential issuances of shares under options or warrants would be anti-dilutive, and therefore basic and fully diluted losses per share are the same.

    e)  Foreign Currency Translation

        The accounts of the Company's Canadian operations have been translated into U.S. dollars as follows:

        i)      Monetary assets and liabilities at year-end rates,

        ii)     All other assets and liabilities at historical rates, and

        iii)    Revenue and expense and exploration and development items at the average rate of exchange prevailing during the year.

        iv)     Gains and losses arising on translation are charged to the statement of operations in the period in which they occur.

    f)  Management's Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

    g)  Financial Instruments

        The Company allocates convertible security instruments, including their component parts, as a liability or as equity in accordance with the substance of the related contractual arrangement.

    h)  Stock Option Plan

        The Company has a stock option plan described in Note 6a. No compensation expense is recognized for this plan when share options are issued pursuant to the plan. Consideration paid for shares on exercise of the stock options is credited to share capital.
--------------------------------------------------------------------------------
                                      F-12

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
3.  Property, Plant and Equipment

    Following are the major components of property, plant and equipment:

                                         2001                     2000
                                   -----------            ------------
Land                               $   71,191             $          -
Building and equipment                      -                  329,285
Furniture and fixtures                 97,608                   76,036
Automotive                             32,318                        -
                                   -----------            ------------
                                      201,117                  405,321
Less:  Accumulated depreciation       (85,307)                 (63,094)
                                   -----------            ------------
                                   $  115,810             $    342,227
                                   -----------            ------------

    During the year ended December 31, 2001, the Company wrote-off the $329,285 balance of building and equipment based upon the net realizable value of the related assets.
--------------------------------------------------------------------------------
4.  Property Rights

    The details by major area of interest of the Company's investments in mining property rights are as follows:
                                                  2001
                              --------------------------------------
                               Acquisition  Exploration      Total          2000
                              ------------- ------------ ----------- -----------
Stillwater Complex, Montana   $ 1,016,821    1,434,086   2,450,907   $1,918,214                                                        $              $
Petsite Project, Idaho            143,000            -     143,000      143,000
Deadwood Project, Idaho                 1            -           1            1
Buffalo Gulch Property, Idaho      36,750            -      36,750       36,750
Other properties                        2            -           2            2
                              ------------- ------------ ----------- -----------
                              $ 1,196,574    1,434,086   2,630,660   $2,097,967                                                        $              $
                              ------------- ------------ ----------- -----------

    The Stillwater Complex is a platinum group metals target, which is located in the Stillwater and Sweetgrass counties, Montana. Portions of the property are located within the Gallatin and Custer National Forests, on land administered by the U.S. Forest Service. Permits must be obtained for all exploration and development work to be carried out on these properties.
    There can be no assurances that the Company will be able to obtain all necessary permits in order to place its mineral properties into production.

    A number of the gold properties are located within the Nez Perce National
    Forest, Idaho, on land administered by the U.S. Forest Service. Permits must be obtained for all exploration and development work to be carried out on these properties. There can be no assurances that the Company will be able to obtain all necessary permits in order to place its mineral properties into production.

    Following is a summary of the agreements associated with the Company's major mineral property projects and acquisition of its mineral rights.

                                      F-13

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    a)  Stillwater Complex, Montana

        Staked Claims

        From 1999 through 2001, the Company staked approximately 1,775 claims in the Stillwater area of Montana upon which the Company has an undivided interest. These claims require annual payments of $100 per claim in
        August each year, as a claim rental to the Bureau of Land Management.
        This represents an annual cost of $177,500 to maintain these properties.

        Chrome Mountain Property

        The Company entered into a Tri-Party Lease and Purchase Option dated
        July 16, 1999 with two non-related parties covering 54 unpatented mining claims located in Sweetgrass County, Montana. The lease, which received regulatory approval on April 4, 2000, is for 5 years with 5 successive one year renewal terms and requires the following during the initial 5 year term:
                                                                   Cumulative
                                            Cash        Issue     Exploration
                                         Payment       Shares    Expenditures
                                         -------------------------------------
On signing (paid)                        $19,500             -    $          -
On receipt of regulatory approval
  (Issued - 2000)                              -       150,000               -
By June 10, 2000 (completed)                   -             -          50,000
By July 16, 2000 (Issued - 2000)               -       200,000               -
By June 10, 2001 (completed)                   -             -         120,000
By July 16, 2001 (Issued - 2001)               -       200,000               -
By June 10, 2002                               -             -         210,000
By July 16, 2002                               -       375,000               -
By July 16, 2003                               -       575,000               -

        Each successive year, after the initial 5-year term, would require a cash payment of $50,000 and annual exploration expenditure of $250,000.

        The Company has a purchase option of $5,000,000 plus a non-transferable share purchase warrant for 110% of the shares not yet issued for the unexpired portion of the lease term, at the prevailing market price and for a minimum 5 year exercise term. Such purchase option must be exercised if the property is placed into commercial production. Upon exercise of the purchase option one of the vendors will retain a 0.25%
        net smelter return. The vendor retains the right to refuse the purchase and to participate in a joint venture with up to a maximum interest of
        40%, by sharing in its proportionate cost of the development.

                                      F-14

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    a)  Stillwater Complex, Montana - Continued

        Chrome Corp. Property

        By an agreement dated February 1, 2000, the Company entered into a joint venture with Chrome Corporation of America (CCA) on 32 patented and 124 unpatented mining claims located in Stillwater, Montana with the following terms:

i)      5 year term;

ii)     the Company can earn a 55% interest by completing the following:

                                                                   Cumulative
                                             Cash         Issue   Exploration
                                          Payment        Shares  Expenditures
                                         ------------------------------------
On signing (paid)                        $  5,000             -  $          -
On signing upon receipt of regulatory
   approval(issued - 2000)                      -       100,000             -
By January 31, 2001 (issued - 2000)             -       100,000             -
By March 31, 2001 (completed                    -             -       200,000
By January 31, 2002 (Issued 2001)               -       100,000             -
By March 31, 2002                               -             -       600,000
By January 31, 2003                             -       100,000             -
By March 31, 2003                               -             -     1,100,000
By January 31, 2004                             -       100,000             -
By March 31, 2004                               -             -     1,600,000
By January 31, 2005                             -       100,000             -
By March 31, 2005                               -             -     2,100,000

        The patented claims are subject to an underlying 5% net smelter return and the remainder will be subject to a 3.5% net smelter return to CCA.

        The Company has agreed to maintain certain underlying property agreements in good standing during the earn-in phase of the joint venture. The first of these agreements requires monthly payments of
        $1,000 during 2000, $2,000 during 2001 and $2,500 per month thereafter.
        The second of these agreements requires a one-time payment of $500,000 on commencement of construction leading to commercial production. To
        December 31, 2001, the Company has paid $36,000 on these agreements.

        Subsequent to December 31, 2001, the Company gave 60-day notice to CCA of its intention to withdraw from the agreement, prior to earn-in.
        Accordingly, the Company has written-off cumulative exploration and development costs of $665,320 during the year ended December 31, 2001.

                                      F-15

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    a)  Stillwater Complex, Montana - Continued

        Stillwater West Property

        By an agreement dated November 1, 2001, the Company agreed to formalize the terms of a Memorandum of Understanding dated June 27,2001 and a subsequent modification with First Choice Industries Ltd. ("First
        Choice"). First Choice has been granted an option to acquire a 40%
        undivided interest in 220 claims staked by the Company on the west end of the Company's Picket Pin claims, located in Park and Sweetgrass
        Counties, Montana. In order to earn its interest First Choice must, at its option, complete the following.
                                                  Issue
                                                 Shares         Annual
                                     Cash        To the    Exploration
                                  Payment       Company   Expenditures
                            ------------------------------------------
On signing                  $  (i)55,000              -   $         -
Upon receipt of
  regulatory approval                  -        200,000             -
By May 31, 2002                  135,000              -             -
By November 30, 2003                   -        250,000             -
By December 31, 2003                   -              -        75,000
By November 30, 2004                   -        250,000             -
By December 31, 2004                   -              -       150,000
By November 30, 2005                   -        250,000             -
By December 31, 2005                   -              -       200,000
                            ------------------------------------------
                            $    190,000        950,000   $   425,000
                            ------------------------------------------
        (i)     Received $53,000 during the year ended December 31, 2001.

        Upon completion of the 40% earn-in, First Choice has a 60-day period to elect to acquire an additional 10% interest for cash in the amount of
        $2,500,000. The parties each may elect to participate in the joint venture phase by contributing their respective contributions or to convert to a 3% net smelter return. Should a party elect to participate in the joint venture but fail to contribute its proportionate share, then it will be subjected to dilution. Once a party is diluted to a 10%
        interest or less, it will be automatically converted to a 3% net smelter return. Should First Choice be diluted and converted to a 3% net smelter return, then its net smelter return royalty will be capped at 115% of its actual or deemed expenditures.

        First Choice is responsible for maintenance of the unpatented claims during the earn-in phase and the Company is the initial manager. The manager shall charge a fee of 10% of all qualifying expenditures and such fee qualifies as exploration expenditures under the agreement.

                                      F-16

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    b)  Petsite Project, Idaho

        By a letter agreement dated August 8, 2000, the Company reacquired the entire 100% working interest in the Petsite Project upon payment of
        $100,000 (paid) to Kinross Gold, U.S.A., Inc. (Kinross) for its 70%
        interest in the project. Kinross had earned its 70% working interest in the project by paying $50,000 to the Company and incurring in excess of
        $1,500,000 on the property by December 31, 1997. During the joint venture phase, Kinross completed an additional $525,161 of work on the project to December 31, 1999. The Company's share of these expenditures, which amounted to $157,548, was carried by Kinross with repayments, if any, to come from the Company's share of commercial production. Upon termination of the May 20, 1996 joint venture agreement with Kinross, the Company's remaining obligation, with respect to the carried costs, was extinguished.

        The Company assumed responsibility for reclamation costs on the project, annual claim rental fees and the underlying property agreement payments
        (explained below).

        Based upon the continued depressed gold prices and the third party payment of $100,000 to reacquire the 70% working interest during fiscal
        2000, management has established a fair market value of $143,000 for the entire 100% interest in the project. Accordingly, the Company wrote-off cumulative exploration and development costs of $320,873 during the year ended December 31, 2000.

        As at December 31, 2001, the property is carried at $143,000 and all current period and future holding costs are expensed as incurred.
        Subsequent to year-end the project has been sold, contingent upon successful closing of the agreement (Note 11e).

        The Company's claims are the Petsite Property and the Friday Property.

        Petsite Property

        The Company originally acquired these unpatented lode-mining claims for cash in the amount of $10,000 during 1989, cash in the amount of $10,000 during 1991 and the issuance of 20,000 common shares during 1991 at a price of $9,599. The optionor retained a 5% net profits interest in the claims.

        Friday Property

        By an agreement effective July 9, 1996, the Company acquired a 100%
        working interest on a renewable 5 year lease, on certain patented claims in Idaho, for an initial term expiring July 19, 2001, from Idaho Gold
        Corporation (IGC). In order to obtain the lease, the Company:

        o       Issued IGC 30,000 common shares on the closing date of the agreement (deemed $25,000).

        o       Issued IGC an additional 30,000 common shares by July 19, 1997.

        o       Completed exploration and development expenditures of $135,000 on or before July 19, 2001.

                                      F-17

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    b)  Petsite Project, Idaho - Continued

        Friday Property - Continued

        The lease is renewable for subsequent terms of five years each, at the
        Company's option, so long as the Company continues to carry out exploration, development or mining work on the property.

        IGC retains a 3% net smelter royalty to a maximum of $1,000,000.

        The Company is also responsible on an underlying agreement for a 3% net smelter royalty payable at $3,000 per quarter to a maximum of $300,000 covering certain claims within the property. As of December 31, 2001, a total of $192,000 advance royalty payments have been made.

        MacMenamin Agreement

        During the joint venture phase of the project, Kinross entered into an agreement dated February 3, 1998 covering a placer claim in the area of influence of the Petsite project. The Company assumed the agreement, which calls for annual payments of $1,000 per year and increasing to
        $5,000 per year over the ten-year term of the agreement, which expires
        February 3, 2008. The claim may be acquired for $150,000 by February 3,
        2003 and for $200,000 thereafter.

        All required payments under the agreement have been made to date.

        Filer Agreement

        During the joint venture phase of the project, Kinross entered into an agreement dated September 16, 1997 covering three patented claims in the area of influence of the Petsite project. The Company assumed the agreement, which calls for annual payments of $15,000 per year and increasing to $25,000 per year over the ten-year term of the agreement, which expires on September 16, 2007. The claims may be acquired for
        $305,000 by September 16, 2007.

        On October 26, 2001, the agreement was amended to semi-annual payments of $1,000 each September 1 and March 1 so long as gold remains below
        $300 per ounce. The future semi-annual payments increase to $2,000 should the price of gold exceed $300 per ounce, to $5,000, should the price of gold exceed $350 per ounce and to $10,000 upon commercial production. The claims may be acquired for $270,000 less all payments made up to September 16, 2007.

    c)  Deadwood Property

        By an agreement effective July 9, 1996, the Company acquired a 100%
        working interest on a renewable 5 year lease, on certain unpatented claims in Idaho, for an initial term expiring July 19, 2001, from IGC.
        In order to obtain the lease, the Company:

        o       Issued IGC 35,000 common shares on the closing date of the agreement.

        o       Issued IGC an additional 35,000 common shares by July 19, 1997.

        o       Completed exploration and development expenditures of $135,000 on or before July 19, 2001.

                                      F-18

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    c)  Deadwood Property - Continued

        The lease is renewable for subsequent terms of five years each, at the
        Company's option, so long as the Company continues to carry out exploration, development or mining work on the property.

        The Company is also responsible for an underlying agreement:

        o       A 3% net smelter royalty payable at $6,000 per quarter to a maximum of $500,000 covering certain claims within the property known as the Deadwood claims. As of December 31, 2001, a total of $372,000 of advance royalty payments have been made.

        Based upon the continued depressed gold prices, the property has been written-down to a nominal value of $1. Accordingly, the Company wrote-off cumulative exploration and development costs of $13,200 during the year ended December 31, 2000.

        As at December 31, 2001, the property is carried at the nominal value of
        $1 and all current period and future holding costs are expensed as incurred. Subsequent to year-end the project has been sold, contingent upon successful closing of the agreement (Note 11e).

    d)  Buffalo Gulch Property

        By an agreement effective December 11, 1995, the Company acquired a 100%
        working interest on a 5-year renewable lease, on certain unpatented claims in Idaho, for an initial term of expiring July 19, 2001, from
        IGC. In order to obtain the lease, the Company:

        o       Issued IGC 60,000 common shares on the closing date of the agreement (valued at $50,000).

        o       Issued IGC an additional 60,000 common shares by July 19, 1997
                (valued at $39,000).

        o       Completed exploration and development expenditures of $310,000 on or before July 19, 2001.

        The lease is renewable for subsequent terms of five years each, at the
        Company's option, so long as the Company continues to carry out exploration, development or mining work on the property.

        IGC retains a 3% net smelter royalty to a maximum of $3,000,000.

        Based upon the continued depressed gold prices and a comparison of this property with the Petsite Project, management has established a fair market value of $36,750 for the property including its underlying agreements. Accordingly, the Company wrote-off cumulative exploration and development costs of $658,571 during the year ended December 31,
        2000.

        As at December 31, 2001, the property is carried at $36,750 and all current period and future holding costs are expensed as incurred.
        Subsequent to year-end the property has been sold, contingent upon successful closing of the agreement (Note 11e).

                                      F-19

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    d)  Buffalo Gulch Property - Continued

        The Company is also responsible on three underlying agreements as follows:

        Black Bear Agreement

        By an agreement dated August 1, 1996 and an amendment dated August 11,
        1999, the Company entered into an option to acquire a 100% working interest in certain unpatented mineral claims in Idaho upon making cash payments of $9,300. The Company shall, at its option, make quarterly payments to a cumulative total of $120,000 by July 31, 2002, including a balloon payment at the end of the term.

        The Company must also complete a minimum of $3,000 annually in exploration and development expenditures on the property.

        The quarterly payments are currently $600 per quarter. The future quarterly payments increase to $1,000 per quarter should the price of gold increase to $325 per ounce and the regular payments are re-established should the price of gold reach $375 per ounce. All required payments under the agreement have been made to date.

        Whiskey Jack Agreement

        By an agreement dated August 29, 1998 and an amendment dated June 11,
        1999, the Company was granted an option to acquire a 100% working agreement interest in certain upatented mineral claims in Idaho. In order to complete the option, the Company shall, at its option, make quarterly payments to a cumulative total of $65,000 by July 1, 2003, including a balloon payment at the end of the term.

        The Company must also complete a minimum of $1,000 annually in exploration and development expenditures on the property.

        The quarterly payments are currently $400 per quarter. The future quarterly payments increase to $800 per quarter should the price of gold increase to $325 per ounce and the regular payments are re-established should the price of gold reach $375 per ounce. All required payments under the agreement have been made to date.

        Gray Estates Agreement

        The Company has assumed the obligation of an underlying agreement dated
        May 21, 1984 which requires quarterly advance royalty payments of $6,000 or a 5% net smelter royalty upon commencement of commercial production, to a maximum of $500,000. As of December 31, 2001, a total of $420,000 of advance royalty payments have been made.

                                      F-20

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    d)  Buffalo Gulch Property - Continued

        The Company has also entered into the following agreement on a contiguous property:

        Gallaugher Property

        By an agreement dated September 5, 1996 and an amendment dated May 20,
        1999, the Company was granted an option to acquire a 100% working interest in certain unpatented mineral claims in Idaho. In order to complete the option, the Company shall, at its option, make quarterly payments to a cumulative total of $150,000 by March 5, 2007, including a balloon payment at the end of the term.

        A third party receives a 10% finder's fee deducted from all option payments made by the Company to the optionor.

        The quarterly payments are currently $500 per quarter. The future quarterly payments increase to $1,200, $1,800 and $4,800 per quarter, respectively, should the price of gold increase to $325, $350 and $400 per ounce, respectively. All required payments under the agreement have been made to date.

    e)  Other Properties

        Based upon the continued depressed gold prices, the Company wrote-down two minor properties in Idaho to nominal value and dropped two minor properties in Idaho and the related acquisition, exploration and development costs of $53,142 were written-off during the year ended
        December 31, 2000. The Company also dropped an exploration project in
        Mexico and the related exploration and development costs of $39,618 were written-off.
--------------------------------------------------------------------------------
5.  Notes Payable

    Details of notes payable are as follows:

                                                             2001           2000
                                                        ------------------------
Uncollateralized note payable, due in monthly
 payments of $460 including interest at 9.0%
 per annum, due to a shareholder                                -       $  3,590

Uncollateralized note payable, bearing
  interest at 9% per annum, monthly payments
  of interest only, due in full,
  August 1, 2003                                           37,500              -
                                                        ------------------------
                                                           37,500          3,590
Current portion                                                 -         (3,590)
                                                        ------------------------
                                                        $  37,500       $      -
                                                        ------------------------
--------------------------------------------------------------------------------
                            F-21

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital

    a)  Common Share Options

        The Company has a stock option plan dated January 9, 2001, under which the maximum number of options issuable shall not exceed 6,586,442 shares. Options granted after January 9, 2001 are for a maximum term of five years and vest as to 25% on allocation and 25% each six months thereafter. Options granted prior to the plan are for varying terms ranging from two to seven years and are immediately vested upon the date of grant. Following is a schedule of the activity pursuant to this stock option plan.
                                               Exercise Price
                                    Number    per Share (C $)  Expiry Date
--------------------------------------------------------------------------------
Balance - December 31, 1998        645,000         $ 0.26      October 1999 to
                                                                  April 2002
    Options exercised              (40,000)          0.26      October 1999
    Options expired                (70,000)          0.26      October 1999
    Options granted                465,000           0.37      April 2004
                               -------------------------------------------------
                                                     0.26      May 2000 to
Balance - December 31, 1999      1,000,000        to 0.37         April 2004
    Options granted              1,175,000           0.30      January 2005
    Options granted                500,000    (ii)   1.20      March 2005
    Options granted                150,000    (iii)  0.72      March 2003
    Options granted                 50,000    (iii)  1.12      June 2005
    Options granted                150,000           0.96      July 2005
    Options exercised              (55,000)          0.26      May 2000
    Options exercised             (200,000)          0.26      February 2001
    Options exercised             (150,000)          0.26      August 2001
    Options exercised             (250,000)          0.37      April 2004
    Options exercised              (89,000)          0.30      January 2005
    Options expired               (200,000)          1.20      March 2005
                               -------------------------------------------------
                               (i)                 $ 0.26      February 2001 to
Balance - December 31, 2000      2,081,000      to $ 1.20         July 2005
                               -------------------------------------------------
                            F-22

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital - Continued

    a)  Common Share Options - Continued
                                            Exercise Price
                                  Number    per Share (C $)  Expiry Date
--------------------------------------------------------------------------------
Balance - December 31, 2000  (i) 2,081,000        $0.26      February 2001
                                               to $1.20         to July 2005
    Options granted            1,225,000       (iv)0.80      January 2006
    Options granted            2,250,000           1.08      November 2002
    Options granted            1,000,000           0.38      September 2006
    Options granted              350,000           0.27      November 2006
    Options exercised           (100,000)          0.26      February 2001
    Options exercised            (75,000)          0.37      April 2004
    Options exercised           (100,000)          0.30      January 2005
    Options exercised            (25,000)          0.80      January 2006
    Options expired             (150,000)          0.96      July 2005
    Options expired             (200,000)          0.80      January 2006
                             ---------------------------------------------------
                                                 $ 0.26      April 2002 to
Balance - December 31, 2001    6,256,000      to $ 1.08         November 2006
                             ---------------------------------------------------

        (i)     Issued prior to the effective date of the new stock option plan.

        (ii)    Repriced during the year ended December 31, 2001 to $0.38 per share on the 300,000 shares not previously exercised.

        (iii)   Repriced during the year ended December 31, 2001 to $0.38 per share.

        (iv)    Repriced during the year ended December 31, 2001 to $0.38 per share on the 1,000,000 shares not previously exercised or
                expired.

        A summary of the options outstanding at December 31, 2001 is as follows:

                                             Exercise Price
                                Number        per Share (C$)  Expiry Date
--------------------------------------------------------------------------------
                                 30,000          $0.26      April 1, 2002
                              2,250,000           1.08      November 15, 2002
                                150,000           0.38      March 4, 2003
                                140,000           0.37      April 7, 2004
                                986,000           0.30      January 14, 2005
                                300,000           0.38      March 24, 2005
                                 50,000           0.38      June 25, 2005
                              1,000,000           0.38      January 9, 2006
                              1,000,000           0.38      September 5, 2006
                                350,000           0.27      November 7, 2006
                              --------------------------------------------------
Balance - December 31, 2001   6,256,000
                              --------------------------------------------------
                                      F-23

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital - Continued

a)      Common Share Options - Continued

        As of December 31, 2001, 4,431,000 options are exercisable. At December
        31, 2001, the weighted average exercise price per option was C$0.61
        (2000 - C$0.53). The weighted-average remaining contractual life of the options was 2.7 years (2000 - 3.7 years).

    b)  Common Share Warrants

        The warrant activity is as follows:

                                 Number of        Price per
                                  Warrants      Share (C $)     Expiry Date
-------------------------------------------------------------------------------
Balance - December 31, 1998      1,763,233           $ 0.70     March 2000
    Warrants issued
     - Convertible note #1         546,154             0.31     January 2000
     - Convertible note #2         600,769             0.31     March 2000
     - Convertible note #3         932,608             0.28     May 2000
     - Convertible note #4       2,227,941             0.17     September 1999
     - Convertible note #5       2,466,681             0.25     October 2000
     - Convertible note #6       1,172,847             0.15     January 2000
                                                       0.15     March 2000
     - Private placement         2,000,000          or 0.18     March 2001
    Warrants exercised
     - Convertible note #1        (546,154)            0.31     January 2000
     - Convertible note #2        (600,769)            0.31     March 2000
     - Convertible note #4      (2,227,941)            0.17     September 1999
     - Convertible note #5        (766,480)            0.25     October 2000
     - Convertible note #6      (1,172,847)            0.15     January 2000
     - Private placement          (570,000)            0.15     March 2000
                               ------------------------------------------------
Balance - December 31, 1999      5,826,042           $ 0.15     March 2000 to
                                                  to $ 0.70     March 2001
    Warrants issued
                                                       1.05     October 2000
     - Short form prospectus       433,550          or 1.26     April 2001
                                                       1.00     September 2001
     - Private placement           244,118          or 1.25     September 2002
    Warrants expired                  (167)            0.70     March 2000
    Warrants exercised
     - Private placement        (1,763,066)            0.70     March 2000
     - Private placement          (762,000)            0.15     March 2000
     - Convertible note #3        (932,608)            0.28     May 2000
     - Convertible note #5      (1,700,201)            0.25     October 2000
     - Short form prospectus        (6,250)            1.05     October 2000
                               ------------------------------------------------
                                                     $ 0.18     March 2000 to
Balance - December 31, 2000      1,339,418        to $ 1.26      September 2002
-------------------------------------------------------------------------------
                                      F-24

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital - Continued

    b)  Common Share Warrants - Continued
                                                       Price per
                              Number of            Share
                               Warrants            (C $)     Expiry Date
------------------------------------------------------------------------------
Balance - December 31, 2000   1,339,418           $ 0.18     March 2002 to
                                               to $ 1.26        September 2002
    Warrants issued
     - Private placement        647,059             1.25     January 2002 (i)
     - Private placement        217,392             1.25     January 2002 (ii)
     - Private placement        305,000             1.60     April 2002
    Warrants exercised
     - Private placement       (668,000)            0.18     March 2001
     - Short form prospectus   (336,050)            1.26     April 2001
    Warrants expired
    - Short form prospectus     (91,250)            1.26     April 2001
                             -------------------------------------------------
                                                  $ 1.25     April 2002 to
Balance - December 31, 2001   1,413,569        to $ 1.60        January 2003
------------------------------------------------------------------------------

        (i)     Subsequent to December 31, 2001 these warrants were extended to
                January 11, 2003 for no consideration.

        (ii)    Subsequent to December 31, 2001 these warrants were extended to
                January 23, 2003 for no consideration.

    c)  Escrow Shares

        In conjunction with the Company's initial public offering, certain
        Company officers and directors were required to place 750,000 common shares of the Company in escrow in accordance with policies of the
        Canadian Venture Exchange (CDNX). The shares are subject to release from escrow as the Company expends funds on exploration and development of its mineral properties and with regulatory approval. During the year ended December 31, 2000 the Company released 187,500 shares from escrow upon receipt of regulatory approval. The Company released the final
        187,500 on October 6, 2001. At December 31, 2001, all escrow shares have been fully released from escrow.
--------------------------------------------------------------------------------
                                      F-25

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
7.  Related Party Transactions

    a)  In addition to related party transactions disclosed elsewhere herein, the Company has paid or accrued for payment the following amounts to related parties:
                                                       2001       2000     1999
                                                   --------- --------- --------
Wages and management fees to officers and          $437,938  $ 154,000 $139,850
    directors

Legal fees to a firm in  which a director is a
    partner                                          92,653    112,090        -

Accounting fees to a firm in which an officer is
    a partner                                        43,800     45,000   42,100
Interest expense on notes payable to shareholders       123        718  268,988
                                                   --------- --------- --------
                                                   $574,514  $ 311,808 $450,938
                                                   --------- --------- --------

    b)  As at December 31, the following amounts remain unpaid in relation to the related party amounts (Note 7a) and are included in accounts payable
        - related parties on the consolidated balance sheets of the Company:

                                              2001                      2000
                                        -----------                ---------
Wages and management fees to officers
 and directors                          $  149,611                 $  12,500

Legal fees to a firm in which a
 director is a partner                      16,708                     9,601

Accounting fees to a firm in
 which an officer is a partner              63,800                    35,000

Interest expense on notes payable
 to shareholders                                 -                         -
                                        -----------                ---------
                                        $  230,119                 $  57,101
                                        -----------                ---------

    c)  Related party transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
--------------------------------------------------------------------------------
8.  Global Settlement Agreement

    By an agreement dated January 8, 2000, the Company reached a settlement with various parties to conclude numerous lawsuits, disagreements and contractual relationships. As a result, all actions in which the Company was named have been dismissed, at no cost to the company, except for its direct legal, indemnity and other related costs.

    The Company had agreed to indemnify its officers and directors in relationship to the settlement hearings, which were successful in concluding the various matters. Accordingly, the Company has allotted 252,000 common shares from treasury, which were issued upon receipt of regulatory approval to cover such indemnification. The deemed value of such allotment in the amount of $239,202 has been accrued in the year ended December 31, 2000.
--------------------------------------------------------------------------------
                                      F-26

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
9.  Fair Value of Financial Instruments

    The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies.
    However, considerable judgement is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

    The carrying amounts for cash and cash equivalents and the restricted investments are a reasonable estimate of their fair value. Due to the due dates and interest rates of the notes payable to shareholders, the carrying value of these notes is a reasonable estimate of their fair value.
--------------------------------------------------------------------------------
10. Income Taxes

    a)  Effective January 1, 2000, the Company adopted CICA 3465, "Accounting for Income Taxes". This new accounting standard, which required adoption on a retroactive basis, resulted in no adjustment to the results previously reported by the Company.

        No income tax provision or benefit has been provided for any of the periods presented due to the Company's net operating loss carry-forward position.

        The Company has not recorded a future tax asset principally due to the uncertainty regarding the generation of future taxable income to utilize existing net operating losses. If it becomes more likely than not that the Company will generate future taxable income, a future tax asset may be recognized.

        The Company is subject to income tax filing requirements in both Canada and the United States.
                                      F-27

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
10. Income Taxes - Continued

    b)  As of December 31, 2001, the Company had income tax losses carried forward available to reduce future taxable income, if any. These losses expire at different rates depending on the jurisdiction as follows:

                                        United
                                        States
Year                                   (U.S. $)    Canada(C$)
--------------------------------------------------------------
2002                               $         -   $     722,000
2003                                         -       1,496,300
2004                                         -         507,900
2005                                         -       1,004,300
2006                                         -       1,023,900
2007                                         -       1,200,900
2008                                         -       2,343,200
2011                                   557,100               -
2012                                   105,200               -
2018                                   586,500               -
2019                                   673,200               -
2020                                   580,900               -
2021                                 1,744,000               -
                                   ---------------------------
                                   $ 4,246,900   $   8,298,500
                                   ---------------------------

        The U.S. $4,246,900 of income tax losses were incurred by the U.S.
        branch of the Company and are available to reduce future taxable income, if any, of the U.S. branch. The amount is included within the Canadian income tax losses of C$8,298,500.

    c)  The Company has accumulated deferred resource property expenditures, for tax purposes, of approximately C$9,838,600, which may be used to reduce future taxable income in Canada. The income tax benefits, if any, of these expenditures have not been recorded in these financial statements.
--------------------------------------------------------------------------------
                                      F-28

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
11. Subsequent Events

    In addition to items disclosed elsewhere in these financial statements, the
    Company conducted the following transactions after December 31, 2001:

    a)  Completed a private placement of 4,036,283 units for gross proceeds of
        C$1,412,699 at C$0.35 per unit. Each unit consists of one common share and one-half non-transferable share purchase warrant. Two warrants and
        C$0.70 allow the holder to acquire an additional common share to
        December 19, 2002. Commissions related to the placement total C$10,500 and 136,371 common shares.

    b)  Issued a debenture payable to a maximum amount of $1,000,000
        (C$1,587,000) to the Tomasovich Family Trust. The debenture carries interest at 6% per annum, calculated and paid monthly. The balance is payable in full by February 7, 2003, unless the debenture holder exercises its right of conversion. The debenture holder has the right to convert the debenture into units of the Company at the rate of C$0.35 per unit. Two warrants and C$0.70 allow the holder to acquire an additional common share to February 7, 2004. The debenture payable and the related conversion rights to units, were approved by the regulatory authorities in connection with the 4,036,283 unit private placement.

        The funds are to be advanced by the debenture holder over the next six months as the company requires funding for its proposed drilling program on the Stillwater Complex, Montana.

c)      Completed a private placement of 1,763,668 units for gross proceeds of
        C$793,650 at C$0.45 per unit. Each unit consists of one common share and one-half non-transferable share purchase warrant. Two warrants and
        C$0.70 allow the holder to acquire an additional common share to January
        3, 2003. A commission of 148,942 common shares was paid in connection with the private placement.

d)      Issued 156,042 common shares on exercise of common share options at
        C$1.08 per share for proceeds of C$168,525.

e)      By a Letter Agreement dated March 7, 2002, the Company has agreed to sell all of its gold properties located in Idaho, including the Petsite
        Project, Deadwood Project and Buffalo Gulch Property. The purchaser,
        Canden Capital Corp. ("Canden"), is a Capital Pool Company in accordance with the policies of the CDNX. Proceeds on the sale will be 2,400,000 shares of Canden, representing 41.8% of the issued and outstanding shares of the purchaser, after the issuance of the shares. The closing of the sale is contingent upon due diligence by the purchaser, within 10 weeks of the letter agreement, including a technical report recommending a work program of at least C$200,000 and an independent valuation at the purchaser's cost. The agreement is subject to regulatory approval, the approval of the shareholders of Canden and the completion of a formal agreement by May 15, 2002. Should the parties not agree to the formal agreement by May 15, 2002, then given reasonable efforts to conclude the agreement, the agreement may be terminated.
--------------------------------------------------------------------------------
                                      F-29

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP)

    a)  Accounting Policy Differences

        These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The significant differences between Canadian and U.S. GAAP are as follows:

        Under Canadian GAAP, no value is attributed to the release of escrowed shares and no compensation expense is recorded. Under U.S. GAAP, stock compensation expense is recorded as such shares become eligible for release based upon the number of shares eligible for release and the market value of the shares at that time (Note 6c).

        Under Canadian GAAP, the Company is not required to record the effect of non-employee stock option based compensation expense in the consolidated financial statements. Under U.S. GAAP, stock compensation expense is recorded for non-employees based upon the discount from market at the date the option is granted.

        Under Canadian GAAP, convertible security instruments are allocated between liability and equity based upon the fair value of the components at the inception of the related contractual obligation. Further, additional interest expense is recorded on amortization of the related interest discount over the term of the related debt. Under U.S. GAAP, no allocation is calculated unless the equity component is detachable from the liability component and no amortization of the interest discount is required.

        Under Canadian GAAP, acquisition and exploration costs are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned and are treated as investing activities. Under U.S. GAAP, the Company expenses exploration costs as incurred and these are treated as operating activities.

    b)  Statement Reconciliation

        A reconciliation of the consolidated statements of operations from
        Canadian presentation to U.S. presentation is as follows:

                                                 2001         2000        1999
                                           ----------- ----------- -----------
                                           $2,530,838  $2,003,579  $1,010,626
Net loss - Canadian basis
Compensation expense on common stock
  options granted to non-employees            164,548      83,798           -

Compensation expense on re-priced
  employee options                            330,000           -           -

Amortization of interest discount                   -           -    (220,901)

Current year exploration costs                829,185     740,786     422,594

Current year exploration abandonments        (470,527)   (674,901)    (16,341)
                                           ----------- ----------- -----------
Net loss - U.S. basis                      $3,384,044  $2,153,262  $1,195,978
                                           ----------- ----------- -----------
Net loss U.S. basis per share
    - Basic and Diluted                    $      0.09 $     0.07  $      0.07
                                           ----------- ----------- -----------
                                      F-30

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    b)  Statement Reconciliation - Continued

        A reconciliation of certain consolidated balance sheet accounts from
        Canadian presentation to U.S. presentation is as follows:

                                               2001       2000         1999
                                        ------------- ------------ ------------
                                        $12,808,244   $10,277,406  $ 8,273,827
Deficit accumulated during the
    exploration stage - Canadian basis

Stock compensation expense, prior years'
    cumulative                            1,285,534     1,201,736    1,201,736

Compensation expense on common stock
    options granted to non-employees        164,548        83,798            -

Compensation expense on re-priced
    employee options                        330,000             -            -

Amortization of interest discount, prior
    years' cumulative                      (277,713)     (277,713)     (56,812)

Amortization of interest discount                 -             -     (220,901)

Current year exploration costs              829,185       740,786      422,594

Current year exploration abandonments      (470,527)     (674,901)     (16,341)

Prior years' exploration costs, net of
    abandonments                          1,075,428     1,009,543      603,290
                                        ------------- ------------ ------------
Deficit accumulated during the
    exploration stage - U.S. basis      $15,744,699   $12,360,655  $10,207,393
                                        ------------- ------------ ------------

Notes payable to shareholders,
    non-current - Canadian basis        $         -   $         -  $     3,590
Non-detachable convertible security
    instruments                                   -             -      292,084
Amortization of interest discount                 -             -     (292,084)
                                        ------------- ------------ ------------
Notes payable to shareholders,          $         -   $         -  $     3,590
    non-current - U.S. basis
                                        ------------- ------------ ------------

Property rights - Canadian basis        $ 2,630,660   $ 2,097,967  $ 1,625,140
Current year exploration expense
    abandonments                            470,527       674,901       16,341
Prior years' exploration costs, net of
    abandonments                         (1,075,428)   (1,009,543)    (603,290)
Current year exploration costs             (829,185)     (740,786)    (422,594)
                                        ------------- ------------ ------------
Property rights - U.S. basis            $ 1,196,574   $ 1,022,539  $   615,597
                                        ------------- ------------ ------------
                                      F-31

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    b)  Statement Reconciliation - Continued

                A reconciliation of certain consolidated balance sheet accounts from Canadian presentation to U.S. presentation is as follows:

                                                   2001            2000            1999
                                           --------------------------------------------
                                           $ 14,657,940    $ 12,573,110    $  9,804,354
Share capital - Canadian basis
Amortization of interest discount, prior
    years' cumulative                          (277,713)       (277,713)        (56,812)
Stock compensation expense, prior years'
    cumulative                                1,201,736       1,201,736       1,201,736
Compensation expense on common stock
    options granted to non-employees,
    cumulative                                  248,346          83,798               -
Compensation expense on re-priced
    options to employees                        330,000               -               -
                                           --------------------------------------------
Share capital - U.S. basis                 $ 16,160,309    $ 13,580,931    $ 10,949,278
                                           --------------------------------------------

                A reconciliation of certain consolidated cash flow activities from Canadian presentation to U.S. presentation is as follows:

                                                   2001            2000            1999
                                           --------------------------------------------
Net cash used in operating activities -
    Canadian basis                         $ (1,059,258)   $   (899,843)   $   (466,777)
Exploration costs                              (829,185)       (740,786)       (422,594)
                                           --------------------------------------------
Net cash used in operating activities -
    U.S. basis                             $ (1,888,443)   $ (1,640,629)   $   (889,371)
                                           --------------------------------------------
Net cash used in investing activities -
    Canadian basis                         $ (1,134,824)   $ (1,278,717)   $   (619,017)
Exploration costs                               829,185         740,786         422,594
                                           ------------    ------------    ------------
Net cash used in investing activities -
    U.S. basis                             $   (305,639)   $   (537,931)   $   (196,423)
                                           ------------    ------------    ------------

                                      F-32

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    c)  Note Disclosure Reconciliation

        Under Canadian GAAP, the Company is not required to disclose the proforma effect of employee stock option based compensation on expense in the notes to the consolidated financial statements. Under U.S. GAAP,
        Statement of Financial Accounting Standards No. 123 (SFAS No. 123),
        "Accounting for Stock-Based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a fair value based method of accounting, but allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock
        Issued to Employees." The disclosure only provisions of SFAS No. 123 are as follows:

                                                      2001          2000        1999
                                               -----------   ----------- -----------
Net loss U.S. basis (Note 12a)
    As reported                                $ 3,384,044   $ 2,153,262 $ 1,195,978
    Pro forma                                    3,761,267     2,613,812   1,279,678
Net loss per share U.S. basis (Note 12a)
    As reported                                $      0.09   $      0.07 $      0.07
    Pro forma                                         0.10          0.09        0.08

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                      2001          2000        1999
                                               -----------   ----------- -----------
Expected dividend yield                               0.00%         0.00%       0.00%
Expected stock price volatility                     110.51%       125.01%     151.82%
Risk-free interest rate                               4.64%         5.83%       5.00%
Expected life of options                         2.0 years     1.5 years     2 years

        The weighted average grant-date fair value of options granted in 2001,
        2000 and 1999 was C$0.71, C$0.44 and C$0.27, respectively.

--------------------------------------------------------------------------------
                                      F-33

Idaho Consolidated Metals Corp.                                      Statement 1
(An Exploration Stage Company)
Interim Consolidated Balance Sheet
U.S. Funds
Unaudited - Prepared by Management
                                                 As at          As at
                                              31 March    31 December
ASSETS                                            2002           2001
---------------------------------------------------------------------
Current
   Cash                                   $    343,019  $      87,920
   Other                                        19,000         31,712
                                          ------------ --------------
                                               362,019        119,632
Restricted Investments                         118,550        117,811
Plant and Equipment, net                       115,463        115,810
Property Rights                              2,648,436      2,630,660
                                          ------------ --------------
                                          $  3,244,468  $   2,983,913
=====================================================================
LIABILITIES
---------------------------------------------------------------------
Current
   Accounts payable - Related parties     $      9,000  $     243,812
                    - Other                    101,007        500,070
   Notes payable                                   840              -
                                          ------------ --------------
                                               110,847        743,882
Share Subscriptions                                  -        353,285
Note Payable                                    36,586         37,500
                                          ------------ --------------
                                               147,433      1,134,667
                                          ------------ --------------
SHAREHOLDERS' EQUITY
---------------------------------------------------------------------
Share Capital - Statement 2                 16,156,648     14,657,490
Deficit - Accumulated during
  the exploration stage - Statement 2      (13,059,613)   (12,808,244)
                                          ------------ --------------
                                             3,097,035      1,849,246
                                          ------------ --------------
                                          $  3,244,468  $   2,983,913
=====================================================================
ON BEHALF OF THE BOARD:

"Delbert W. Steiner", Director

"John Andrews", Director
                           - See Accompanying Notes -

                                      F-34

Idaho Consolidated Metals Corp.                                      Statement 2
Interim Consolidated Statement of Changes
   In Shareholders' Equity
U.S. Funds
Unaudited - Prepared by Management

                                                                       Deficit
                                                                   Accumulated
                                            Common Shares           During the
                                      ------------------------     Exploration
                                      Shares            Amount           Stage           Total
----------------------------------------------------------------------------------------------
Balance - 31 December 2000             33,171,201  $12,573,110  $  (10,277,406)  $   2,295,704
   Shares issued on exercise of
     warrants                             679,000       88,206               -          88,206
   Shares issued on private
     placements, net of issuance
     costs of $23,014                   1,780,372      939,886               -         939,886
   Shares issued on exercise of
     options                              150,000       26,756               -          26,756
   Loss for the period - Statement 3            -            -        (335,252)       (335,252)
                                      --------------------------------------------------------
Balance - 31 March 2001                35,780,573  $13,627,958  $  (10,612,658)  $   3,015,300
==============================================================================================
Balance - 31 December 2001             37,165,623  $14,657,490  $  (12,808,244)  $   1,849,246
   Shares issued on private
     placements, net of issuance
     costs of $10,500                   6,085,265    1,386,316               -       1,386,316
   Shares issued on exercise of
     options                              171,042      112,842               -         112,842
   Loss for the period -Statement 3             -            -        (251,369)       (251,369)
                                      --------------------------------------------------------
Balance - 31 March 2002                43,421,930  $16,156,648  $  (13,059,613)  $   3,097,035
==============================================================================================

                           - See Accompanying Notes -

                                      F-35

Idaho Consolidated Metals Corp.                                      Statement 3
Interim Consolidated Statement of Operations
For the Three Months Ended 31 March
U.S. Funds
Unaudited - Prepared by Management
                                                       2002              2001
-----------------------------------------------------------------------------
Operating Expenses
   General and administrative - Schedule 1   $      222,642  $        312,416
                                             --------------------------------

Other (Income) Expenses
   Interest income                                     (888)           (8,227)
   Interest expense                                   1,199               424
   General property search and
     gold property holding costs                     28,416            30,639
                                             --------------------------------
                                                     28,727            22,836
                                             --------------------------------
Loss for the Period                          $      251,369  $        335,252
=============================================================================
Loss per Common Share                        $         0.01  $           0.01
=============================================================================
Weighted Average Number of Common
  Shares Outstanding                             40,591,632        34,376,326
=============================================================================
                           - See Accompanying Notes -

                                      F-36

Idaho Consolidated Metals Corp.                                      Statement 4
Interim Consolidated Statement of Cash Flows
For the Three Months Ended 31 March
U.S. Funds
Unaudited - Prepared by Management

Cash Resources Provided By (Used In)                2002         2001
-------------------------------------------------------- ------------
Operating Activities
   Loss for the period                        $ (251,369) $  (335,252)
   Items not affected by cash
     Amortization                                    347        4,095
   Changes in current assets and liabilities
     Other assets                                 12,712        1,085
     Accounts payable - Related parties         (234,812)     (23,460)
                     - Other                    (399,063)     (79,750)
                                              ---------- ------------
   Net cash used in operating activities        (872,185)    (433,282)
                                              ---------- ------------
Investing Activities
   Restricted investments                           (739)      (6,152)
   Plant and equipment                                 -      (11,707)
   Property rights                               (17,776)     (67,898)
                                              ---------- ------------
   Net cash used in investing activities         (18,515)     (85,757)
                                              ---------- ------------
Financing Activities
   Notes payable                                     (74)      (1,309)
   Subscriptions payable                        (353,285)           -
   Share capital                               1,499,158    1,054,848
                                              ---------- ------------
   Net cash provided by financing activities   1,145,799    1,053,539
                                              ---------- ------------
Net Increase in Cash                             255,099      534,500
   Cash position - Beginning of period            87,920       26,508
                                              ---------- ------------
Cash Position - End of Period                 $  343,019  $   561,008
-------------------------------------------------------- ------------
                           - See Accompanying Notes -

                                      F-37

Idaho Consolidated Metals Corp.                             Schedule 1
Interim Consolidated Schedule of Administrative Expenses
For the Three Months Ended 31 March
U.S. Funds
Unaudited - Prepared by Management
                                                    2002          2001
----------------------------------------------------------------------
Management fees and wages                   $    137,070   $   109,936
Professional fees                                 52,571       100,730
Office and general                                17,157        20,009
Travel                                             7,160        31,720
Shareholder information                            5,060        33,321
Office rent                                        2,651         7,467
Transfer agent and filing fees                       626         4,364
Amortization                                         347         4,095
Entertainment and promotion                            -           774
                                            --------------------------
Expenses for the Period                     $    222,642   $   312,416
======================================================================

Interim Consolidated Schedule of Resource Property Costs    Schedule 2
For the Three Months Ended 31 March
U.S. Funds
Unaudited - See Notice to Reader
                                                    2002          2001
----------------------------------------------------------------------
Direct - Mineral
                                            --------------------------
   Montana, U.S.A.
     Geological                             $     15,562   $    49,741
     Survey and mapping                            2,214           490
     Acquisition                                       -         9,800
     Assaying                                          -           615
     Staking, filing and claim rental                  -           725
     Field transportation                              -         2,157
     Camp and general                                  -         4,370
                                            --------------------------
Costs for the Period                        $     17,776   $    67,898
======================================================================
                           - See Accompanying Notes -

                                      F-38

Idaho Consolidated Metals Corp.
Notes to Interim Consolidated Financial Statements
31 March 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
1.  Significant Accounting Policies

    The notes to the consolidated financial statements as at 31 December 2001, as set forth in the company's 2001 Annual Report substantially apply to these interim consolidated financial statements and are not repeated here.
--------------------------------------------------------------------------------
2.  Interim Consolidated Financial Statements Adjustments

    The financial information given in the accompanying unaudited interim consolidated financial statements reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods reported. All such adjustments are of a normal recurring nature. All financial statements presented herein are unaudited.
--------------------------------------------------------------------------------
3.  Share Capital

a)      On 7 February 2002, the Company issued 4,036,283 units, each unit consisting of one common share and one-half warrant, at C$0.35 per unit, for gross proceeds of $901,710 (C$1,412,699). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to 19 December 2002.

b)      On 15 February 2002, the Company issued 1,763,669 units, each unit consisting of one common share and one-half warrant, at C$0.45 per unit, for gross proceeds of $500,000 (C$793,651). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to
        3 January 2003.
--------------------------------------------------------------------------------
4.  Convertible Debenture

    As part of the private placement, which closed on 7 February 2002 was the issuance of a convertible debenture in the amount of $1,000,000 to a director of the Company. To date, the Company has not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of the Company at C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring 19 December 2003.
--------------------------------------------------------------------------------
5.  Subsequent Events

    In addition to items disclosed elsewhere in these financial statements, the following significant events occurred between 1 April 2002 and 14 May 2002:

a)      During the period to 14 May 2002, the Company issued 125,000 common shares on settlement of a debt owing in the amount of $77,264
        (C$123,065).

b)      On 18 April 2002, the Company received regulatory approval to extend the expiry date on 305,000 share purchase warrants from 25 April 2002 to 25
        April 2003 at C$1.60 per share.
--------------------------------------------------------------------------------
                                      F-39

Idaho Consolidated Metals Corp.
Notes to Interim Consolidated Financial Statements
31 March 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
6.  Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP)

    a)  Accounting Policy Differences

        These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The significant differences between Canadian and U.S. GAAP are as follows:

        Under Canadian GAAP, no value is attributed to the release of escrowed shares and no compensation expense is recorded. Under U.S. GAAP, stock compensation expense is recorded as such shares become eligible for release based upon the number of shares eligible for release and the market value of the shares at that time.

        Under Canadian GAAP, the Company was not required to record the effect of non-employee stock option based compensation expense in the consolidated financial statements until 1 January 2002. Under U.S. GAAP, stock compensation expense is recorded for non-employees based upon the discount from market at the date the option is granted.

        Under Canadian GAAP, convertible security instruments are allocated between liability and equity based upon the fair value of the components at the inception of the related contractual obligation. Further, additional interest expense is recorded on amortization of the related interest discount over the term of the related debt. Under U.S. GAAP, no allocation is calculated unless the equity component is detachable from the liability component and no amortization of the interest discount is required.

        Under Canadian GAAP, acquisition and exploration costs are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned and the item is treated as an investing activity. Under U.S. GAAP, the Company expenses exploration costs as incurred and the item is treated as a operating activity.

    b)  Statement Reconciliation

        A reconciliation of the consolidated statements of operations from
        Canadian presentation to U.S. presentation is as follows:

                                            For the Three Months Ended
                                                     31 March
                                          -------------------------------
                                                    2002            2001
                                          -------------------------------
                                          $      251,369   $     335,252
Net loss - Canadian basis
Compensation  expense on common stock
   options  granted to non-employees             251,952         164,548
Current period exploration costs                  17,776          57,373
                                          -------------------------------
Net loss - U.S. basis                     $      521,097   $     557,173
                                          -------------------------------

Net loss U.S. basis per share
    - Basic and Diluted                   $          0.01  $        0.02
                                          -------------------------------
                                      F-40

Idaho Consolidated Metals Corp.
Notes to Interim Consolidated Financial Statements
31 March 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
6.  Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    b)  Statement Reconciliation - Continued

        A reconciliation of certain consolidated balance sheet accounts from
        Canadian presentation to U.S. presentation is as follows:

                                                                  As at         As at
                                                               31 March   31 December
                                                                   2002          2001
                                                            ------------ -------------
Deficit accumulated during the exploration stage
  - Canadian basis                                          $13,059,613  $ 12,808,244

Stock compensation expense, prior years' cumulative           1,780,082     1,285,534

Compensation expense on common stock options granted to
    non-employees                                               251,952       164,548

Compensation expense on re-priced employee options                    -       330,000

Amortization of interest discount, prior years' cumulative     (277,713)     (277,713)

Current period exploration costs                                 17,776       829,185

Current period exploration abandonments                               -      (470,527)

Prior years' exploration costs, net of abandonments           1,434,086     1,075,428
                                                            ------------ -------------
Deficit accumulated during the exploration stage
  - U.S. basis                                              $ 16,265,796 $  15,744,699
                                                            ------------ -------------

Property rights - Canadian basis                            $ 2,648,436  $  2,630,660
Current period year exploration expense abandonments                  -       470,527
Prior years' exploration costs, net of abandonments          (1,434,086)   (1,075,428)
Current period exploration costs                                (17,776)     (829,185)
                                                            ------------ -------------
Property rights - U.S. basis                                $ 1,196,574  $  1,196,574
                                                            ------------ -------------

Share capital - Canadian basis                              $16,156,648  $ 14,657,940
Amortization of interest discount, prior years' cumulative     (277,713)     (277,713)
Stock compensation expense, prior years' cumulative           1,780,082     1,201,736
Compensation expense on common stock options granted to
    non-employees, current                                      251,952       248,346
Compensation expense on re-priced options to employees                -       330,000
                                                            ------------ -------------
Share capital - U.S. basis                                  $17,910,969  $ 16,160,309
                                                            ------------ -------------

                                      F-41

Idaho Consolidated Metals Corp.
Notes to Interim Consolidated Financial Statements
31 March 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
6.  Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

        c)      A reconciliation of certain consolidated cash flow activities from Canadian presentation to U.S. presentation is as follows:

                                                            For the Three Months
                                                               Ended 31 March
                                                           ---------------------
                                                                2002        2001
                                                           ---------------------
Net cash used in operating activities - Canadian Basis     $(872,185)  $(433,282)
Exploration and acquisition costs                            (17,776)    (57,373)
                                                           ---------------------
Net cash used in operating activities - U.S. Basis         $(889,961)  $(490,655)
                                                           ---------------------
Net cash used in investing activities - Canadian basis     $ (18,515)  $ (85,757)
Exploration and acquisition costs                             17,776      57,373
                                                           ---------------------
Net cash used in investing activities - U.S. basis         $    (739)  $ (28,384)
                                                           ---------------------
    d)  Note Disclosure Reconciliation

        Under Canadian GAAP, the Company was not required to disclose the proforma effect of employee stock option based compensation on expense in the notes to the consolidated financial statements until 1 January
        2002. Under U.S. GAAP, Statement of Financial Accounting Standards No.
        123 (SFAS No. 123), "Accounting for Stock-Based Compensation",
        establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a fair value based method of accounting, but allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No.
        25, "Accounting for Stock Issued to Employees." The disclosure only provisions of SFAS No. 123 are as follows:

                                         For the Three Months Ended
                                             2002             2001
                                     ------------------------------
Net loss U.S. basis
    As reported                      $    521,097   $      557,173
    Pro forma                             524,497          835,973
Net loss per share U.S. basis
    As reported                      $       0.01   $          0.02
    Pro forma                                0.01              0.03

The fair value of each option grant is estimated on the date of grant using the
Black-Scholes option-pricing model with the following weighted-average assumptions:
                                        For the Three Months Ended
                                            2002            2001
                                     ---------------------------------
Expected dividend yield                      0.00%          0.00%
Expected stock price volatility            110.51%        110.51%
Risk-free interest rate                      4.64%          4.64%
Expected life of options                   2 years         2 years

                                      F-42

Beartooth Platinum Corporation                                       Statement 1
(formerly Idaho Consolidated Metals Corp.)
(An Exploration Stage Company)
Interim Consolidated Balance Sheet
U.S. Funds
Unaudited - Prepared by Management
ASSETS                                              As at             As at
                                                 30 June        31 December
                                                     2002              2001
---------------------------------------------------------------------------
Current
   Cash                                 $         239,443  $         87,920
   Other assets                                   176,397            31,712
                                        -----------------------------------
                                                  415,840           119,632
Restricted Investments                            119,272           117,811
        Plant and Equipment                       107,365           115,810
        Property Rights                         2,008,018         2,630,660
                                        -----------------------------------
                                        $       2,650,495  $      2,983,913
===========================================================================
LIABILITIES
---------------------------------------------------------------------------
Current
   Accounts payable - Related parties   $          43,359  $        243,812
                    - Other                        55,780           500,070
   Current portion of notes payable                   840                 -
                                        -----------------------------------
                                                   99,979           743,882
        Notes Payable                              36,498            37,500
        Subscription Payable                            -           353,285
                                        -----------------------------------
                                                  136,477         1,134,667
                                        -----------------------------------
SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------
Share Capital - Statement 2                    16,259,161        14,657,490
Deficit - Accumulated during
  the Exploration Stage - Statement 2         (13,745,143)      (12,808,244)
                                        -----------------------------------
                                                2,514,018         1,849,246
                                        -----------------------------------
                                        $       2,650,495  $      2,983,913
---------------------------------------------------------------------------
ON BEHALF OF THE BOARD:

"Delbert W. Steiner", Director

"John Andrews", Director
                           - See Accompanying Notes -

                                      F-43

Beartooth Platinum Corporation                                       Statement 2
(formerly Idaho Consolidated Metals Corp.)
Interim Consolidated Statement of Changes
   In Shareholders' Equity
U.S. Funds
Unaudited - Prepared by Management

                                                                            Deficit
                                                                        Accumulated
                                           Common Shares                     During
                                                                                the
                                                                        Exploration
                                             Shares        Amount             Stage        Total
------------------------------------------------------------------------------------------------
Balance - 31 December 2000                33,171,201  $  12,573,110  $ (10,277,406)  $ 2,295,704
  Shares issued on exercise of warrants    1,004,050        349,832              -       349,832
  Shares issued on private placements,
   net of issuance costs of $66,000        2,390,372      1,488,333              -     1,488,333
  Shares issued on exercise of options       300,000         67,634              -        67,634
  Loss for the period - Statement 3                -              -       (779,719)     (779,719)
                                           -----------------------------------------------------
Balance - 30 June 2001                    36,865,623  $  14,478,909  $ (11,057,125)  $ 3,421,784
------------------------------------------------------------------------------------------------

Balance - 31 December 2001                37,165,623  $  14,657,490  $ (12,808,244)  $ 1,849,246
  Shares issued on settlement of debt        125,000         47,046              -        47,046
  Shares issued on private placements,
   net of issuance costs of $58,397        6,085,265      1,327,919              -     1,327,919
  Shares issued on exercise of options       646,042        226,706              -       226,706
  Loss for the period - Statement 3                -              -       (936,899)     (936,899)
                                           -----------------------------------------------------
Balance - 30 June 2002                    44,021,930  $  16,259,161  $ (13,745,143)  $ 2,514,018
------------------------------------------------------------------------------------------------

                           - See Accompanying Notes -

                                      F-44

Beartooth Platinum Corporation                                       Statement 3
(formerly Idaho Consolidated Metals Corp.)
Interim Consolidated Statement of Operations
U.S. Funds
Unaudited - Prepared by Management

                                                   2002                           2001
                                         ----------------------------    ----------------------------
                                            Three           Six             Three         Six
                                            Months          Months          Months        Months
                                            Ended           Ended           Ended         Ended
                                            30 June         30 June         30 June       30 June
-----------------------------------------------------------------------------------------------------
Operating Expenses
   General and administrative -
     Schedule 1                          $    150,898    $    373,540    $    418,826    $    731,242
                                         ------------------------------------------------------------
Other Expenses (Income)
   Interest income                             (7,373)         (8,261)         (6,741)        (14,968)
   Interest expense                             1,975           3,174             205             629
   General property search and gold
     property holding costs                    19,207          47,623          32,177          62,816
   Write-off capitalized resource
     property costs                           549,764         549,764               -               -
   Gain on settlement of debt                 (30,218)        (30,218)              -               -
   Loss on sale of plant and equipment          1,277           1,277               -               -
                                         ------------------------------------------------------------
                                              (15,132)         13,595          25,641          48,477
                                         ------------------------------------------------------------
Loss for the Period                      $    685,530    $    936,899    $    444,467    $    779,719
=====================================================================================================
Loss per Basic and Diluted Share         $       0.02    $       0.02    $       0.01    $       0.02
=====================================================================================================
Weighted Average Number of Common
   Shares Outstanding                      43,726,984      43,102,569      35,988,911      35,290,668
=====================================================================================================

                           - See Accompanying Notes -

                                      F-45

Beartooth Platinum Corporation                                       Statement 4
(formerly Idaho Consolidated Metals Corp.)
Interim Consolidated Statement of Cash Flows
U.S. Funds
Unaudited - Prepared by Management

                                                   2002                           2001
                                        ----------------------------    -------------------------
                                           Three         Six            Three          Six
                                           Months        Months         Months         Months
                                           Ended         Ended          Ended          Ended
Cash Resources Provided By (Used In)       30 June       30 June        30 June        30 June
-------------------------------------------------------------------------------------------------
Operating Activities
   Loss for the period                  $    (685,530)$    (936,899) $    (444,467)   $ (779,719)
   Items not affecting cash
     Amortization                               5,053         5,400          6,106        10,201
     Loss on disposal of plant and
       equipment                                1,277         1,277              -             -
     Gain on settlement of debt               (30,218)      (30,218)             -             -
     Write-off capitalized resource
       property costs                         549,764       549,764              -             -
   Changes in current assets and
     liabilities
     Other assets                            (143,397)     (130,685)       (25,339)      (24,254)
     Accounts payable
       - Related parties                       34,359      (200,453)        (8,173)      (31,633)
       - Other                                 32,037      (367,026)       217,085       137,335
                                        ---------------------------------------------------------
   Net cash used in operating
     activities                              (236,655)   (1,108,840)      (254,788)     (688,070)
                                        ---------------------------------------------------------

Investing Activities
   Property rights                             76,654        58,878       (382,918)     (450,816)
   Plant and equipment                          1,768         1,768        (28,813)      (40,520)
   Restricted investments                        (722)       (1,461)       (20,611)      (26,763)
                                        ---------------------------------------------------------
   Net cash provided by (used in)
    investing activities                       77,700        59,185       (432,342)     (518,099)
                                        ---------------------------------------------------------

Financing Activities
   Share capital                               55,467     1,554,625        850,951     1,905,799
   Subscription payable                             -      (353,285)             -             -
   Repayment of notes payable                     (88)         (162)        (1,338)       (2,647)
                                        ---------------------------------------------------------
   Net cash provided by financing
     activities                                55,379     1,201,178        849,613     1,903,152
                                        ---------------------------------------------------------

Net Increase (Decrease) in Cash              (103,576)      151,523        162,483       696,983
   Cash position - Beginning of period        343,019        87,920        561,008        26,508
                                        ---------------------------------------------------------
Cash Position - End of Period           $     239,443 $     239,443  $     723,491    $  723,491                                      $
=================================================================================================

Schedule of Non-Cash Investing and
  Financing Activities:
   Common stock issued for debt                                                                                                       $
     settlement                         $      47,046 $      47,046  $           -     $       -
   Investment received for option                                                                                                     $
     receipts                           $      14,000 $      14,000  $           -     $       -
=================================================================================================

                           - See Accompanying Notes -

                                      F-46

Beartooth Platinum Corporation                                        Schedule 1
(formerly Idaho Consolidated Metals Corp.)
Interim Consolidated Schedule of General and
   Administrative Expenses
U.S. Funds
Unaudited - Prepared by Management

                                                   2002                           2001
                                        ----------------------------    -------------------------
                                            Three         Six            Three         Six
                                            Months        Months         Months        Months
                                            Ended         Ended          Ended         Ended
                                            30 June       30 June        30 June       30 June
-------------------------------------------------------------------------------------------------
Management fees and wages               $      58,316 $     195,386  $     131,033    $  240,969
Professional fees                              30,985        83,556        127,110       227,840
Shareholder information                        28,784        33,844         60,000        93,321
Travel                                         10,878        18,038         46,420        78,140
Transfer agent and filing fees                 10,724        11,350          5,745        10,109
Office rent                                     5,074         7,725         13,544        21,011
Amortization                                    5,053         5,400          6,106        10,201
Office and general                              1,084        18,241         28,541        48,550
Entertainment and promotion                         -             -            327         1,101
                                        ---------------------------------------------------------
Expenses for the Period                 $     150,898 $     373,540  $     418,826    $  731,242
-------------------------------------------------------------------------------------------------

Interim Consolidated Schedule of Resource Property Costs              Schedule 2
U.S. Funds
Unaudited - Prepared by Management
                                                   2002                           2001
                                        ----------------------------    -------------------------
                                            Three         Six            Three         Six
                                            Months        Months         Months        Months
                                            Ended         Ended          Ended         Ended
                                            30 June       30 June        30 June       30 June
-------------------------------------------------------------------------------------------------
        Direct - Mineral
   Montana, U.S.A.
      Camp and general                  $      46,399 $      64,175  $      12,873     $  17,243
      Geophysical                               7,770         7,770          4,134         4,134
      Trenching                                 1,962         1,962              -             -
      Field transportation                      1,401         1,401         40,914        43,071
      Geological                                1,200         1,200        136,384       186,125
      Sampling                                    894           894              -             -
      Survey and mapping                          720           720          1,229         1,719
      Staking, filing and claim rental              -             -              -           725
      Assaying                                      -             -         75,598        76,213
      Acquisition                                   -             -          9,500        19,300
      Drilling                                      -             -        102,286       102,286
      Option receipts                        (151,000)     (151,000)             -             -
                                        ---------------------------------------------------------
Costs (Recovery) for the Period         $     (90,654)$     (72,878) $     382,918    $  450,816
-------------------------------------------------------------------------------------------------

                           - See Accompanying Notes -

                                      F-47

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
1.  Name Change

        On 24 July 2002, the Company changed its name to Beartooth Platinum
Corporation.
--------------------------------------------------------------------------------
2.  Significant Accounting Policies

        The notes to the consolidated financial statements as at 31 December
        2001, as set forth in the Company's 2001 Annual Report substantially apply to these interim consolidated financial statements and are not repeated here.
--------------------------------------------------------------------------------
3.  Change in Accounting Policy

        The Company has adopted the new recommendations of CICA Handbook Section
        3870, Stock-based compensation and other stock-based payments. It is applied on a prospective basis and applies to all awards granted on or after 1 January 2002. The Section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services.

    Non-Employees

        The standard requires that all stock-based awards made to non-employees be measured and recognized using a fair value based method.

    Employees

        The standard encourages the use of a fair value based method for all awards granted to employees, but only requires the use of a fair value method for direct awards of stock, stock appreciation rights, and awards that call for settlement in cash or other assets. Awards that a company has the ability to settle in stock are recorded as equity, whereas that the entity is required to or has a practice of settling in cash are recorded as liabilities. The Company has elected to account for employee stock options by measuring compensation cost for options as the excess, if any, of the quoted market price of the Company's common shares at the date of grant over the amount an employee must pay to acquire the common shares. As required for the employee stock options, the Company will disclose pro-forma income (loss) and pro-forma earnings (loss) per share using a fair value based method.
--------------------------------------------------------------------------------
4.  Interim Consolidated Financial Statements Adjustments

        The financial information given in the accompanying unaudited interim consolidated financial statements reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods reported. All such adjustments are of a normal recurring nature. All financial statements presented herein are unaudited.
--------------------------------------------------------------------------------
                                      F-48

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
5.  Share Capital

a)  On 7 February 2002, the Company issued 4,036,283 units, each unit consisting of one common share and one-half warrant, at C$0.35 per unit, for gross proceeds of $901,710 (C$1,412,699). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to 19 December
    2002.

b)  On 15 February 2002, the Company issued 1,763,669 units, each unit consisting of one common share and one-half warrant, at C$0.45 per unit, for gross proceeds of $500,000 (C$793,651). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to 3
    January 2003.

c)      Share Purchase Options

        The Company has established a share purchase option plan whereby the board of directors may, from time to time, grant options to directors, officers, employees or consultants. Options granted must be exercised no later than ten years from date of grant or such lesser period as determined by the Company's board of directors. The exercise price of an option is not less than the closing price on the TSX Venture Exchange on the last trading day preceding the grant date. Options vest as to 25% on the grant date and 25% each six months thereafter.

        i) A summary of the Company's options at 31 December 2001 and the changes for the period are as follows:

       Number                                             Number
  Outstanding                                          Outstanding Exercise
  31 December                                            30 June      Price
         2001   Issued  Exercised Forfeited   Expired       2002  Per Share      Expiry Date
---------------------------------------------------------------------------------------------
       30,000        -  (15,000)         -   (15,000)          -      $0.26     1 April 2002
      150,000        -  (150,000)        -          -          -      $0.38     4 March 2003
      140,000        -         -  (75,000)          -     65,000      $0.37     7 April 2004
      986,000        -         -         -          -    986,000      $0.30  14 January 2005
      300,000        -         -         -          -    300,000      $0.38    24 March 2005
       50,000        -  (50,000)         -          -          -      $0.38     25 June 2005
    1,000,000        -  (287,500) (237,500)         -    475,000      $0.38   9 January 2006
                                                                                 15 November
    2,250,000        -  (156,042)        -          -  2,093,958      $1.08             2002
                                                                                 5 September
      850,000        -  (12,500)  (75,000)          -    762,500      $0.38             2006
                                                                                21 September
      150,000        -         -         -          -    150,000      $0.38             2006
      350,000        -         -         -          -    350,000      $0.27  7 November 2006
            -  650,000         -         -          -    650,000      $0.71      27 May 2007
---------------------------------------------------------------------------------------------
    6,256,000  650,000  (671,042) (387,500)  (15,000)  5,832,458
---------------------------------------------------------------------------------------------

                                      F-49

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
5.  Share Capital - Continued

        ii)The fair value of stock options used to calculate compensation expense for employees is estimated using the Black-Scholes Option
           Pricing Model with the following weighted average assumptions as at
           30 June 2002:
--------------------------------------------------------------------------------

Expected dividend yield                          0.00%
Expected stock price volatility                113.84%
Risk-free interest rate                          4.64%
Expected option life in years                    3.00

           The pro forma effect on net less and loss per share for the period ended 30 June 2002 of the actual results has the Company accounted for the stock options granted to directors and employees using the fair value method is as follows:

Net loss for the period
    Reported                               $ (387,135)
    Pro-forma                                (439,840)

Basic and diluted loss per share
    Reported                                    (0.01)
    Pro-forma                                   (0.01)

           Options pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.
--------------------------------------------------------------------------------
6.  Convertible Debenture

    As part of the private placement, which closed on 7 February 2002 was the issuance of a convertible debenture in the amount of $1,000,000 to a director of the Company. To date, the Company has not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of the Company at C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring 19 December 2003.
--------------------------------------------------------------------------------
                                      F-50

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
7   Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP)

    a)  Accounting Policy Differences

    These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The significant differences between Canadian and U.S. GAAP are as follows:

    Under Canadian GAAP, no value is attributed to the release of escrowed shares and no compensation expense is recorded. Under U.S. GAAP, stock compensation expense is recorded as such shares become eligible for release based upon the number of shares eligible for release and the market value of the shares at that time.

    Under Canadian GAAP, the Company was not required to record the effect of non-employee stock option based compensation expense in the consolidated financial statements until 1 January 2002. Under U.S. GAAP, stock compensation expense is recorded for non-employees based upon the discount from market at the date the option is granted.

    Under Canadian GAAP, convertible security instruments are allocated between liability and equity based upon the fair value of the components at the inception of the related contractual obligation. Further, additional interest expense is recorded on amortization of the related interest discount over the term of the related debt. Under U.S. GAAP, no allocation is calculated unless the equity component is detachable from the liability component and no amortization of the interest discount is required.

    Under Canadian GAAP, acquisition and exploration costs are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned and the item is treated as an investing activity. Under U.S. GAAP, the Company expenses exploration costs as incurred and the item is treated as a operating activity.

    b)  Statement Reconciliation

        A reconciliation of the consolidated statements of operations from
        Canadian presentation to U.S. presentation is as follows:

                                                    For the Six Months
                                                       Ended 30 June
                                                     2002          2001
                                                 ------------ -------------
                                                 $  936,899   $   $779,719
Net loss - Canadian basis
Compensation  expense on common
  stock options  granted to non-employees           251,952        164,548
Current period exploration expense write-offs      (131,561)             -
Current period exploration costs (recovery)         (72,878)       430,791
                                                 ------------ -------------
Net loss - U.S. basis                            $  984,412   $  1,375,058
                                                 ------------ -------------

Net loss U.S. basis per share
    - Basic and Diluted                          $      0.02  $       0.04
                                                 ------------ -------------
                                      F-51

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
7.  Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    b)  Statement Reconciliation - Continued

        A reconciliation of certain consolidated balance sheet accounts from
        Canadian presentation to U.S. presentation is as follows:

                                                                     As at          As at
                                                                   30 June    31 December
                                                                      2002           2001
                                                            -------------- --------------
Deficit accumulated during the exploration stage -
    Canadian basis                                          $  13,745,143  $  12,808,244

Stock compensation expense, prior years' cumulative             1,780,082      1,285,534

Compensation expense on common stock options granted to
    non-employees                                                 251,952        164,548

Compensation expense on re-priced employee options                      -        330,000

Amortization of interest discount, prior years' cumulative       (277,713)      (277,713)

Current period exploration costs (recovery)                       (72,878)       829,185

Current period exploration abandonments                          (131,561)      (470,527)

Prior years' exploration costs, net of abandonments             1,434,086      1,075,428
                                                            -------------- --------------
Deficit accumulated during the exploration stage -
  U.S. basis                                                 $  16,729,111  $  15,744,699
                                                            -------------- --------------

Property rights - Canadian basis                            $   2,008,018  $   2,630,660
Current period year exploration expense abandonments              131,561        470,527
Prior years' exploration costs, net of abandonments            (1,434,086)    (1,075,428)
Current period exploration (costs) recovery                        72,878       (829,185)
                                                            -------------- --------------
Property rights - U.S. basis                                $     778,371  $   1,196,574
                                                            -------------- --------------

Share capital - Canadian basis                              $  16,259,161  $  14,657,940
Amortization of interest discount, prior years' cumulative       (277,713)      (277,713)
Stock compensation expense, prior years' cumulative             1,780,082      1,201,736
Compensation expense on common stock options granted to
    non-employees, current                                        251,952        248,346
Compensation expense on re-priced options to employees                  -        330,000
                                                            -------------- --------------
Share capital - U.S. basis                                  $  18,013,482  $  16,160,309
                                                            -------------- --------------

                                      F-52

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
7.  Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

        b)      Statement Reconciliation - Continued A reconciliation of certain consolidated cash flow activities from Canadian presentation to
                U.S. presentation is as follows:

                                                                For the Six Months
                                                                  Ended 30 June
                                                                2002          2001
                                                           -------------- ------------
Net cash used in operating activities - Canadian Basis     $ (1,108,840)  $  (688,070)
Exploration (costs) recovery                                     72,878      (430,791)
                                                           -------------- ------------
Net cash used in operating activities - U.S. Basis         $ (1,035,962)  $(1,118,861)
                                                           -------------- ------------
Net cash  provided by (used in)  investing  activities  -
    Canadian basis                                         $     59,185   $  (518,099)
Exploration costs (recovery)                                    (72,878)      430,791
                                                           -------------- ------------
Net cash used in investing activities - U.S. basis         $    (13,693)  $   (87,308)
                                                           -------------- ------------

    c)  Note Disclosure Reconciliation

    Under Canadian GAAP, the Company was not required to disclose the proforma effect of employee stock option based compensation on expense in the notes to the consolidated financial statements until 1 January 2002. Under U.S.
    GAAP, Statement of Financial Accounting Standards No. 123 (SFAS No. 123),
    "Accounting for Stock-Based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a fair value based method of accounting, but allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to
    Employees." The disclosure only provisions of SFAS No. 123 are as follows:

                                        For the Six Months
                                           Ended 30 June
                                         2002         2001
                                     ------------- ------------
Net loss U.S. basis
    As reported                      $   984,412   $ 1,375,058
    Pro forma                          1,057,639     1,653,858
Net loss per share U.S. basis
    As reported                      $      0.02   $       0.04
    Pro forma                               0.02           0.05

                                      F-53

Beartooth Platinum Corporation
(formerly Idaho Consolidated Metals Corp.)
Notes to Interim Consolidated Financial Statements
30 June 2002
U.S. Funds
Unaudited - Prepared by Management
--------------------------------------------------------------------------------
7.  Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    c)  Note Disclosure Reconciliation- Continued

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:
                                                  For the Six Months
                                                     Ended 30 June
                                                 2002            2001
                                             ----------------------------
Expected dividend yield                         0.00%          0.00%
Expected stock price volatility               113.84%        110.51%
Risk-free interest rate                         4.64%          4.64%
Expected life of options                      3 years         2 years
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

        In accordance with applicable Canadian law, our charter documents provide that we will indemnify our directors and officers against liability for actions taken or permitted by them in good faith in their official capacities.
Our bylaws provide that no Director shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired for or on behalf of us, or for the insufficiency or deficiency of any security in or upon which any moneys of ours shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities of ours shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing shall relieve any Director or Officer from the duty to act in accordance with the
Yukon Business Corporations Act RSY, 1986, c.15 and the regulations thereunder or from liability for any breach thereof.

        Subject to the limitations contained in the Yukon Business Corporations
Act RSY, 1986, c.15, and to the extent he is otherwise fairly and reasonably entitled thereto, we shall indemnify a Director or Officer, a former Director or
Officer, or a person who acts or acted at our request as a Director or Officer of a corporate body of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of us or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of us or such corporate body, if

        (a)     he acted honestly and in good faith with a view to the best interests of us; and

        (b)     in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable
                grounds for believing that his conduct was lawful.

        The Yukon Business Corporation Act allows us to indemnify our directors and officers against costs, charges, expenses, and amounts paid for settlements or judgments that a director or officer reasonably incurs in a civil, criminal, or administrative proceeding as a result of being a director or officer if (i).
he acted in good faith with a view to our best interest and (ii) if a criminal or administrative action is involved, he had reasonable grounds to believe that his conduct was lawful. Such indemnity from us is mandatory in respect of all costs, charges, and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of having been a director or officer of us, if the person seeking the indemnity:

        (a)     was substantially successful on the merits in his defence of the action or proceeding;

        (b)     fulfils the conditions set out in paragraphs (i) and (ii) above,
                and

        (c)     is fairly and reasonably entitled to indemnity.

                                      II-1

        The approval of the appropriate Supreme Court in the Yukon is required for an indemnity in respect of actions brought by us or on our behalf to procure a judgement in our favour, to which the director is made a party by reason of being or having been a director, against all costs and charges reasonably incurred by him in connection with the action if the director fulfils the conditions set out in paragraphs (i) and (ii) above.

Item 25.  Other Expenses of Issuance and Distribution

        The following is a list of the expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement.
All amounts shown are estimates except for the SEC registration fee. The
Registrant will pay all expenses in connection with the distribution of the common shares being sold by the selling security holders, except for the fees and expenses of any counsel and other advisors that any selling security holders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

        SEC Registration Fee......................$  1,354
        Printing and Engraving...................... 2,500
        Accountants' Fees and Expenses.............. 6,500
        Legal Fees and Expenses.....................30,000
        Transfer Agent Fees and Expenses.............5,000
        Other Offering Expenses......................6,500

        Total                                      $51,854

Item 26.  Recent Sales of Unregistered Securities

Short Form Prospectus Offering

        On April 10, 2000, we issued 667,000 units (the "Units") at a price of
C$0.84 resulting in net proceeds of $333,616 (C$494,252) after deducting the costs of the offering. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant. The TSX Venture Exchange accepted the Short Form Prospectus Offering on April 10, 2000 and the shares were issued from treasury on April 10, 2000. We also granted 100,050 non-transferable share purchase warrants, as a commission, to the agent, Pacific International
Securities Inc. Each full warrant entitles the holder to acquire a common share at C$1.05 per share to October 10, 2000 and at C$1.26 per share to April 10,
2001. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        The offering consisted of 10,000 units issued to our officers and directors as a group, 407,100 units issued to individual investors, 249,900 units issued to entities, which are not natural persons and which are not broker-dealers nor affiliates of a broker-dealer. We also issued 100,050 warrants to a broker-dealer or an affiliate of a broker-dealer as a commission on the offering.

Private Placements

        September 7, 2000

        On September 7, 2000, we issued 488,235 units at C$1.00 per unit for cash proceeds of $332,000 (C$488,235) in connection with a private placement of securities. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant. The warrant entitles the holder to acquire an additional common share at C$1.00 to September 7, 2001 and at C$1.25 to September 7, 2002. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

                                      II-2

        The private placement consisted of 100,000 units issued to individual investors and 388,235 units issued to entities, which are not natural persons and, which are not broker-dealers, nor affiliates of a broker-dealer.

        January 11, 2001

        On January 11, 2001, we issued 1,294,118 units, each unit consisting of one common share and one-half warrant, at C$0.85 per unit, for gross proceeds of
$728,361 (C$1,100,000). Each whole warrant entitles the holder to acquire an additional common share at C$1.25 per share to January 11, 2002. We also issued
51,471 shares as a commission or finder fee. On January 3, 2002, we received regulatory approval to extend the expiry date for these warrants to January 11,
2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        The private placement consisted of 470,588 units issued to individual investors, 823,530 units issued to entities, which are not natural persons and which are not broker-dealers nor affiliates of a broker-dealer. We also issued
11,765 shares to a broker-dealer or an affiliate of a broker-dealer as a commission on the offering and issued 39,706 shares to an entity, which is not a natural person and which is not a broker-dealer, nor an affiliate of a broker-dealer as a finder fee.

        Janaury 23, 2001

        On January 23, 2001, we issued 434,783 units, each unit consisting of one common share and one-half warrant, at C$0.92 per unit, for gross proceeds of
$260,603 (C$400,000). Each whole warrant entitles the holder to acquire an additional common share at C$1.25 per share to January 23, 2002. On January 3,
2002, we received regulatory approval to extend the expiry date for these warrants to January 11, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        The private placement consisted of 108,696 units issued to individual investors and 326,087 units issued to entities, which are not natural persons and, which are not broker-dealers, nor affiliates of a broker-dealer.

        April 25, 2001

        On April 25, 2001, we issued 610,000 units, each unit consisting of one common share and one-half warrant, at C$1.40 per unit, for gross proceeds of
$565,053 (C$854,000). Each whole warrant entitles the holder to acquire an additional common share at C$1.60 per share to April 25, 2002. On April 18,
2002, we received regulatory approval to extend the expiry date for these warrants to April 25, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        The private placement consisted of 610,000 units issued to our officers and directors as a group.

        February 7, 2002

        On February 7, 2002, we issued 4,036,283 units, each unit consisting of one common share and one-half warrant, at C$0.35 per unit, for gross proceeds of
$901,710 (C$1,412,699). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to December 19, 2002. The issuance of the common shares and warrants was exempt from registration by virtue of
Section 4(2) of the Securities Act.
                                      II-3

        The private placement consisted of 56,686 units issued to our officers and directors as a group, 982,149 units issued to individual investors,
2,997,448 units issued to entities, which are not natural persons and which are not broker-dealers nor affiliates of a broker-dealer. We also issued 78,571 shares to a broker-dealer or an affiliate of a broker-dealer as a commission on the offering and 57,800 shares to an individual as a finder fee.

        February 15, 2002

        On February 15, 2002, we issued 1,763,669 units, each unit consisting of one common share and one-half warrant, at C$0.45 per unit, for gross proceeds of
$500,000 (C$793,651). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to January 3, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section
4(2) of the Securities Act.

        The private placement consisted of 1,763,669 units issued to entities, which are not natural persons and which are not broker-dealers, nor affiliates of a broker-dealer. We also issued 148,942 shares to an individual as a finder fee

Convertible Debt Issuances

        Convertible Loan Agreement #1

        On April 9, 1998, we entered into a Convertible Loan Agreement regarding a promissory note dated January 23, 1998 with the Tomasovich Family Trust (the
"Trust"), Theodore Tomasovich being both Trustee of the Trust and a Director of the Company. We borrowed $100,000 repayable to the Trust on or before January
23, 2000 (the "Maturity Date") bearing interest at 9% per annum. After June 17,
1998, the Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.26 of indebtedness until and including
January 23, 1999 and at a conversion price of one Unit for each C$0.31 of indebtedness during the period from January 24, 1999 until the Maturity Date for a maximum of 546,154 units if the principal amount is converted in its entirety by January 23, 1999 and a maximum of 458,065 units if the principal amount is converted in its entirety between January 24, 1999 and the Maturity Date. Each
Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.26 per share until January 23, 1999 and C$0.31 per share from January 24, 1999 to the
Maturity Date.

               During 1999, the holder of the convertible loan agreement
requested conversion of the note payable and on January 20, 1999 we issued
546,154 units to the holder. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.31 per share until January 23, 2000. We reduced notes payable by $100,000, reduced convertible securities by $13,108 and increased share capital by $113,108 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the
Securities Act.
                                      II-4

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 546,154 shares to the holder. We reduced convertible securities by $13,108 and increased share capital by
$127,854 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #2

        On April 9, 1998, we entered into Convertible Loan Agreement #2 regarding a promissory note dated March 31, 1998 with the Trust, as lender. We borrowed $110,000 repayable to the Trust on or before March 31, 2000 (the
"Maturity Date") bearing interest at 9% per annum. After June 17, 1998, the
Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.26 of indebtedness until and including March 31,
1999 and at a conversion price of one Unit for each C$0.31 of indebtedness during the period from April 1, 1999 until the Maturity Date for a maximum of
600,769 units if the principal amount is converted in its entirety by March 31,
1999 and a maximum of 503,870 units if the principal amount is converted in its entirety between April 1, 1999 and the Maturity Date. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.26 per share until March 31, 1999 and C$0.31 per share from April 1, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 600,769 units to the holder. Each
Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.31 per share until March 31, 2000. We reduced notes payable by $110,000, reduced convertible securities by $14,419 and increased share capital by $124,419 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 600,769 shares to the holder. We reduced convertible securities by $14,419 and increased share capital by
$140,640 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #3

        On May 15, 1998, we as borrower, entered into Convertible Loan Agreement
#3 with the Trust as lender for $150,000 repayable on or before May 15, 2000
(the "Maturity Date") bearing interest at 9% per annum. After June 17, 1998, the
Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.23 of indebtedness until and including May 15,
1999 and at a conversion price of one Unit for each C$0.28 of indebtedness during the period from May 16, 1999 until the Maturity Date for a maximum of
932,608 units if the principal amount is converted in its entirety by May 15,
1999 and a maximum of 766,071 units if the principal amount is converted in its entirety between May 16, 1999 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.23 per share until May 15, 1999 and
C$0.28 per share from May 16, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 932,608 units to the holder. Each
Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.28 per share until May 15, 2000. We reduced notes payable by $150,000, reduced convertible securities by $19,585 and increased share capital by $169,585 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

                                      II-5

        During 2000, the holder of the warrants related to the convertible loan agreement, exercised warrants to purchase 932,608 shares of our common stock for
$169,308 (C$261,130). We reduced convertible securities by $19,585 and increased share capital by $188,888 on exercise of these warrants The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities
Act.

        Convertible Loan Agreement #4

        On September 10, 1998, we as borrower, entered into Convertible Loan
Agreement #4 with the Trust as lender for $250,000 repayable on or before
September 10, 2000 (the "Maturity Date") bearing interest at 9% per annum. The
Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.17 of indebtedness until and including September
10, 1999 and at a conversion price of one Unit for each C$0.22 of indebtedness during the period from September 11, 1999 until the Maturity Date for a maximum of 2,227,941 units if the principal amount is converted in its entirety by
September 10, 1999 and a maximum of 1,721,590 units if the principal amount is converted in its entirety between September 11, 1999 and the Maturity Date. Each
Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.17 per share until
September 10, 1999 and C$0.22 per share from September 11, 1999 to the Maturity
Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 2,227,941 units to the holder. Each
Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.17 per share to September 10, 1999 or at C$0.22 per share until September 10, 2000. We reduced notes payable by $250,000, reduced convertible securities by $33,419 and increased share capital by $283,419 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the
Securities Act.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 2,227,941 shares to the holder.
We reduced convertible securities by $33,419 and increased share capital by
$286,045 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #5

        On October 1, 1998, we as borrower, entered into Convertible Loan
Agreement #5 with the Trust as lender for $322,000 repayable on or before
October 1, 2000 (the "Maturity Date") bearing interest at 9% per annum. The
Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.20 of indebtedness until and including October 1,
1999 and at a conversion price of one Unit for each C$0.25 of indebtedness during the period from October 2, 1999 until the Maturity Date for a maximum of
2,466,681 units if the principal amount is converted in its entirety by October
1, 1999 and a maximum of 1,973,732 units if the principal amount is converted in its entirety between October 2, 1999 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.20 per share until October 1,
1999 and C$0.25 per share from October 2, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 2,466,681 units to the holder. Each
Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.25 per share until October 1, 2000. We reduced notes payable by $322,000, reduced convertible securities by $44,400 and increased share capital by $366,400 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

                                      II-6

        During 1999, the holder of the warrants exercised warrants to purchase
766,480 common shares for $130,000 (C$191,620). We reduced convertible securities by $13,797 and increased share capital by $143,797 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        In February 2000, the holder of the warrants exercised warrants to purchase 174,000 common shares for $30,000 (C$43,500). We reduced convertible securities by $3,132 and increased share capital by $33,132 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        In September 2000, the holder of the warrants exercised warrants to purchase 1,526,201 common shares for $254,494 (C$381,550). We reduced convertible securities by $27,471 and increased share capital by $281,965 on exercise of these warrants The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933.

        Convertible Loan Agreement #6

        On January 28, 1999, we as borrower, entered into Convertible Loan
Agreement #6 with the Trust as lender for $115,000 repayable on or before
January 28, 2001 (the "Maturity Date") bearing interest at 9% per annum. The
Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.15 of indebtedness until and including January
28, 2000 and at a conversion price of one Unit for each C$0.20 of indebtedness during the period from January 29, 2000 until the Maturity Date for a maximum of
1,172,847 units if the principal amount is converted in its entirety by January
28, 2000 and a maximum of 879,635 units if the principal amount is converted in its entirety between January 29, 2000 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.15 per share until January 28,
2000 and C$0.20 per share from January 29, 2000 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 1,172,847 units to the holder. Each
Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.15 per share to January 28, 2000 or at C$0.20 per share until January 28, 2001. We reduced notes payable by $115,000, reduced convertible securities by $21,111 and increased share capital by $136,111 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the
Securities Act. The remaining $21,111 of equity remains in convertible securities until the related warrants are exercised.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 1,172,847 shares to the holder.
We reduced convertible securities by $21,111 and increased share capital by
$140,311 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

                                      II-7

        Convertible Loan Agreement #7

        As part of the private placement, which closed on February 7, 2002 was the issuance of a convertible debenture in the amount of $1,000,000
(C$1,587,000). The debenture is convertible at the option of the holder. To date, we have not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of our stock at
C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring December 19, 2003. Using an exchange rate of 0.6301 we expect to issue approximately 4,534,286 shares on conversion of the debenture and approximately 2,267,143 on exercise of the related warrants.

Other sales

        On January 8, 2000, we reached a settlement with various parties to conclude numerous lawsuits which are outlined in the Company's 10-QSB for the period ended March 31, 2000. As a result of the settlement, all actions in which we were named have been dismissed, with prejudice, at no cost to us except for our direct legal, indemnity and other related costs. Pursuant to the terms of the settlement agreement, Delbert Steiner delivered 252,000 common shares of the
Company stock to two plaintiffs. We agreed to reimburse Delbert Steiner by issuing 252,000 shares of our stock. The deemed value of the issuance was
$239,202. The Agreement was approved by the TSX Venture Exchange on June 14,
2000 and 252,000 shares were issued on June 14, 2000. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities
Act.

        On April 5, 2000 we issued 150,000 common shares to Platinum Fox and
Emerald Chimera as partial consideration for the acquisition of the platinum properties from Platinum Fox and Emerald Chimera pursuant to an agreement dated
July 16, 1999 between us, Platinum Fox and Emerald Chimera ("Platinum Fox
Agreement"). The price per share was C$1.47 ($0.098 US) and total proceeds were
C$220,500 ($147,739 US). The terms of the Platinum Fox Agreement are described herein as "Description Of Business - Platinum Fox Lease." The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities
Act.

        On October 13, 2000, we issued 200,000 common shares at C$0.66 ($0.44
US) per share to Platinum Fox and Emerald Chimera as partial consideration for the acquisition of the platinum properties from Platinum Fox and Emerald Chimera pursuant to an agreement dated July 16, 1999 between us, Platinum Fox and
Emerald Chimera ("Platinum Fox Agreement"). The total proceeds for the sale of the shares was C$132,000 ($87,117 US). The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On November 30, 2000, we issued 200,000 common shares at C$0.48 ($0.31
US) per share to Chrome Corporation as partial consideration for the acquisition of the Stillwater, Montana property from Chrome Corporation pursuant to an agreement dated January 18, 2000 between us and Chrome Corporation ("Chrome
Agreement"). Total proceeds for the sale of the shares was C$96,000 ($61,440
US). The terms of the Chrome Agreement are described herein "Description Of
Business - Chrome Corporation Joint Venture Agreement." See also Note 4(a) to our Financial Statements for the period ended December 31, 2000. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the
Securities Act.

        On August 30, 2001, we issued 200,000 common shares to Platinum Fox and
Emerald Chimera as partial consideration for the acquisition of the platinum properties from Platinum Fox and Emerald Chimera pursuant to an agreement dated
July 16, 1999 between us, Platinum Fox and Emerald Chimera ("Platinum Fox
Agreement"). The price per share at the time of issuance was C$0.90, resulting in deemed proceeds of C$180,000 ($116,069 US). The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

                                      II-8

        On September 13, 2001, we issued 100,000 common to Chrome Corporation as partial consideration for the acquisition of the Stillwater, Montana property from Chrome Corporation pursuant to an agreement dated January 18, 2000 between us and Chrome Corporation ("Chrome Agreement. The price per share at the time of issuance was C$0.98, resulting in deemed proceeds of C$98,000 ($62,512 US). The issuance of common shares was exempt from registration by virtue of Section 4(2)
of the Securities Act.

Exercise of Stock Purchase Options

        During the year ended December 31, 1999, option holders exercised 40,000 share purchase options and were issued 40,000 common shares from treasury for cash in the amount of $7,072. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2000, option holders exercised
744,000 share purchase options and were issued 744,000 common shares from treasury for cash in the amount of $152,556. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2001, option holders exercised
300,000 share purchase options and were issued 300,000 common shares from treasury for cash in the amount of $67,635. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the quarter ended March 31, 2002, option holders exercised
171,042 share purchase options and were issued 171,042 common shares from treasury for cash in the amount of $112,842. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

Exercise of Stock Purchase Warrants (not described within the Convertible Debt
Issuances)

        During the year ended December 31, 1999, warrant holders exercised
570,000 share purchase warrants and were issued 570,000 common shares from treasury for cash in the amount of $57,000. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2000, warrant holders exercised
2,531,316 share purchase warrants and were issued 2,531,316 common shares from treasury for cash in the amount of $921,663. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2001, warrant holders exercised
1,004,050 share purchase warrants and were issued 1,004,050 common shares from treasury for cash in the amount of $349,832. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

                                      II-9

Item 27.  Exhibits

Exhibit.       Description of Document
Number

3.1     Memorandum and Articles of Incorporation as amended by Special resolution on June 24, 1996 (incorporated herein by reference to the
        Registrant's Annual report on Form 10-KSB for the year ended December
        31, 1997)

5       Opinion of Campion & Macdonald, Canadian Counsel [filed herewith]

5.1     Underlying opinion of Gowling Lafleur Henderson LLP, Canadian Counsel
        [filed herewith]

Material Contracts:

10.01   Tri-Party Lease with Purchase Option Agreement between Platinum Fox,
        Emerald Chimera and the Company dated July 16, 1999 (3)

10.02   Amendment dated March 30, 2001 to the Tri-Party Lease with Purchase
        Option Agreement between Platinum Fox, Emerald Chimera and the Company
        (5)

10.03   Montana PGM Venture - Joint Venture Agreement dated February 1, 2000 between the Company and Chrome Corporation of America (Chrome Corp.
        Property) (4)

10.04   Mouat Family Stillwater Complex Mineral Claims Revised Agreement dated
        May 1, 1999 between the Lessors to the 1996 Amended Extension Agreement and Chrome Corporation of America, Inc. (Chrome Lease - Chrome Corp.
        Property) (4)

10.05   August 5, 1996, Amended Extension Agreement to Lease Agreement dated
        August 5, 1988 between the Lessors to the 1988 Lease Agreement and
        Chrome Corporation of America, Inc. (Chrome Lease - Chrome Corp.
        Property) (4)

10.06   Extension letter dated July 23, 1993 1988 between various parties and
        Chrome Corporation of America, Inc (Chrome Lease - Chrome Corp.
        Property) (4)

10.07   Lease Agreement dated August 5, 1988 between various parties and Chrome
        Corporation of America, Inc. (Chrome Lease - Chrome Corp. Property) (4)

10.08   Stillwater Complex Basal Zone Lease Agreement dated January 18, 2000 between Mouat Nickel Mines Inc., William G. Mouat, individually and as
        Trustee, and Fort Stockton Investments, Inc. and Chrome Corporation of
        America (Nickel/Copper Lease - Chrome Corp. Property) (4)

10.09   Memorandum of Understanding between the Company and First Choice
        Industries Ltd. dated June 27, 2001 (6)

                                     II-10

10.10   Stillwater West PGM Venture agreement dated November 1, 2001 between the
        Company and First Choice Industries Ltd. (8)

10.11   Agreement to Assign Interest - Friday claims dated December 11, 1995 between Idaho Gold Corporation and the Company (Friday Property) (2)

10.12   Memorandum of Agreement between Idaho Gold Corporation and Idaho
        Consolidated Metals Corp. and Mineral Lease Agreement between Idaho Gold
        Corporation and Idaho Consolidated Metals Corp. dated July 9, 1996
        (Friday Property) (3)

10.13   Amendment to Option Agreement dated September 5, 1997 between Arctic
        Fox, Idaho Consolidated Metals Corp., Idaho Gold Corporation and Cyprus
        Gold Exploration Corporation (Friday Properties) (3)

10.14   Agreement to Assign Interest - Deadwood claims dated December 11, 1995 between Idaho Gold Corporation and the Company (The Deadwood Property)
        (2)

10.15   Memorandum of Agreement between Idaho Gold Corporation and Idaho
        Consolidated Metals Corp. and Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. (The Deadwood Property) dated July
        9, 1996 (3)

10.16   First Amendment to Option Agreement dated September 5, 1997 between
        Arctic Fox, Idaho Consolidated Metals Corp., Idaho Gold Corporation and
        Cyprus Gold Exploration Corporation (Orogrande/Deadwood) (3)

10.17   Agreement to Assign Interest - Buffalo Gulch claims dated December 11,
        1995 between Idaho Gold Corporation and the Company (The Buffalo Gulch
        Property) (2)

10.18   Memorandum of Agreement between Idaho Gold Corporation and Idaho
        Consolidated Metals Corp. and Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. (The Buffalo Gulch Property) dated
        July 9, 1996 (3)

10.19   Global Settlement Agreement dated April 29, 1998 between the Company,
        Delbert Steiner, Ellie Steiner, Theodore J. Tomasovich, acting individually and as Trustee of the Tomasovich Family Trust and Joe
        Swisher, Barbara Swisher, Idaho Mining and Development Company and
        Silver Crystal Mines, Inc. (1)

10.20   Global Settlement Agreement dated January 8, 2000 between Thomas
        Gumprecht, Kirk White, Bonnie Witrak, Joe Swisher, Barbara Swisher,
        Idaho Mining and Development Company, Silver Crystal Mines, Inc., the
        Company, Delbert Steiner, Ellie Steiner, American Guarantee and
        Liability Insurance Company and Miriam M. Lee. (3)

10.21   Crystallex International Corporation - Management Services Agreement
        dated January 10, 2001 (5)

10.22   Termination Agreement between the Company and Crystallex International
        Corporation (7)

10.23   Letter of Understanding with Diane R. Garrett (6)

10.24   Incentive Stock Option Plan dated January 9, 2001 (5)

                                     II-11

10.25   Form of Director Stock Option Agreement (3)

10.26   Form of Employee Stock Option Agreement (3)

10.27   February 7, 2002 Convertible Debenture

21      List of all Subsidiaries of Registrant

23.1    Consent of PricewaterhouseCoopers LLC, Accountants [filed herewith]

23.2    Consent of Campion & Macdonald, (included in Exhibit 5 above)

(1)     Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 1997 previously filed by the Company.

(2)     Incorporated by reference to the Form 10QSB for the quarter ended June
        30, 1996 previously filed by the Company

(3)     Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 1999 previously filed by the Company.

(4)     Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 2000 previously filed by the Company.

(5)     Incorporated by reference to the Quarterly Report on Form 10QSB for the period ended March 31, 2001 previously filed by the Company.

(6)     Incorporated by reference to the Quarterly Report on Form 10QSB for the period ended June 30, 2001 previously filed by the Company.

(7)     Incorporated by reference to the Quarterly Report on Form 10QSB for the period ended September 30, 2001 previously filed by the Company.

(8)     Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 2001 previously filed by the Company.

        Form F-X

Item 28.  Undertakings.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as
amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                                     II-12

        2. For the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

                                     II-13

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No.1 to the Registration Statement to be signed on behalf by the undersigned duly authorized, in the City of
Surrey, Province of British Columbia, Canada on this 23rd day of August, 2002.

BEARTOOTH PLATINUM CORPORATION

Registrant

By: /s/ John E. Andrews
      -------------------
      John E. Andrews
      President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this
Amendment No. 1, to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature               Title                             Date

    /s/ John E. Andrews    President, Chief Executive     August 23, 2002
-------------------        Officer and Director
    John Andrews           (Principal Executive Officer)

/s/ Kenneth A. Scott         Chief Financial Officer      August 23, 2002
--------------------         (Principal Financial and
    Kenneth A. Scott         Accounting Officer)

*                            Director                     August 23, 2002
----------------------
    Delbert W. Steiner

*                            Director                     August 23, 2002
-----------------------
    Theodore Tomasovich

*                            Director                     August 23, 2002
-------------------------
    James W. Ashcroft

*                            Director                     August 23, 2002
-------------------------
    James D. Clucas

/s/ Dr. Reid R. Keays        Director                     August 23, 2002
-------------------------
    Dr. Reid R. Keays

* By John E. Andrews, attorney in fact

                                     II-14